As filed with the Securities and Exchange Commission on December 20, 2011

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
Registration Statement
Under
The Securities Act of 1933

ATEL GROWTH CAPITAL FUND 8, LLC

(Exact name of registrant as specified in governing instruments)

California	7359	45-1625956
(State or other jurisdiction of organization)	(Primary standard industrial classification code number)	(IRS Employer Identification number)

600 California Street, 6th Floor
San Francisco, California 94108
(415) 989-8800

(Address, including zip code, and telephone number, including area code, of principal executive offices)

DEAN L. CASH
600 California Street, 6th Floor
San Francisco, California 94108
(415) 989-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
PAUL J. DERENTHAL, ESQ.
Derenthal & Dannhauser LLP
1999 Harrison Street, 26th Floor
Oakland, California 94612
(510) 350-3070

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer
☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)
☒ Smaller reporting company

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units of Limited Liability Company Interest	7,500,000	$10.00	$75,000,000	$8,595.00
(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus dated December 20, 2011 — Subject to Completion

ATEL GROWTH CAPITAL FUND 8, LLC

Limited Liability Company Units — $10 Per Unit
Minimum Offering — 120,000 Units ($1,200,000)
Maximum Offering — 7,500,000 Units ($75,000,000)

ATEL GROWTH CAPITAL FUND 8, LLC, or the “Fund,” will provide acquisition financing of equipment and other capital assets for emerging growth companies financed by venture capital and established privately held companies without publicly traded securities. These investments will primarily be structured as debt and debt-like financings (such as loans and leases) that are collateralized by equipment and other capital assets. The Fund will also provide other financing to, and acquire equity interests and warrants and rights to purchase equity interests (the “Equity Interests”) in, these companies. AGC 8 Managing Member, LLC is the Fund’s Manager. The Fund’s objective will be to distribute to investors the net revenues from its investments after it pays its expenses and fees. The Fund intends to use approximately 87% of the capital it raises from the sale of Units to make its portfolio investments. At least an additional one-half of one percent of its initial capital will be held as capital reserves. Of the remaining capital, 9% will be used to pay selling commissions, 1% will be used to pay underwriters expenses constituting additional selling compensation, and up to 2.5% will be used to pay other offering and organization expenses.

A PURCHASE OF UNITS INVOLVES SIGNIFICANT RISKS. See “Risk Factors” on page 9. Risks include:

•	The Fund will primarily provide financing for privately held venture capital financed companies many of which may not have yet achieved profitability, and such investments are expected to involve greater risks of customer default than investments involving companies with proven records of profitability and more established credit histories;
•	Most of the Fund’s distributions will be, and most of the prior ATEL programs’ distributions have been, a return of capital and not a return on capital;
•	Uncertainties in the finance industry, including economic recession and changes in general economic conditions, fluctuations in demand for its financing transactions, and interest rates may result, and in certain past ATEL programs have resulted, in delays in investment and reinvestment, delays in and disposition of assets, and reduced returns on invested capital;
•	The Fund’s performance is subject to risks relating to defaults by its customers;
•	No market exists for the Units or is expected to develop, the Fund’s Operating Agreement includes significant restrictions on the transferability of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount;
•	Initially, the Fund may be considered a “blind pool” because it is a newly formed entity with no prior operating history, and, except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments or customers, so that investors cannot evaluate the risks or potential returns from such investments;
•	Investors must rely on the Manager to manage the Fund and investors will have limited voting rights under the Fund’s Operating Agreement;
•	The Fund will pay the Manager and its affiliated companies substantial fees;
•	The Manager will be subject to certain conflicts of interest;
•	If the Fund receives only the minimum capital, it will be more difficult to diversify its investment portfolio and any single investment transaction will have a greater impact on its potential profits; and
•	The Fund does not guarantee its distributions or the return of investors’ capital.

The Fund is offering a total of 7,500,000 of its Units of limited liability company interest for a price of $10 per Unit. An investor must purchase a minimum of 500 Units. The Fund will deposit initial subscriptions in a bank escrow account and no Units will be sold unless a minimum of $1,200,000 in cash is received by , 2012 (a date one year from the date of this Prospectus). If the minimum funding is achieved, the offering will continue until the earlier of sale of all 7,500,000 Units or , 2014 (a date two years from the date of this Prospectus), unless it is terminated earlier in the Manager’s discretion. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be allocated and distributed to subscribers on the basis of the respective amounts of the subscriptions and the number of days that such amounts were held in the escrow account. Rejected subscriptions will be returned without interest or reduction within 30 days of receipt. The offering will be made by unaffiliated broker dealers in a selling group managed by ATEL Securities Corporation, a broker dealer affiliated with the Manager, acting as Dealer Manager. The brokers selling the Units are not required to sell any specific number of Units, but will use their best efforts to sell Units.

	Price to Public	Selling Commissions	Proceeds to Fund
Per Unit	$10	$0.90	$9.10
Total Minimum	$1,200,000	$108,000	$1,092,000
Total Maximum	$75,000,000	$6,750,000	$68,250,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities nor has any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS , 2012

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WHO SHOULD INVEST	1
SUMMARY OF THE OFFERING	3
The Fund	3
Management	3
Risk Factors	3
Who Should Invest	4
Use of Capital	5
ATEL’s Fees	5
Organizational Diagram	5
Investment Portfolio	6
Borrowing Policies	6
Income, Losses and Distributions	6
Income Tax Consequences	7
Summary of the Operating Agreement	7
Plan of Distribution	8
Glossary	8
RISK FACTORS	9
The Fund will primarily provide financing for companies which do not have substantial operating histories or records of profitability, so will be subject to a greater risk of loss from customer defaults than if its customers were of higher credit quality.	9
Companies Engaged in Development of Technologies and Other Growth Industry Businesses Face More Uncertainty in Their Ability to Achieve Profitability.	9
Emerging Growth Companies May Experience Difficulty In Obtaining the Capital Necessary to Reach Profitability, Which May Limit the Number and Types of Investments Available To The Fund and Also May Create Greater Risk Of Default On These Customers Obligations To the Fund.	9
Most of the Fund’s distributions are expected to be a return of capital	10
The success of the Fund will be subject to risks inherent in the financing business that may adversely affect the ability of the Fund to acquire Portfolio Assets on terms which will permit it to generate profitable rates of return for investors	10
The Fund may be harmed if a customer defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment	10
There are significant limitations on the transferability of Units and investors should consider the purchase of Units only as a long-term investment.	10
Initially, the Fund may be considered a “blind pool” because it is a newly formed entity with no prior operating history, and, except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments or customers	10
Investors will have limited voting rights and must rely on management for the success of the Fund	11
The Manager will receive substantial compensation which may result in conflicts of interest	11
The Fund does not guarantee its distributions or the return of investors’ capital	11

i

The Fund may enter into financing transactions outside of the United States and foreign financing transactions may involve greater difficulty in enforcing transaction terms and a less predictable legal system	11
If investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment	11
The financing industry is highly competitive and competitive forces could adversely affect the interest rates and rates of return the Fund may realize on its financing investment portfolio and the prices the Fund has to pay to acquire its investments	11
Lending activities involve a risk that a court could deem the Fund’s financing rates usurious and therefore unenforceable	11
The Fund will be subject to the risk of claims asserting theories of “lender liability” resulting in Fund liability for damages incurred by borrowers	12
The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund	12
The amount of capital actually raised by the Fund may determine its diversification and profitability	12
Investors will not be able to withdraw their funds from the escrow account pending the satisfaction of the Fund’s minimum offering amount, and may therefor not have use of their invested capital for an extended period of time	12
Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner	12
Risks Relating to Tax Matters	13
If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law	13
The IRS may allocate more taxable income to investors than the Operating Agreement provides	13
This investment may cause investors to pay additional taxes and file additional tax returns	13
Retirement Plan Risks	13
An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties	13
ESTIMATED USE OF PROCEEDS	15
MANAGEMENT COMPENSATION	17
Summary Table	17
Narrative Description of Compensation	18
Limitations on Fees	19
Defined Terms Used in Description of Compensation	20
Affiliates of the Manager	21
INVESTMENT OBJECTIVES AND POLICIES	22
Principal Investment Objectives	22
Growth Capital Financing	22
General Policies	23
Finance Portfolio Transaction Structures	24

v

WHO SHOULD INVEST

The Units represent a long-term investment, the primary benefit of which is expected to be cash distributions. A purchase of Units is suitable only for persons who meet the financial suitability standards described below and who have no need for liquidity from this investment. In order to subscribe for Units, each investor must execute a Subscription Agreement, a specimen of which is attached as Exhibit C. Execution by the investor must be made by a means permitted under applicable state law. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold. No sale of Units will be completed until at least five business days after the subscriber has received a copy of the final Prospectus. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The Fund has established basic suitability standards and certain state securities commissioners have established suitability standards different from the Fund’s basic standards which apply to investors in their states. The following are the suitability standards for each jurisdiction in which Units may be offered. Any additional or different requirements will be added by prospectus supplement. In the case of sales of Units to fiduciary accounts, the minimum Net Worth and income standards may be met by the beneficiary, the fiduciary account itself, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

Each investor must meet the Fund’s basic suitability requirements to invest. In general, an investor must have either:

•	A net worth of at least $70,000 plus $70,000 of annual gross income; or
•	A net worth of at least $250,000.

Additional State Suitability Requirements

If you are a resident of Alabama, Arizona, California, Iowa, Kentucky, Massachusetts, Michigan, Missouri, Nebraska, New Jersey, Ohio, Oregon, Pennsylvania, Tennessee, your investment may not exceed 10% of your liquid net worth. The Idaho Securities Bureau recommends that Idaho investors not invest, the Office of the Kansas Securities Commissioner recommends that Kansas investors not invest, and the Maine Office of Securities recommends that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

PENNSYLVANIA INVESTORS:  Because the minimum offering is less than $7.5 million, you are cautioned to evaluate carefully the Fund’s ability to accomplish fully its stated objectives and to inquire as to the current dollar volume of Fund subscriptions.

Subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $3.75 million in Gross Proceeds.

By executing the Subscription Agreement, an investor represents that he meets the minimum income and/or Net Worth standards and other minimum investor standards applicable to him, and agrees that such standards may be applied to any proposed transferee of his Units. Each participating broker-dealer who sells Units has the affirmative duty, confirmed in the Selected Dealer Agreement entered into with the Dealer Manager, to determine prior to the sale of Units that an investment in Units is a suitable investment for its subscribing customer, must execute a representation in the Subscription Agreement regarding such suitability, and must maintain information concerning suitability for at least four years following the date of investment. The selling broker and the sponsor must make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each purchaser, based on relevant information concerning the investor, including the investor’s age, investment objectives, investment experience, income, Net Worth, financial situation, and other investments, as well as any other pertinent factors.

The minimum number of Units that an investor may purchase is 500, representing a total minimum investment of $5,000. Additional investments may be made in a minimum amount of 50 Units ($500) per subscription, and minimum additional increments of one Unit ($10). Investors seeking to acquire additional Units after their initial subscription need not complete a second subscription agreement. In addition to restrictions on transfer imposed by the Fund, an investor seeking to transfer his Units after his initial investment may be subject to the securities or “Blue Sky” laws of the state in which the transfer is to take place.

The Fund’s income is expected primarily to consist of net interest income realized from its loans. Fund net interest income realized by an IRA or a qualified pension plan, profit-sharing plan, stock bonus plan or Keogh Plan will not be taxable to the plan as “unrelated business taxable income” under the Internal Revenue Code. In considering an investment in the Fund, plan fiduciaries should also consider, among other things, the diversification requirements of Section 401(a)(1)(C) of the Internal Revenue Code, additional legal requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the prudent investment standards generally imposed on plan fiduciaries.

Investors should also note that the Fund is required by the Operating Agreement to distribute its available cash to the extent necessary to allow a Holder in a 35% federal income tax bracket to pay the federal income taxes due on his income from the Fund for the year. So it is possible that a Holder in a higher tax bracket might not receive enough cash from the Fund to pay his tax liabilities. However, the Manager is also required to make cash distributions in certain minimum amounts prior to any reinvestment in portfolio assets and must distribute all available revenues after the sixth year following the year the offering closes. The Manager expects distributions will be in amounts that will exceed the expected tax liabilities resulting from allocations of income regardless of the investors’ tax brackets. Distributions to nonresident or foreign investors may be subject to withholding taxes, which would reduce the amount of cash actually received by such investors. It is anticipated that Fund cash distributions allocable to Units may exceed taxable income allocable to Units in a given year, particularly in the early years of the Fund, resulting in a deferral of taxable income until later years. However, the Fund is not an appropriate investment for investors seeking to generate losses to shelter other sources of income from taxation.

SUMMARY OF THE OFFERING

This summary outlines the main points of the offering. The summary does not replace the more detailed information found in the remainder of this Prospectus. All prospective investors are urged to read this Prospectus in its entirety.

The Fund:  The Fund is a California limited liability company, and its primary portfolio investment objective will be to provide financing for the acquisition of equipment and other goods and services used by emerging growth companies and established privately held companies without publicly traded securities, and to provide other forms of financing for, and to acquire equity interests and warrants and rights to purchase equity interests in, such companies, which investments will:

(i)	Preserve, protect and return the Fund’s invested capital;
(ii)	Generate cash flow in amounts sufficient, after payment of expenses, to generate regular distributions to its Unit holders, with any balance remaining after certain minimum distributions on Units (see “Income, Losses and Distributions — Distributions”) to be reinvested in additional portfolio investments during the period ending six years after the year in which the Fund’s offering terminates (the “Reinvestment Period”);
(iii)	Provide additional distributions to its Unit holders from any proceeds from sales of equity interests held by the Fund; and
(iv)	Thereby provide total cash distributions to Unit holders equal to a desirable rate of return on their invested capital.

There can be no assurance that any such objectives can be attained.

The Fund’s’ portfolio of financing transactions will involve financing various types of financing transaction structures and equipment and other collateral, as described more fully under “Investment Objectives and Policies.”

Management:  The Manager of the Fund is AGC 8 Managing Member, LLC. The Manager and its family of ATEL companies will provide various services to the Fund, including asset management and Fund administration. The Manager and its Affiliates will be responsible for supervising all of the Fund’s business and affairs. The Manager and its Affiliates will act as a fiduciary to the Fund, and, consequently, are required to exercise good faith and integrity in all dealings with respect to Fund affairs. The Fund will have no direct employees, though it will reimburse the Manager and its Affiliates for the cost of their personnel engaged in the business of the Fund. The Manager and its Affiliates will make all business decisions on behalf of the Fund. The offices of the Fund and ATEL are located at 600 California Street, 6th Floor, San Francisco, California 94108, and its telephone numbers are (415) 989-8800 and (800) 543-ATEL (2835).

Risk Factors:  An investment in Units involves risks, including the following:

—	The Fund will primarily provide financing for privately held venture capital financed companies many of which may not have yet achieved profitability, and such investments are expected to involve greater risks of customer default than investments involving companies with proven records of profitability and more established credit histories. The ability of these customers to achieve profitability may depend on the market for new and developing technologies and products, so will be subject to more uncertainty than would be the case for companies competing in markets for established products. In addition, the ability of these customers in their emerging growth stages to develop their products and services and to achieve profitability may depend to on the availability of capital to companies in their development and growth stages, and the availability of capital to such companies has in the past and may in the future fluctuate and be subject to uncertainty.
—	Most of the Fund’s distributions will be, and most of the prior ATEL programs’ distributions have been, a return of capital. The portion of total distributions that will be a return of capital and the portion that will be investment income, or return on capital, at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until all of its transactions have run full cycle and all of its assets have been liquidated, and an investor can compare the total amount of all cash distributions to the total capital invested. For more information on aggregate distributions by prior completed ATEL programs, see Exhibit A — Prior Performance Information, Table IV — Results of Completed Programs.
—	The Fund’s performance will be subject to risks relating to changes in general economic conditions and financial markets, including fluctuations in interest rates and demand for asset financing. These changes may, and in certain past programs have, resulted in delays in investment and reinvestment, delays in acquisition and disposition of investments, and reduced returns on invested capital. The success of the Fund will be subject to these risks inherent in the asset finance business that may adversely affect the ability of the Fund to acquire its portfolio investments on terms which will permit it to generate profitable rates of return for investors.
—	The Fund’s performance is subject to risks relating to customer defaults. The Fund may be harmed if a customer defaults on its payment obligations to the Fund and the Fund is unable to collect the principal and interest anticipated from the defaulted financing transaction.
—	The Fund will pay ATEL substantial fees which may result in conflicts of interest. The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.
—	No market exists for the Units, the Fund’s Operating Agreement includes significant restrictions on the transfer of Units, and an investor may be unable to sell his Units or able to sell the Units only at a significant discount. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Consequently, investors should consider the purchase of Units only as a long-term investment.
—	Initially, the Fund may be considered a “blind pool” because, except as may be set forth in a supplement to this Prospectus, the Fund has not specified any of its investments, so that investors cannot evaluate the risks or potential returns from such investments. An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be acquired and the customers and assets it may finance have not been identified.
—	Investors must rely on ATEL to manage the Fund’s business. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the customers the Fund will finance, the terms of such financing transactions and the adequacy of the collateral securing the Fund’s financing transactions. Investors will have limited voting rights under the terms of the Fund’s Operating Agreement.
—	The Manager will be subject to potential conflicts between its interests and the interests of the Fund and investors. Such conflicts could result in the Manager acting in its interest rather than that of the Fund.
—	The Fund has a minimum and maximum amount of capital. To the extent that its final capitalization is less than the maximum, it will affect its ability to diversify its investment portfolio and any single investment transaction may have a greater impact on its potential profits.
—	The Fund does not guarantee its distributions or the return of investors’ capital. Accordingly, investors must rely on the performance of the Fund’s portfolio investments to generate distributions in return of capital and a return on their invested capital.

See the discussion under “Risk Factors” for a more complete description of these and other risks relating to an investment in Units.

Who Should Invest:  The Units are a long-term investment, with a primary objective of regular cash distributions. Investors must satisfy minimum Net Worth and income requirements. The Fund has established minimum suitability standards and many state securities commissioners have established additional or different suitability standards which apply to investors in their respective jurisdictions. See the discussion below in this prospectus under “Who Should Invest” for the suitability standards imposed by each of the states for investors in their respective jurisdictions.

Use of Capital:  The Fund expects to invest approximately 87% of its capital in the cash portion of the purchase price of its portfolio investments. It intends to retain an additional 0.5% as reserves for general working capital purposes, and to use the balance to pay selling commissions equal to 9%, and other offering and organization expenses in the estimated amount of from 2.5% to 3.5% of the capital raised.

ATEL’s Fees:  The Fund will pay ATEL and its family of related companies substantial fees and compensation in connection with this offering and the operation of the Fund’s business, including the following:

—	ATEL Securities Corporation will organize and manage the group of broker-dealers selling the Units. It will receive selling commissions, most of which it will pay to the participating broker dealers. ATEL Securities Corporation may retain up to 2% of the sale price of Units.
—	The Fund will pay ATEL an asset management fee equal to 2% of the Fund’s Gross Financing Revenues from its financing transactions.
—	The Fund will pay ATEL a promotional interest equal to 5% of the Fund’s distributions of Cash Available for Distribution and 1% of distributions of Net Disposition Proceeds until Unit holders have received a return of their Capital Contributions plus an amount equal to 8% of their Adjusted Capital Contributions per annum cumulative, and then 15% of distributions from all sources.
—	ATEL will have an additional carried interest in the Fund equal to 5% of all of the Fund’s cash distributions.

Total annual fees and compensation payable to ATEL and its affiliates will be subject to a Management Fee Limit, which will equal the maximum fees that would be payable under guidelines established by the North American Securities Administrators Association for equipment programs as in effect on the date of this Prospectus. The Fund will also reimburse ATEL for offering expenses and administrative expenses ATEL incurs on behalf of the Fund, subject to some limitations. For a more complete description of compensation payable to ATEL, the limitations on compensation and the reimbursement of offering and operating expenses, see the discussion below under “Management Compensation — Narrative Description of Compensation” and “— Limitations on Fees.”

Organizational Diagram:  The following diagram shows the relationships among the Fund, the Manager and certain Affiliates of the Manager, including ATEL Investor Services, Inc. (“AIS”), ATEL Ventures, Inc. (“AVI”), ATEL Management Services, LLC (“AMS”), ATEL Financial Services, LLC (“AFS”) and ATEL Securities Corporation (“ASC” or the “Dealer Manager”), that may perform services for the Fund (solid lines denote ownership and control and dotted lines denote other relationships).

Dean L. Cash holds voting control over 100% of ATEL Capital Group’s outstanding capital stock and ATEL Capital Group, LLC’s member interests. ATEL Capital Group controls 100% of the outstanding capital stock of each of AFS, AVI, and AIS. The sole member of the Manager, AGC 8 Managing Member, LLC, is AMS which is wholly owned by ATEL Capital Group, LLC. See “Management” for further information concerning the above entities and their respective officers and directors.

Investment Portfolio:  The Fund intends primarily to provide asset based acquisition financing to non-public venture capital financed companies, some of which may be in their early capitalization stages, and to obtain terms from its customers that may include, as consideration to the Fund for providing financing, the granting of warrants, options or other rights to purchase equity securities issued by the customer, or the opportunity to purchase such equity securities outright (such rights to purchase equity interests and direct equity investments are referred to in this Memorandum as the “equity interests”). Growing young companies often have more difficulty obtaining financing for equipment and other goods and services essential to the development and growth of their business, and, as a result, must offer their financing sources substantial cash deposits, equity participations or other extraordinary consideration to obtain financing. The Funds intend to focus on this market for financing opportunities to achieve investment returns primarily from its direct financing transaction revenues, but also potentially from gains it may realize from the Equity Interests. Fund investments will generally be structured as loans or as finance leases, and, in each case, will be subject to amortization for tax purposes, and cost recovery or depreciation deductions will generally not be available. As a program designed to provide acquisition financing for capital assets, the Fund will be considered an “equipment program.”

Borrowing Policies:  The Fund will not borrow to acquire any of its Portfolio Assets. The Fund has the power to borrow if necessary, but does not intend to incur any indebtedness.

Income, Losses and Distributions:  All Fund income and loss for tax purposes will be allocated to investors and distributions will be allocated to the Manager in payment of the promotional interest and carried interest, as described above, and the balance to investors. The Fund intends to distribute all cash revenues remaining after the Fund

—	pays its expenses, including other fees paid to ATEL,
—	establishes or restores its capital reserves, and
—	to the extent permitted, sets aside amounts for reinvestment in additional portfolio investments.

After achieving its minimum offering amount, and during the Fund’s offering and operating stages, through the end of a six-year period following the end of the offering of Units, the Fund expects to make regular cash distributions to investors. Until the end of this period, the Fund may invest available revenues in additional portfolio investments. Before it can reinvest its revenues in a given year, however, it must first satisfy conditions which, after the end of the offering period, include making distributions to each investor for the year equal to at least 11% of the purchase price of the Units. After the end of the Fund’s operating stage, the Fund will not reinvest operating revenues, but intends to distribute to investors all available cash through the final liquidation of the Fund, which is expected to occur approximately ten years following the end of the offering period. During this liquidation stage, the timing and amount of distributions are expected to be less regular than during the operating stage. The amount and timing of any and all Fund distributions, and the final liquidation of the Fund, are all subject to Fund operations.

Income Tax Consequences:  This Prospectus has a discussion of federal income tax consequences relating to an investment in Units under the caption “Federal Income Tax Consequences.” Investors should consult with their tax and financial advisors to determine whether an investment in Units is suitable for their investment portfolio.

Summary of the Operating Agreement:  The Operating Agreement that will govern the relationship between the investors and ATEL is a complex legal document. The following is a brief summary of certain provisions of the Operating Agreement discussed in greater detail under “Summary of the Operating Agreement.”

—	Voting Rights of Members. Each investor will become a member of the Fund, and will be entitled to cast one vote for each Unit owned as of the record date for any vote of all the members. The members are entitled to vote on only certain fundamental organizational matters affecting the Fund, and have no voice in Fund operations or policies.
—	Meetings. ATEL or Members holding 10% or more of the total outstanding Units may call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote.
—	Dissenters’ Rights and Limitations on Mergers and Roll-ups. The Operating Agreement provides Members with protection in a proposed reorganization in which the investors would be issued new securities in the resulting entity.
—	Transferability of Units. ATEL may condition any proposed transfer of Units on, among other things, legal opinions confirming that the proposed transfer does not violate securities laws and will not result in adverse tax consequences to the Fund. The Manager will take such actions as may be deemed necessary to assure that no public trading market develops for the Units in order to protect the anticipated tax consequences of an investment in the Fund. The Fund will not permit any transfer which does not follow the rules in the Operating Agreement.
—	Liability of Investors. Under the Operating Agreement and California law, an investor complying with the Operating Agreement will not personally be liable for any debt of the Fund.
—	Status of Units. Under the Operating Agreement, each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except there are limitations on the voting of Units held by ATEL.
—	Term of the Fund. The Fund intends to distribute all available cash to its Members beginning after the end of the sixth full year following the end of the offering, with the final distribution expected approximately ten years after the termination of the offering. There can be no assurance as to the final liquidation date of the Fund, however, as the Manager will direct liquidation of the Fund’s assets in the manner it believes will best accomplish the Fund’s primary investment objectives.
—	Books of Account and Records. ATEL is responsible under the Operating Agreement for keeping books of account and records of the Fund showing all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. These books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense the books of the Fund, and each Member shall have the right to compel the Fund to deliver copies of certain of these records on demand.
—	Indemnification of ATEL. The Operating Agreement provides that ATEL and its related companies who perform services for the Fund will be indemnified against certain liabilities.

Plan of Distribution:  The Units will be offered through ATEL Securities Corporation (the “Dealer Manager”), who will organize a group of other broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The offering price of $10 per Unit was arbitrarily determined by the Manager.

The Dealer Manager will receive selling commissions equal to 9% of the sale price of Units, of which it will pay 7% to the participating broker dealers, and will retain up to 2%. The Fund, the Manager or its affiliates will pay or reimburse the Dealer Manager or other broker dealers, or will otherwise bear certain underwriters’ expenses, in an aggregate amount of up to 1% of the sale price of Units as additional selling compensation. The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, and clients of certain registered investment advisors, may purchase Units in this offering net of the 7% retail selling commissions at a per Unit price of $9.30. The Fund will therefore receive a net sales price in the amount of $9.10 per Unit on every Unit sold. There is no limit on the number of Units which may be sold net of the retail selling commission.

Until subscriptions for a total of 120,000 Units are received and accepted, all offering proceeds will be deposited in an escrow account. Upon receipt and acceptance of subscriptions to a minimum of 120,000 Units, the subscription proceeds will be released to the Fund. The offering will terminate not later than two years from the date of this Prospectus.

Glossary:  See the definitions listed in “Glossary” below for a complete list of defined terms used in this Prospectus and the Operating Agreement.

RISK FACTORS

The purchase of Units involves various risks. Therefore, investors should consider the following material risk factors before making a decision to purchase Units.

The Fund will primarily provide financing for companies which do not have substantial operating histories or records of profitability, so will be subject to a greater risk of loss from customer defaults than if its customers were of higher credit quality.  The Fund will primarily provide financing for companies which do not have substantial operating histories or records of profitability, many of which may be developing products or services prior to bringing them to market, including development of some new and untested technologies. Fund financing will generally be provided through loans secured by equipment and other goods acquired by the borrower, and, in many cases, other assets of the borrower. Because of their stage of development and the types of products and technologies they are seeking to develop, these companies will be more subject to changes and fluctuations in financial, technology and product markets. While rates of return on financing transactions with these customers may be higher than with more established companies, such higher rates are due to the greater risks of default, and therefore loss of the Fund’s invested capital, than would be found in financing more established and profitable companies. The Fund’s investment objectives include the goal of providing financing to emerging growth companies and established privately held companies without publicly traded securities from which the Funds may obtain Equity Interests with substantial potential for capital appreciation. Many, if not most, of these companies, however, involve a significant risk that the company might fail or not thrive, rendering any Equity Interest obtained from the customer worthless in spite of the added risk incurred in order to obtain a higher rate of return on the Fund’s investment. If a borrower does not make debt service payments to the Fund when they are due under its loan, or violates the terms of its loan in another important way, the Fund may be forced to foreclose on the loan and sell the equipment and other assets held as collateral. The Fund’s rights in the other assets used as collateral may be junior to other lenders and creditors of the borrower. The Fund would lose the expected loan revenues from any foreclosed loan and might not be able to recover the entire amount of its original investment through the collateral. If a borrower files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in enforcing its rights against the defaulting borrower. The collateral may be in poor condition and therefore of lower value than anticipated when the investment was made. In some cases, a borrower’s deteriorating financial condition may make trying to recover what it owes the Fund impractical. The costs of enforcing the borrower’s obligations under the loan, and realizing any value from the collateral securing the loan may be high and may affect the Fund’s profits.

Companies Engaged in Development of Technologies and Other Growth Industry Businesses Face More Uncertainty in Their Ability to Achieve Profitability.  The Fund expects to invest in financing transactions with companies engaged in the development of technologies and other growth industry businesses. Many of these companies are expected to require substantially more capital to complete product development, market their products or services and obtain and maintain desirable market positions. These companies will face significant competition and unique risks related to new product development, product marketability and competitive pricing, and product obsolescence. Product development may result in long periods without production of revenues, delays between prototype stages and the stage of full volume production and distribution, and the need for, and the cost and availability of, additional capital for expansion of production or product lines, further product development and market expansion.

Emerging Growth Companies May Experience Difficulty In Obtaining the Capital Necessary to Reach Profitability, Which May Limit the Number and Types of Investments Available To The Fund and Also May Create Greater Risk Of Default On These Customers Obligations To the Fund.  The number and quality of growth capital investment opportunities for the Fund will depend to a significant extent on the amount of equity financing available to companies in their emerging growth stages. The availability of such equity financing will determine to a great extent the demand for secondary growth stage financing such as that which the Funds intend to provide through their portfolio of financing transactions. Fluctuations in demand by emerging growth companies for equipment and other financing may affect the ability of the Fund to invest its capital in a timely manner. The amount of equity capital investments into venture-backed companies peaked in the first quarter of 2000 and declined in each quarter through the first quarter of 2003. The level of such equity investment then leveled off and began to increase by the end of 2004, and increased through the end of

2006 before declining through the end of 2009 along with overall capital activity during that period. The level of such investment has increased moderately since 2009, but has not returned to pre-2000 levels. Accordingly, there can be no assurance as to the availability of equity capital financing for emerging growth companies during the period the Funds intend to acquire their respective portfolios of growth capital financing investments.

Most of the Fund’s distributions are expected to be a return of capital.  The portion of total distributions that will be a return of capital and the portion that will be investment income at the end of the Fund will depend on a number of factors in the Fund’s operations, and cannot be determined until the Fund has liquidated and an investor can compare the total amount of all cash distributions to the total capital invested.

The success of the Fund will be subject to risks inherent in the financing business that may adversely affect the ability of the Fund to acquire its Portfolio Assets on terms which will permit it to generate profitable rates of return for investors.  The success of the Fund will be subject to risks inherent in the business of financing privately held companies, including emerging growth companies, that may adversely affect the ability of the Fund to acquire their portfolios on terms which will permit them to generate profitable rates of return for investors. A number of general economic conditions and market factors could threaten the Fund’s ability to operate profitably. These include:

•	changes in economic conditions, including fluctuations in demand for financing, lease rates, interest rates and inflation rates,
•	fluctuations in the availability of financing for privately held companies and emerging growth companies, and changes in the market for initial public offerings that may affect the ability of emerging growth companies to obtain financing and access the capital markets, and
•	increases in Fund expenses (including labor, energy, taxes and insurance expenses)

The Fund may be harmed if a customer defaults and the Fund is unable to collect the revenue anticipated from the defaulted investment.  If a customer does not make financing payments to the Fund when they are due or violates the terms of its contract in another important way, the Fund may be forced to cancel the transaction and seek disposition of the collateral, or may be required to pursue other legal remedies. The default may occur at a time when the Manager may be unable to arrange for the sale of the collateral right away. The Fund would then lose the expected revenues and might not be able to recover the entire amount of its original investment. If a customer files for protection under the bankruptcy laws, the Fund may experience difficulties and delays in obtaining a judgment on the defaulted debt. The Fund may be unable to enforce important loan provisions against an insolvent borrower. In some cases, a customer’s deteriorating financial condition may make trying to recover what the customer owes the Fund impractical. The costs of recovering collateral upon a default, enforcing the customer’s obligations under the financing transaction terms and finding a new purchaser for recovered collateral may be high and may affect the Fund’s profits.

There are significant limitations on the transferability of Units and investors should consider the purchase of Units only as a long-term investment.  The Manager will take steps to assure that no public trading market develops for the Units. If a public trading market were to develop, the Fund could suffer a very unfavorable change in the way it is taxed under the federal tax laws. Investors will probably not be able to sell their Units for full value if they need to in an emergency. Units may also not be accepted as collateral for a loan. While the Fund may redeem Units in its discretion, it has no obligation to redeem any Units and investors should not expect to be able to redeem their Units. Consequently, investors should consider the purchase of Units only as a long-term investment.

Initially, the Fund may be considered a “blind pool” because it is a newly formed entity with no prior operating history, and, except as may be set forth in a Supplement to this Prospectus, the Fund has not identified any of its investments or customers.  An investor cannot assess all of the potential risks of an investment in Units because all of the investments to be acquired and the customers have not been identified. A prospective investor will not have complete information as to the number and type of financing transactions to be entered into, the identity, financial condition and creditworthiness of the Fund’s customers, or the characteristics and terms of other investments to be made by the Fund. The Fund was formed in 2011, and has no operating history. Investors therefore have no historical operating information for the Fund to evaluate, and must rely upon prior performance information of similar programs sponsored by the Manager’s affiliates in order to evaluate the judgment and ability of the Manager in its selection and management of financing investments and the negotiation of their terms. Investors will not know the size and scope of the Fund or its investment portfolio prior to investment.

Investors will have limited voting rights and must rely on management for the success of the Fund. The Manager, will make all decisions in the management of the Fund. The success of the Fund will, to a large extent, depend on the quality of its management, particularly decisions on the acquisition and management of its investment portfolio. Investors are not permitted to take part in the management of the Fund and have only limited voting rights. An affirmative vote by holders of a majority of the Units is required to remove the Manager. No person should purchase Units unless he is willing to entrust all aspects of management of the Fund to the Manager and has evaluated the Manager’s capabilities to perform such functions.

The Manager will receive substantial compensation which may result in conflicts of interest.  The Fund will pay substantial fees to the Manager and its related companies before distributions are paid to investors even if the Fund does not produce profits.

The Fund does not guarantee its distributions or the return of investors’ capital.  Accordingly, investors must rely on the performance of the Fund’s portfolio investments to generate distributions that provide both a return of capital and a return on their invested capital.

The Fund may enter into financing transactions outside of the United States and foreign financing transactions may involve greater difficulty in enforcing transaction terms and a less predictable legal system.  The Fund may provide asset financing to foreign subsidiaries of United States corporations and to foreign customers. The Fund may also provide financing to U.S. borrowers, in which the collateral is to be used outside the United States. The laws, courts and tax authorities of a foreign country may govern the Fund’s financing transactions, leased assets and collateral in that country. The Fund will attempt to require foreign customers to consent to the jurisdiction of U.S. courts if disputes should arise under the transaction documents. Even if the Fund is successful in this effort, if a foreign customer defaults, the Fund may find it difficult or impossible to enforce judgments against foreign party, recover leased collateral or otherwise enforce the Fund’s rights under the financing transaction. Also, investments with customers in foreign countries may result in unanticipated taxes or confiscation without fair compensation. See “Investment Objectives and Policies — Foreign Transactions.”

If investment terms involve payments in foreign currency, the Fund will be subject to the risk of currency exchange rate fluctuations, which could reduce the Fund’s overall profit on an investment.   Many countries also have laws regulating the transfer and exchange of currencies, and these laws may affect a foreign customer’s ability to comply with transaction terms.

The financing industry is highly competitive and competitive forces could adversely affect the interest rates and rates of return the Fund may realize on its financing investment portfolio and the prices the Fund has to pay to acquire its investments.  Commercial banks, equipment manufacturers, corporations, partnerships and others offer users an alternative to finance most types of equipment with payment terms that vary widely depending on the type of financing, the financing transaction term and type of equipment. In seeking financing transactions, the Fund will compete with financial institutions, manufacturers and public and private leasing and finance companies, many of which may have greater financial resources than the Fund.

Lending activities involve a risk that a court could deem the Fund’s financing rates usurious and unenforceable.  In addition to credit risks, the Fund may be subject to other risks in financing transactions. Some courts have held that certain loan features, such as equity interests, constitute additional interest. State laws determine what rates of interest are deemed usurious, when the applicable rate of interest is determined and how it is calculated. A finding that an equity interest is additional interest could result in a court determining that the rate of interest charged by the Fund is usurious, the “interest” obligation under the Fund’s loan could be declared void, and the Fund could be deemed liable for damages or penalties under the applicable state law.

The Fund will be subject to the risk of claims asserting theories of “lender liability” resulting in Fund liability for damages incurred by borrowers.  Various common law and statutory theories have been advanced to hold lenders liable to their borrowers. The general principle underlying this theory of liability is that lenders have a form of duty similar to a quasi fiduciary duty to their borrowers, regardless of the terms of the loan agreements and other financing documents. Breach of that duty by the lender can lead to liability for damages to the borrower. The Fund and its Manager intend to act in good faith in all dealings with the Fund’s borrowers and in a manner designed to mitigate any potential for such liability, and to date no prior investment program managed the Manager or any of its Affiliates has incurred any such liability nor has any prior program been otherwise adversely affected by the imposition of duties to borrowers. Nevertheless, this area of law is rapidly changing and there can be no assurance that actions the Manager believes are appropriate to take in protecting the Fund’s interests as lender might not cause the Fund to be liable for a deemed breach of a duty to a borrower.

The Manager is subject to certain potential conflicts of interest that could result in the Manager acting in its interest rather than that of the Fund.  These include potential conflicts relating to the following matters:

—	The Manager engages in other, potentially competing activities
—	The Fund may be in competition for investments with prior, current and future programs sponsored by the Manager
—	Agreements between the Fund and the Manager and its Affiliates are not at arm’s length
—	No independent managing underwriter has been engaged for the distribution of Units
—	The Fund, the Manager and prospective holders are not represented by separate counsel and
—	The Fund may, under certain conditions and restrictions, enter into joint ventures with other programs affiliated with the Manager

See the discussion under “Conflicts of Interest” for a more complete description of the foregoing matters.

The amount of capital actually raised by the Fund may determine its diversification and profitability. The Fund’s offering will be not less than $1,200,000 nor more than $75,000,000. If the Fund receives only the minimum capital, it will be more difficult to diversify its investment portfolio, and any single investment transaction will have a greater impact on its potential profits. The Fund has no minimum number of investment transactions nor is there any restriction on the percentage of the minimum capital that it may use any single investment.

Investors will not be able to withdraw their funds from the escrow account pending the satisfaction of the Fund’s minimum offering amount, and may therefor not have use of their invested capital for an extended period of time.  All subscription proceeds will be deposited in an escrow account until the Fund has received subscriptions for Units with gross proceeds of not less than $1,200,000 deposited in the escrow account. The offering will be terminated if the Fund has not reached such minimum funding by a date twelve months from the date of this Prospectus. If the offering is terminated prior to achieving the minimum funding level, all subscription proceeds will be returned, together with any interest earned thereon, to subscribers. Investors will have no right to withdraw invested capital during the escrow period, so investors may not have access to or use of their invested capital, and such capital may not be put to use by the Fund, for a period of up to one year.

Investment by the Fund in joint ownership of investments may involve risks in coordinating its interests with those of its joint venture partner.  Some of the Fund’s investments may be owned by joint ventures between the Fund and unaffiliated third parties or, under certain circumstances, programs related to the Fund or the Manager, or as co-owners with such parties. The investment by the Fund in joint ownership, instead of acquiring an investment directly or as the sole owner, may involve risks such as:

—	the Fund’s co-venturer might become bankrupt,
—	the co-venturer may have interests or goals that are inconsistent with those of the Fund,

—	the parties may reach an impasse on joint venture decisions,
—	the co-venturer may be in a position to take action contrary to the instructions or the requests of the Fund or contrary to the Fund’s policies or objectives, or
—	actions by a co-venturer might have the result of subjecting assets owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or might have other adverse consequences for the Fund.

Risks Relating to Tax Matters

In determining whether to invest in the Units, a prospective investor should consider possible tax consequences, which may include:

If the IRS classifies the Fund as a corporation rather than a partnership, investor distributions would be reduced under current tax law.  Although counsel has rendered an opinion that the Fund will be taxed as a partnership and not as a corporation, the opinion is not binding on the IRS, and the IRS has not ruled on any federal income tax issue relating to the Fund. If the IRS successfully contends that the Fund should be treated as a corporation for federal income tax purposes rather than as a partnership, then the income of the Fund would be taxed at tax rates applicable to corporations. This would reduce the Fund’s cash available to distribute to investors, and investor distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

The IRS may allocate more taxable income to investors than the Operating Agreement provides.  The IRS might successfully challenge Fund allocations of profits or losses. If so, the IRS would require reallocation of taxable income and loss, resulting in more taxable income or less loss for than the Operating Agreement allocates.

This investment may cause investors to pay additional taxes and file additional tax returns.  Investors may be required to file tax returns and pay state, local and/or foreign taxes as a result of an investment in the Fund. Also, investors may be subject to withholding in states where Fund income is deemed to be generated.

Each investor is urged to consult his tax advisor regarding his own tax situation and potential changes in the tax law.

Retirement Plan Risks

An investment in Units by a retirement plan must meet the fiduciary and other standards under ERISA or the Internal Revenue Code or the investment could be subject to penalties.  There are special considerations that apply to pension or profit sharing trusts or IRAs investing in Units. Retirement plans investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in Units should be satisfied that the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Civil penalties and excise taxes may be imposed on prohibited transactions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. Fiduciary standards include the following:

—	whether the investment is made in accordance with the documents and instruments governing the retirement plan;
—	whether the investment satisfies the prudence and diversification requirements of ERISA and the Internal Revenue Code;
—	whether the investment will impair the liquidity of the retirement plan;
—	whether the investment will produce “unrelated business taxable income” for the retirement plan; and
—	whether the assets of the plan can be valued annually.

ERISA and the Internal Revenue Code may apply what is known as the “look-through” rule to an investment in Units. Under that rule, the assets of an entity in which a retirement or profit sharing plan subject to ERISA or an IRA has made an equity investment may constitute assets of the plan or IRA. A fiduciary of an ERISA retirement or profit sharing plan or IRA should consult with his or her advisors and carefully consider the effect of that treatment if that were it to occur.

For a discussion of these matters please see “ERISA Considerations.”

ESTIMATED USE OF PROCEEDS

Many of the figures set forth below, such as the amount of offering and organization expenses and capital reserves, are only estimates and not statements of expenditures already incurred. The actual amounts will depend on the course of the offering of the Units and the operations of the Fund. The Fund expects to commit approximately 87% of the Gross Proceeds of this offering to the cash portion of the purchase price of its portfolio of financing transactions. At least an additional one-half of one percent of its initial capital will be held as capital reserves.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,200,000	100.00%	$75,000,000	100.00%
Less Offering and Organization Expenses:
Selling Commissions	108,000	9.00%	6,750,000	9.00%
Additional Selling Compensation	12,000	1.00%	750,000	1.00%
Other Offering and Organization Expenses	30,000	2.50%	1,875,000	2.50%
Net Offering Proceeds	1,050,000	87.50%	65,625,000	87.50%
Capital Reserves	6,000	0.50%	375,000	0.50%
Amount Available for Cash Payments for Portfolio Assets	$1,044,000	87.00%	$65,250,000	87.00%

The Fund will pay selling commissions equal to 9% of the selling price of Units to ATEL Securities Corporation, an Affiliate of the Manager acting as the Dealer Manager for the group of selling broker-dealers. ATEL Securities Corporation will in turn pay to participating broker-dealers selling commissions equal to 7% of the price of Units sold by them, retaining the balance of 2%. The line item “Additional Selling Compensation” reflects amounts of up to 1% of Gross Proceeds in “underwriters’ expenses” that may be paid or reimbursed to the Dealer Manager and participating broker dealers, as well as certain other expenses that will be borne by the Fund that are deemed “underwriters’ expenses.” All of such amounts paid to the Dealer Manager or participating broker dealers is additional selling compensation payable for the sale of Units, and all such additional selling compensation and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all such underwriting compensation may not exceed an amount equal to 10% of the Gross Proceeds.

In addition to such amounts considered to be “underwriting compensation,” the Fund or the Manager may reimburse participating broker dealers for bona fide due diligence expenses subject to detailed, itemized invoices for such amounts. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

Certain persons, including the Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, and others may purchase Units in this offering with reduced selling commissions under specific circumstances described under “Plan of Distribution — Investments By Certain Persons.” In such event, the amount of “Gross Offering Proceeds” and “Selling Commissions” would be reduced, but such reduced commissions would not affect the amount of “Net Offering Proceeds.”

Other offering and organization expenses include “issuer expenses” incurred in the organization of the Fund, legal, accounting and escrow fees, printing costs, filing and qualification fees, and “underwriters’ expenses” in the form of disbursements and reimbursements to broker-dealers participating in the sale of Units. These underwriters’ expenses include amounts paid to the Dealer Manager and participating broker dealers relating to sales seminar expenses, advertising and promotion expenses, travel, food and lodging costs, telephone expenses and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager and its Affiliates. The Manager has agreed to pay all Organization and Offering Expenses, without reimbursement from the Fund, that exceed an amount equal to 15% of the offering proceeds, provided, however, that if the Fund’s final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Organization and Offering Expenses that exceed an amount equal to 13% of the total offering proceeds. Payment of these expenses by the Manager will be without reimbursement by the Fund.

The Fund will initially establish capital reserves in an amount equal to 0.5% of offering proceeds for general working capital purposes. This amount may fluctuate from time to time as the Manager determines the level of reserves necessary for the proper operation of the Fund in the exercise of its business judgment. Any net offering proceeds not used to acquire portfolio investments or needed as capital reserves will be returned to Unit holders as described under “Investment Objectives and Policies — General Policies” below.

The line item for “Amounts Available for Cash Payments for Portfolio Assets” is the amount available to pay the cash portion of the purchase price of Portfolio Assets plus related acquisition expenses, which are treated for tax and accounting purposes as capitalized costs added to the basis of the investments to which they relate.

MANAGEMENT COMPENSATION

Summary Table

The following table includes estimates of the maximum amounts of all compensation and other payments that the Manager and its Affiliates will receive, directly or indirectly, in connection with the operations of the Fund, all of which are described more completely below under “Narrative Description of Compensation.” The terms of the Manager’s compensation were not determined by arm’s-length negotiation. The Operating Agreement does not permit the Manager or its related entities to receive more than the maximum fees or expenses stated for each type of compensation by reclassifying such items under a different category.

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Maximum Units Sold
OFFERING AND ORGANIZATION STAGES
The Dealer Manager	Selling Commissions (2% of offering proceeds will be retained by the Dealer Manager) plus additional selling compensation of up to 1% of offering proceeds through payment or reimbursement of underwriters’ expenses	$1,500,000 (plus additional selling compensation not to exceed $750,000)
Manager and Affiliates	Reimbursement of Organization and Offering Expenses (when added to selling commissions and additional selling compensation, not to exceed a total equal to 15% of all offering proceeds)	$1,875,000
OPERATIONAL STAGE
Manager and Affiliates	Asset Management Fee (an annual fee equal to 2% of Gross Financing Revenues, subject to limitations based on Fund operations)	Not determinable at this time
Manager and Affiliates	Promotional Interest equal to (i) 5% of all distributions from Cash Available for Distribution and 1% of all distributions of Net Disposition Proceeds, until investors have received total distributions in amounts equal to a return of their Capital Contributions plus an amount equal to 8% of their Adjusted Capital Contributions per annum cumulative; and (ii) then 15% of all additional distributions).	Not determinable at this time
Manager and Affiliates	Reimbursement of Operating Expenses, subject to certain limitations	Not determinable at this time
CARRIED INTEREST IN FUND
Manager and Affiliates	Carried Interest equal to 5% of all Fund cash distributions	Not determinable at this time

Narrative Description of Compensation

Selling Commissions.  The Dealer Manager will receive selling commissions on all sales of Units equal to 9% of Gross Proceeds. The Dealer Manager will reallow to participating broker-dealers 7% of the Gross Proceeds from Units sold by them. In addition to selling commissions, the Fund, the Manager or its affiliates will pay or reimburse the Dealer Manager, or otherwise bear certain expenses, in an amount of up to 1% of the Gross Proceeds, as additional selling compensation. It is not anticipated that the Dealer Manager or other Affiliates of the Manager will directly effect any sales of the Units, although the Dealer Manager will provide certain wholesaling services.

Reimbursement of Organization and Offering Expenses.  The Manager and its Affiliates will be reimbursed for certain expenses in connection with the organization of the Fund and the offering of Units. Total Organization and Offering Expenses payable or reimbursable by the Fund, including selling commissions payable directly by the Fund, and any additional selling compensation, may not exceed 15% of all offering proceeds, provided, however, that if the Fund’s final offering proceeds are less than $2,000,000, the Manager has agreed to pay all Organization and Offering Expenses that exceed an amount equal to 13% of the total offering proceeds.

Asset Management Fee.  The Fund will pay the Manager an annual Asset Management Fee in an amount equal to 2% of Gross Financing Revenues (defined as all financing revenues and all debt service payments on Portfolio Assets, but excluding Net Disposition Proceeds and security deposits paid by lessees). The Asset Management Fee will be paid on a monthly basis. The Asset Management Fee will be paid for services rendered by the Manager and its Affiliates in determining portfolio and investment strategies and generally managing or supervising the management of the investment portfolio. The Manager will supervise performance of all management activities, including, among other activities: the acquisition and financing of the investment portfolio; the collection of financing revenues; monitoring compliance by customers with their contract terms; assuring that collateral and other investment assets are being used in accordance with all operative contractual arrangements; paying operating expenses and arranging for necessary maintenance and repair of collateral in the event a customer fails to do so; monitoring property, sales and use tax compliance; and preparation of operating financial data.

Promotional Interest.  For organizing the Fund and structuring its portfolio, the Manager will receive a Promotional Interest equal to (i) 5% of all Distributions from Cash Available for Distribution and 1% of all Distributions of Net Disposition Proceeds until investors have received distributions in amounts equal to a return of their Capital Contributions plus an amount equal to their respective Priority Returns; and (ii) then 15% of all additional Distributions.

Reimbursement of Operating Expenses.  The Fund will reimburse the Manager and its Affiliates for expenses it pays on the Fund’s behalf. These reimbursements will include:

—	the actual cost to the Manager or its Affiliates of services, goods and materials used for and by the Fund and obtained from unaffiliated parties; and
—	the cost of administrative services provided by Affiliates of the Manager and necessary to the prudent operation of the Fund, provided that reimbursement for administrative services will be at the lower of
—	the actual cost of such services, or
—	the amount that the Fund would be required to pay to independent parties for comparable services.

The Manager estimates that the total amount of reimbursable administrative expenses during the Fund’s first full year of operations after completion of the offering, assuming receipt of the maximum Gross Proceeds, will be approximately $500,000 to $600,000.

Carried Interest in Fund Distributions.  The Fund Manager will have a Carried Interest in the Fund equal to 5% of all Distributions. The Carried Interest will compensate the Manager for supervising and arranging for supervision of Fund administration (e.g., investor communications and services, regulatory reporting, accounting and transfers of Units).

Limitations on Fees

The total of all Front End Fees, the Carried Interest, the Asset Management Fee and the Promotional Interest will be subject to the Management Fee Limit in order to assure state securities administrators that the Fund will not bear greater fees than permitted under the state merit review guidelines. The North American Securities Administrators Association, Inc. (“NASAA”) is an organization of state securities administrators, those state government agencies responsible for qualifying securities offerings in their respective states. NASAA has established standards for the qualification of a number of different types of securities offerings and investment products, including its Statement of Policy on Equipment Programs in effect as of the date of this Prospectus (the “NASAA Equipment Leasing Guidelines”). Article IV, Sections C through G and Article V, Section F of the NASAA Equipment Leasing Guidelines establish the standards for payment to program sponsors of reasonable carried interests, promotional interests and fees for equipment acquisition, management, resale and releasing services, and sets the maximum compensation payable to the sponsor and its affiliates from an equipment leasing program such as the Fund. The Management Fee Limit will equal the maximum compensation payable under Article IV, Sections C through G, and Article V, Section F, of the NASAA Equipment Leasing Guidelines as in effect on the date of the Fund’s prospectus (the “NASAA Fee Limitation”). Under the Management Fee Limit, the Fund will calculate the maximum fees payable under the NASAA Fee Limitation and guarantee that the total of the amount of Front End Fees, the Carried Interest, the Asset Management Fee and the Promotional Interest it will pay the Manager and its Affiliates, when added to its will never exceed the maximum compensation payable to a sponsor and its affiliates under the NASAA Fee Limitation.

Management Fee Limit.  The Management Fee Limit will be calculated each year during the Fund’s term by calculating the total fees that would be paid to the Manager if the Manager were to be compensated on the basis of the maximum compensation payable under the NASAA Fee Limitation through the end of such year, as described below. To the extent that the amount paid as Front End Fees, the Asset Management Fee, the Promotional Interest and the Carried Interest for any year would, when added to amounts paid in all prior years, cause the total fees through the end of such year to exceed the aggregate amount of fees calculated under the NASAA Fee Limitation for the same period, the amount of the Promotional Interest and/or Carried Interest payable to the Manager and its Affiliates for that year will be reduced so that the total of all such compensation paid through the end of the period will not exceed the maximum aggregate fees under the NASAA Fee Limitation. To the extent any amounts otherwise payable to the Manager as the Promotional Interest and/or Carried Interest are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only to the extent that the deferred compensation would be within the Management Fee Limit as calculated through that later period. Any deferred fees that cannot be paid under the applicable limitations through the date of liquidation would be forfeited by the Manager at liquidation.

Under the NASAA Equipment Leasing Guidelines, the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s Portfolio Assets; or (ii) 75% of such Gross Proceeds. The Fund expects to commit 87.5% of the Gross Proceeds to Investment in Equipment. The Fund will not incur any debt to acquire its portfolio of financing investments. Accordingly, the Minimum Investment in Equipment will be 80% and the Fund’s expected Investment in Equipment would therefore exceed the NASAA Fee Limitation minimum by 7.5%.

The Fund will pay the Manager a maximum Carried Interest equal to 5% of all Distributions, but the amount of the Carried Interest permitted the Manager under the NASAA Fee Limitation will be dependent on the amount by which the percentage of Gross Proceeds the Fund ultimately commits to Investment in Equipment exceeds the minimum Investment in Equipment under the NASAA Fee Limitation. The NASAA Fee Limitation permits the Manager and its Affiliates to receive compensation in the form of a carried interest in Fund Distributions equal to 1% for the first 2.5% of excess Investment in Equipment over the NASAA Guidelines minimum, 1% for the next 2% of such excess, and 1% for each additional 1% of excess Investment in Equipment.

With an Investment in Equipment of 87.5% and zero portfolio leverage, the Manager and its Affiliates may receive a Carried Interest of 5% of Distributions under the foregoing formula (2.5% + 2% + 3% = 7.5% over the minimum [80%]; so, 1% + 1% + 3% = 5% Carried Interest).

As described above, the total amount of Front End Fees paid by the Fund will determine whether the Carried Interest permitted under the NASAA Fee Limitation and the Management Fee Limit imposed by the Operating Agreement is 5% or a lesser percentage. The maximum amounts to be paid under the terms of the Operating Agreement are subject to the application of the Management Fee Limit provided in Section 8.3 of the Agreement, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee, Promotional Interest and the Carried Interest to an aggregate not to exceed the total amount of fees that would be payable to the Manager and its Affiliates under the NASAA Fee Limitation.

Upon completion of the offering of Units, final commitment of offering proceeds to acquisition of Portfolio Assets, the Manager will calculate the maximum Carried Interest, Asset Management Fee and Promotional Interest payable to the Manager and its Affiliates under the NASAA Fee Limitation. If and to the extent that the Asset Management Fee, Promotional Interest and Carried Interest would exceed the fees calculated under the NASAA Fee Limitation, the fees payable to the Manager and its Affiliates will be reduced by an amount sufficient to cause the total of such compensation to comply with the NASAA Fee Limitation. A comparison of the total compensation actually paid to the Manager and Affiliates by the Fund and the NASAA Fee Limitation maximum will be repeated, and any required adjustments will be made, annually thereafter.

Defined Terms Used in Description of Compensation

Definitions of certain capitalized terms used in the foregoing narrative description of compensation payable to the Manager are as follows:

“Adjusted Capital Contribution” shall mean, as of any date, the original Capital Contribution attributable to the Units held by any person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash Available for Distribution with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

“Carried Interest” means the allocable share of Fund Distributions payable to the Manager, as a Member, pursuant to Sections 10.4 of the Operating Agreement.

“Cash Available for Distribution” shall mean Cash Flow plus cash funds available for distribution from Fund reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” shall mean Fund cash provided from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash withdrawn from reserves).

“Distributions” means any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including organization and offering expenses, leasing fees, acquisition fees, acquisition expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any acquisition fees or acquisition expenses paid by a manufacturer of equipment to any of its employees unless such persons are Affiliates of the Manager.

“Management Fee Limit” means the total fees calculated pursuant to the NASAA Fee Limitation, determined in the manner described above.

“Promotional Interest” shall mean the share of Distributions of Cash Available for Distribution and Net Disposition Proceeds payable to the Manager and its Affiliates under the provisions of Section 10.4 of the Operating Agreement.

“Priority Return” means an amount equal to, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Capital Contribution with respect to such Units during such period multiplied by 8% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the Capital Contribution of the initial purchaser of such Units was received by the Fund and pro-rated for any fraction of a calendar year for which such calculation is made).

Affiliates of the Manager

The Operating Agreement permits the Manager to delegate its responsibilities for various management functions to one or more of its affiliates, to assign its compensation to such affiliates and to cause the Fund to reimburse such affiliates for expenses incurred on the Fund’s behalf.

All of such affiliates are under common control with the Manager as all are directly or indirectly controlled by Dean L. Cash, the controlling Unit holder, chairman of the board, president and chief executive officer of the Manager, ATEL Capital Group LLC and ATEL Management Services, LLC, among other related entities. See the information under “Summary of the Offering — Organizational Diagram” above in the Prospectus and the discussion under “Management” below.

INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Objectives

The Fund’s principal objectives are to provide acquisition financing for equipment and other capital assets, and other asset based financing, for emerging growth companies financed by venture capital and established privately held companies without publicly traded securities, and to acquire equity interests and warrants and rights to purchase equity interests in these companies, which investments will:

(i) Preserve, protect and return the Fund’s invested capital;

(ii) Generate cash flow in amounts sufficient, after payment of expenses to generate regular distributions to Unit Holders, with any balance remaining after certain minimum distributions on Units (see “Income, Losses and Distributions — Distributions”) to be reinvested in Portfolio Assets during the period ending six years after the year in which this placement terminates (the “Reinvestment Period”);

(iii) Provide additional distributions to Unit Holders from any proceeds from sales of Equity Interests; and

(iv) Thereby provide total cash distributions to Unit holders equal to a desirable rate of return on their invested capital.

Distributions on Units will be made only to the extent cash is available after payment of a Fund’s expenses and obligations (including payment of Fund administrative expenses and fees payable to the Manager and its Affiliates) and allowance for necessary reserves. Distributions are expected to commence as of the quarter in which the minimum offering amount is achieved and in which investors are admitted to a Fund. However, there can be no assurance as to the timing of Distributions, or that any specific level of Distributions or any other objectives will be attained.

Growth Capital Financing

The Fund intends primarily to provide asset based acquisition financing for equipment and other capital assets to non-public, venture capital financed companies, some of which may be in their early capitalization stages, and to obtain terms from its customers that may include, as consideration to the Fund for providing financing, the granting of warrants, options or other rights to purchase equity securities issued by the customer, or the opportunity to purchase such equity securities outright (such rights to purchase equity interests and direct equity investments are referred to in this Memorandum as the “Equity Interests”). Growing young companies often have more difficulty obtaining financing for equipment and other goods and services essential to the development and growth of their business, and, as a result, must offer their financing sources higher rates of return, substantial cash deposits, equity participations or other extraordinary consideration to obtain financing. The Fund intends to focus on this market for financing opportunities to achieve investment returns from both its direct financing transaction revenues and gains it may realize from the Equity Interests.

The Fund will target companies operating at a stage between their start-up stages and the stage in which they achieve profitability. Equity consideration may be unavailable or less attractive for companies with existing records of profitability. The Manager will look for those companies which show solid potential for consistent profitability within a specific time period, and which have obtained or are expected to attract sufficient equity venture capital to finance their operations through expected profitability. The Manager will seek to work with equity venture capital firms to identify these companies, generally after their initial round of equity financing from established venture capital companies, to determine their capacity and suitability for asset based financing and to structure financing solutions appropriate for the customer and its asset acquisition and other financing needs, and consistent with the Fund’s investment objectives. The Manager will seek to identify potential customers which are at an early enough stage in their capitalization to require “growth capital acquisition financing” solutions, but which demonstrate the potential to both satisfy their financing terms and provide attractive equity participation to the Fund as additional consideration for providing the needed financing. The Manager will also seek to identify more mature, privately-held companies that seek creative financing solutions.

The Fund may acquire Equity Interests in conjunction with providing acquisition and/or other financing to the issuer of the Equity Interests, including leases and loans to the issuer or to a parent, subsidiary or affiliate of the issuer of Equity Interests. In many cases, the Fund expects to acquire Equity Interests, such as warrants and options to purchase securities, in consideration of its acquisition financing and without any other cash investment by the Fund at the time it acquires such rights (such rights granted as part of the financing transaction are referred to in the following paragraph as “warrant coverage”). In such cases, cash investment by the Fund would be made upon exercise of the rights, and the Fund expects to use operating cash flow to fund such exercises.

In other cases, the Fund may obtain the right to make a direct cash investment in the customer’s securities at the time the financing is provided, for which the Fund would use proceeds from the offering of Units. These direct equity investments may be made in conjunction with a financing transaction with the issuer, but the Fund may also acquire equity investments directly from an issuer, independent of any financing transaction with the issuer, when it identifies an appropriate and desirable investment opportunity not involving an acquisition financing transaction. The aggregate cost of Equity Interests acquired directly by the Fund for cash (that is, excluding warrant coverage or any Equity Interests acquired upon the exercise of warrants or options to purchase Equity Interests) will not exceed 10% of the aggregate cost to the Fund of its portfolio of financing transaction investments as of the final investment of net offering proceeds. This limitation on direct purchases is in addition to any warrant coverage and is not a limitation on warrant coverage or on the amount of securities the Fund may acquire upon exercise of warrants or options to purchase securities.

The Fund will be engaged in the business of providing commercial loans to its customers and will primarily be engaged in providing financing to customers who are prospective purchasers of specified equipment and other capital assets, so would be excluded from the definition of “investment company” under the Investment Company Act of 1940 (the “1940 Act”). In order to further assure that the Fund will not be deemed an “investment company” as defined in Section 3(a)(1) of the 1940 Act, the Fund (i) will not engage or hold itself out to be engaged primarily in the business of investing, reinvesting or trading in securities; (ii) will not engage in the business of issuing face amount certificates of the installment type; and (iii) will take such reasonable steps as may be practicable to limit the value of any investment securities held by the Fund to not more than 30% of the value of the Fund’s total assets at all times.

General Policies

The Fund intends to finance the acquisition of various types of equipment and other capital assets and merchandise needed in its customers’ businesses. See the discussion below under “Types of Equipment” for a description of the types of equipment and other capital assets expected to be acquired by Fund customers with its financing, and expected to serve as collateral securing Fund financing. Generally, the Fund expects to finance newly-manufactured equipment. However, the Fund may also finance desirable used equipment and equipment subject to pre-existing financing transactions under appropriate circumstances and where consistent with the Fund’s overall investment objectives and limitations. In addition, some portion of the Fund’s portfolio may be general working capital loans secured by liens on some or all of the borrower’s assets.

In evaluating potential financing for emerging growth companies, the Fund’s management will analyze the potential customer’s currently available capital, the number and quality of other capital sources, including the identity and commitment of existing equity investors, the “burn rate” or rate at which the company is currently using its cash resources, the company’s current stage of development and the anticipated period required for the company to achieve profitability and/or an initial public offering, or to become a desirable target for acquisition by another existing public or private company. Fund management will attempt to structure financing terms which take into consideration the potential risks involved in financing a company. Depending on the company’s prospects, the Fund will offer shorter or longer terms for repayment and higher or lower financing rates. Generally, the Fund will seek terms which provide for a return of principal plus a rate of return on invested capital consistent with the risk involved in the financing. There can be no assurance, however, that the Fund’s assumptions will be accurate or that its objectives will be achieved.

A number of factors will determine the actual composition of the Fund’s financing transaction portfolio; for example, the amount of Gross Proceeds actually received prior to the termination of the offering will be a significant factor in determining the Fund’s ability to diversify its portfolio. Furthermore, the Manager cannot anticipate what types of financing transactions will be available and at what prices and terms at the time a Fund is ready to invest its offering proceeds. In structuring loans and leases, the Fund’s objectives will vary based on the terms of the proposed financing transaction, the credit quality of the customer and prevailing financial market conditions. The Manager will commit to a particular financing transaction only if it believes that, in the context of the Fund’s overall portfolio, the transaction will contribute to the satisfaction of the Fund’s investment objectives.

As set forth above under “Principal Investment Objectives,” it will be the Fund’s objective to reinvest in additional financing transactions any Fund cash flow remaining after payment of expenses, debt service and certain minimum Distributions during the Reinvestment Period. The Fund will not acquire any new portfolio investments after its Reinvestment Period, except to the extent necessary to satisfy investment commitments identified prior to the end of the Reinvestment Period or to preserve the value of investments already owned at such time.

Other than as set forth below or in any supplement to this Prospectus, the Fund has not invested in or committed to purchase any financing transactions, and, as a result, there can be no assurance as to when the Net Proceeds from the Fund’s offering will be fully invested. Furthermore, prospective investors may not have an opportunity prior to investing to evaluate all of the Fund’s investments.

The Manager or an Affiliate may acquire financing investments in its own name, the name of an Affiliate or the name of a nominee, a trust or otherwise and hold title to the investment on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of the investment by the Fund or for any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) the investment is purchased by the Fund for a purchase price no greater than its cost to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by the Operating Agreement; (iii) there is no difference in interest terms of the loans secured by the transaction at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by the Operating Agreement; and (v) all income generated by, and all expenses associated with, a transaction so acquired shall be treated as belonging to the Fund.

Finance Portfolio Transaction Structures

The Fund will provide acquisition financing for third parties primarily pursuant to secured loans with fixed periodic installment obligations for payment of interest and amortization of principal. The Fund may also finance equipment and other capital assets for its customers through finance leases which are structured as leases, but which are treated as installment loans for tax purposes, as well as through net leases requiring fixed periodic lease payment installments. The Fund will also provide certain borrowers with working capital financing secured by liens on all or part of the borrowers’ assets. All Fund financing investments will provide for regular scheduled payments by the financing customer over the term of the financing transaction in aggregate amounts in excess of the principal amount of the financing extended by the Fund. The Fund will nevertheless be subject to the risk that the financing customer may not fully perform its obligations.

The Fund expects to secure its financial transactions with equipment and other goods purchased with the loan proceeds as the collateral. In a secured loan agreement, the Fund would be the lender and the owner of the collateral would be the borrower. The Manager will attempt to structure these transactions so that the payments of principal and interest, will return the acquiring Fund’s investment and provide a desirable rate of return on investment in view of the associated financing risks. In addition, any Equity Interests acquired in connection with the loan may enhance the overall return to the Fund from the financing transaction. A “finance” lease is a transaction structured as a lease, but which is characterized as a loan for tax and accounting purposes, with the borrower retaining all of the tax consequences of the ownership of the asset financed.

In secured loans, the Fund will have a security interest in any equipment and other goods financed in the transaction, as well as receivables and proceeds under any loan or finance lease agreement relating to the financed assets. Collateral for the Fund’s secured loan transactions may also include the borrower’s receivables or its other tangible or intangible assets, to the extent the grant of collateral interests in such assets are not limited by the terms given to senior or other lenders. The Fund’s security interest may be a senior lien on the financed assets, providing the Fund with the right, on any default under the financing arrangement, to foreclose on the assets that are collateral, and to take possession and or sell the assets in order to satisfy the borrower’s obligation. The Fund may also provide financing as a junior or subordinate lender under appropriate circumstances. In such cases, the Fund’s right to enforce its obligations against the collateral would be subject to the priority of any senior lender’s rights.

The Fund expects to invest a portion of its proceeds in term loans to provide working capital funds to emerging growth companies. The structure and collateral for such loans generally includes a blanket lien on all of the borrowing company’s assets including, but not limited to, capital equipment, accounts receivable, cash in depository accounts, short term investment accounts and any other tangible assets. In some cases the Fund may have a lien on the borrower’s intellectual property, but in other cases the borrower may be permitted to exclude its intellectual property rights from the collateral granted the Fund if granting a lien against its intellectual property would conflict with the rights of other current or future lenders, equity investors or business partners. If the Fund does not receive a lien on a borrower’s intellectual property, then the borrower will generally be required to enter into a negative covenant with the Fund under which it is prohibited from pledging, selling or otherwise liquidating its intellectual property without appropriate compensation to the Fund for the borrower’s outstanding obligations.

In formulating a financing package for a prospective customer, the Manager will consider the following factors, among others: the business of the customer; the current capital resources of the customer and its prospects for future capitalization; the current rate of capital usage and the anticipated period of time prior to the customer achieving profitability; its prospects for significant capital growth and the potential for growth in value of any Equity Interests to be included in the transaction; the cost of alternative financing; competitive pricing factors; the type of assets to be financed and its collateral value; and other market factors. The initial financing transaction terms will vary as to the type of transaction, but will generally be for 24 months to 36 months, but may be of greater or shorter duration in the Manager’s discretion.

Types of Equipment

The Fund intends to provide acquisition and other financing to a number of different types of emerging growth capital customers. The following is a general description of the various types of assets which the Fund may finance for these customers. The types of equipment are listed in alphabetical order, and the discussion is not intended to imply any order of emphasis in the Fund’s acquisition policies. The final mix of equipment types financed by the Fund and used as collateral for the Fund’s portfolio will depend on the factors discussed above under “General Policies.”

Computer and Computer-related High Technology Equipment.  This type of equipment includes a variety of items including:

Small Computer Systems, Personal Computers and Workstations.  Small computer systems and personal computers are used alone or in networks by a variety of businesses for various functions, including accounting, sales management, administration and inventory control. Workstations are generally high performance engineering and design systems that are more complex than small computer systems and personal computers.

CAE/CAD/CAM Equipment.  Computer aided engineering, design and manufacturing systems housing advanced computer and communications technologies and sophisticated product data management software.

Networking Equipment.  Switches, routers, servers and other equipment used to link personal computers and workstations in local area and wide area networks.

Electronic Testing Equipment.  Electronic testing equipment includes a variety of types of equipment used to measure and test products by manufacturers and end-users.

Furniture, Fixtures and Equipment.  Plant/office equipment, furniture and fixtures includes racking, shelving, storage bins, portable steel storage sheds, furniture, fixtures, tables, counters, desks, chairs, cabinets and numerous other items generally used in manufacturing plants, storage and distribution facilities and offices.

Manufacturing Equipment.  Manufacturing equipment includes a wide variety of machinery used in a variety of manufacturing applications in high technology manufacturing processes, such as equipment used in the production of semi-conductors, solar power and other green technology products and equipment, as well as more traditional manufacturing equipment, such as lathes, drilling presses, turning mills, grinders, metal bending equipment, metal slitting equipment and other metal forming equipment used in the production of a variety of machinery and equipment. While some manufacturing equipment is built for a particular end product, the majority can be used in a variety of applications.

Medical Equipment.  Medical equipment includes a wide variety of testing and diagnostic equipment including:

Radiology Equipment.  This category includes x-ray equipment, CAT and MRI scanners (i.e., body and head scanners) and other equipment to be used in the radiology departments of hospitals and clinics.

Laboratory Equipment.  This category includes blood analysis equipment and other automated medical laboratory equipment.

Other Medical Equipment.  This general category includes equipment using ultrasound technology, patient monitoring systems and a variety of other equipment used in hospitals, clinics and medical laboratories.

Photocopying Equipment.  This category includes photocopying and other document duplicating or reproduction equipment.

Research and Experimentation Equipment.  Research and experimentation equipment include various types of analyzers, spectrometers, oscilloscopes, measuring instruments, gas and liquid chromatographs, physical testing centrifuges, graphic plotters and printers, laser equipment, digital-aided design systems, scanning electron microscopes, dissolution sampling systems, and other general laboratory instruments and equipment used in businesses for the development of ongoing research programs.

Telephone and Telecommunications Equipment.  Communications equipment is used for voice and data transmission. Its applications include, but are not limited to, telephone communication, radio and television broadcasting, cable television, and satellite communications. The Fund may acquire and lease communications equipment including telephone equipment and systems, data communication terminals, cables, transmission wires, transmitters, control and amplification equipment, repeaters, monitoring equipment, teleprinters, connector and switching equipment, satellite and microwave transmission facilities and support equipment.

Miscellaneous Equipment.  The Fund may also provide financing for various other types of equipment, including, but not limited to, graphic processing equipment, trucks, automobiles and other motor vehicles, video projection and production equipment, store fixtures, display cases, freezers and equipment used in production facilities.

The Equity Interests

As discussed above, the Fund may acquire equity interests and warrants and rights to purchase equity interests (the “Equity Interests”) in conjunction with its financing of the acquisition of equipment and other goods and services for its customers, and may also acquire Equity Interests directly in transactions not involving acquisition financing. In connection with acquisition financing transactions, the Fund will negotiate the acquisition from the customers, or their parents or affiliates, rights to purchase the equity securities of such entities, or, in some cases, the securities themselves. As described elsewhere in this Memorandum, the Fund will seek to identify customers which, though not yet publicly held and not investment grade credits, are nevertheless strong companies with prospects for substantial growth. By acquiring Equity Interests, the Fund will seek to generate a portion of its investment returns through capital gains generated by the growth in the value of the equity capital of the entities issuing the Equity Interests. The Equity Interests may be in the form of warrants or options to purchase equity securities, common shares, preferred shares, convertible equity, convertible debt, or any other form of interest which is structured to give the Fund the right to benefit from growth in the market value of the customer’s equity capital. At some time in the future, typically at the time of, or soon after, the customer’s equity securities become publicly registered or tradable, or the underlying securities otherwise become liquid, generally through an initial public offering, merger, stock sale, sale of assets or other reorganization or major capital transaction, the Fund would expect to exercise its equity rights, acquire the publicly-traded securities and seek to dispose of the securities at a profit. Similarly, the Fund would seek to dispose of Equity Interests acquired as direct equity investments when the Equity Interests became publicly traded or otherwise become liquid and disposition is deemed prudent in light of the Fund’s overall investment objectives.

The Fund’s management will determine when and whether to exercise rights to convert or acquire securities subject to the equity rights. To exercise warrant or option rights, the Fund will pay an exercise price, which may be financed out of the disposition proceeds to be realized upon an immediate resale of the purchased securities. There can be no assurance that the issuers of the Equity Interests will achieve capital growth and that the Equity Interests will generate any profit, or that such growth and profits will be achieved during the Fund’s anticipated holding period.

Borrowing Policies

The Fund will not borrow to acquire its Portfolio Assets and does not intend or expect to incur any indebtedness. The Fund anticipates that it would incur indebtedness only in the event that it is required to borrow for temporary working capital purposes. It may also engage in short term borrowing against committed cash flow due on its investments in order to provide an even rate of distributions and resulting capital account adjustments during its offering period. The Fund has no arrangements or commitments from any lender with respect to any such borrowing, however, and there can be no assurance that it will engage in any such borrowing. Although the Operating Agreement does not prohibit the Manager or its Affiliates from lending to the Fund, the Fund does not have any intention or arrangements to borrow from such Persons. In the event that any such borrowing is incurred, the terms may not permit the Manager or any Affiliate to receive a rate of interest or other terms which are more favorable than those generally available from commercial lenders under the circumstances. In no event may the Manager or its Affiliates provide financing to the Fund with a term in excess of twelve months.

Description of Customers

The Fund’s objective is to finance the acquisition of equipment and other goods and services by venture capital financed emerging growth companies and privately held companies which generally do not have publicly-traded securities. These customers will typically not have a substantial operating history or a history of profitability. These types of companies might not have access to customary bank or lease financing on reasonable terms. Because these customers will not have the credit quality of more established companies, the Fund expects in certain cases to negotiate and obtain rights to purchase Equity Interests as part consideration for the financing transactions. The Fund’s objective is to realize capital gains from the ownership of these rights and Equity Interests. Accordingly, the Manager will seek to identify customers that it believes have adequate existing capital, venture capital commitments or prospects or other capital resources to finance operations, including the payments on the Fund’s financing investments, through the date the loan agreement or lease is to be fully performed. Such judgments are inherently subjective, however, and there can be no assurance that the Fund might not experience defaults if the customer’s success is delayed or the company fails. In analyzing the acquisition financing opportunities for investment by the Fund, the Manager will seek transactions which contribute to an overall portfolio in which the rates of return and Equity Interests granted by the customers, when offset by anticipated levels of default, provide desirable rates of return on investments in the Units.

Competition

In obtaining customers, the Fund will compete with commercial banks and lenders, other acquisition financing firms, venture capital investors and with established leasing and finance companies. There are numerous other potential entities, including entities organized and managed similarly to the Fund, seeking to finance equipment, many of which have greater financial resources and growth capital acquisition financing experience than the Fund’s management. Capital investment in emerging growth companies recovered following market declines in the years 2000 to 2002, and grew through 2006. Emerging growth capital investment declined from 2008 through 2009, then increased moderately since 2009, but has not recovered to pre-2000 levels and future trends are difficult to predict. Nevertheless, the Fund expects significant competition for quality investments through its acquisition and reinvestment stages.

Joint Venture Investments

The Fund may purchase certain of its Portfolio Assets by acquiring a controlling interest in a partnership, trust or other form of joint venture with a non-Affiliate, organized to make the investment. The controlling interest requirement may be satisfied by ownership by the Fund, alone or with commonly controlled Fund Affiliates, of more than 50% of the venture’s capital or profits or from provisions in the governing agreement giving the Fund certain basic rights. For example, control may take the form of the right to make or veto certain management decisions or provide for certain predetermined benefits for the Fund in the event that any other party to the venture should decide to sell or change the assets owned by the venture.

The Fund may not otherwise acquire investments jointly with others unless:

(i) the joint venture agreement does not authorize or require the Fund to do anything with respect to the investment that the Fund, or the Manager, could not do directly because of the policies set forth in the Operating Agreement, and

(ii) the transaction does not result in payment of duplicate fees.

The Fund may also acquire Portfolio Assets by joint venture or as co-owner with an Affiliate if the following conditions are met:

(i) the Affiliate will be required to have substantially identical investment objectives to those of the Fund;

(ii) there are no duplicate fees;

(iii) the Affiliate must make its investment on substantially the same terms and conditions as the Fund;

(iv) the Affiliate must have a compensation structure substantially identical to that of the Fund;

(v) the venture must be entered into in order to obtain diversification or to relieve the Manager or Affiliates from commitments entered into on a temporary or interim basis for the purpose of facilitating the acquisition or financing of such Portfolio Assets by the Fund or another affiliated program; and

(vi) the Fund has a right of first refusal should an affiliated co-venturer decide to dispose of the investment owned by the venture.

Because both the Fund and its Affiliate will be required to approve decisions pertaining to the investment, a management impasse may develop. In some joint venture agreements, if one party, but not the other, wishes to sell the investment, the party not desiring to sell will have a right of first refusal to purchase the other party’s interest in the investment. The Fund may not, however, be able to exercise its right of first refusal unless it has the financial resources to do so, and there can be no assurances that it will.

General Restrictions

The Fund will not: (i) issue any Units after the Fund’s Final Closing Date or issue Units in exchange for property, (ii) make loans to the Manager or its Affiliates, (iii) underwrite the securities of other issuers, (iv) operate in such a manner as to be classified as an “investment company” for purposes of the Investment Company Act of 1940, (v) except as set forth herein, purchase any investment from nor sell or lease assets to the Manager or its Affiliates, or (vi) except as expressly provided herein, grant the Manager or any of its

Affiliates any rebates or give-ups or participate in any reciprocal business arrangements with such parties which would circumvent the restrictions in the Operating Agreement, including the restrictions applicable to transactions with Affiliates. See Article 15 of the Operating Agreement for a description of additional investment limitations.

The Manager and its Affiliates, including their officers and directors, may engage in other businesses or ventures that provide acquisition financing, growth capital financing, and that otherwise involve ownership, financing, leasing, operating, managing or brokering equipment, as well as businesses unrelated to acquisition financing. See “Conflicts of Interest,” “Management Compensation” and “Management.”

Changes in Investment Objectives and Policies

Unit Holders have no voting rights with respect to the establishment or implementation of the investment objectives and policies of the Funds, all of which are the responsibility of the Manager. However, the Manager cannot make any material changes in the investment objectives and policies described above without first obtaining the written consent or approval of Members of the Fund owning more than 50% of the Fund’s total outstanding Units entitled to vote.

CONFLICTS OF INTEREST

The Fund is subject to various conflicts of interest arising out of its relationship with the Manager and Affiliates of the Manager. These conflicts include, but are not limited to, the following:

The Manager engages in other, potentially competing, activities.  The Manager serves in the capacity of manager or general partner in other public and private programs engaged in the asset finance and equipment leasing businesses, and it and its Affiliates also engage in the business of acquiring financing transactions, purchasing and selling equipment and arranging leases and loans for their own account and for the accounts of others. The Manager will have conflicts of interest in allocating management time, services and functions among the prior programs, the Fund, any future investment programs and activities for its own account. The Manager believes that it has or can employ sufficient staff, equipment and other resources to discharge fully their responsibilities to each such activity. This conflict results in a potential benefit to the Manager and its Affiliates by permitting them to make more efficient use of their personnel and resources, but may impose a burden on them by requiring the Manager and its Affiliates to maintain sufficient staff to discharge their responsibilities to all parties.

Competition for Investments.  The Manager and its Affiliates will have conflicts of interest to the extent that prior or future investment programs or investments for their own account may compete with the Fund for opportunities in the acquisition of portfolio assets. Prior programs currently in operation and expected to acquire, to a limited extent, growth capital investments, include: ATEL Capital Equipment Fund X, LLC; ATEL Capital Equipment Fund XI, LLC; ATEL 12, LLC; ATEL 14, LLC and ATEL 15, LLC; and prior private programs currently in operation and expected to continue to acquire growth capital investments include ATEL Growth Capital Fund IV, LLC; ATEL Growth Capital Fund V, LLC; and ATEL Growth Capital Fund VI, LLC. These prior programs may have funds available for investment in additional transactions at a time when the Fund is also active in seeking to invest or reinvest in such transactions. Certain of the investments owned and to be acquired by these and other prior programs and the Fund may be similar and may be purchased from the same sellers or involve the same customers. Furthermore, the Manager and its Affiliates may acquire similar investments for their own accounts and may in the future form additional investment programs having similar objectives, and accordingly, the Fund may be in competition with any such future programs formed by the Manager.

Any time two or more investment programs (including the Fund) affiliated with the Manager have capital available to acquire the same types of investments, conflicts of interest may arise as to which of the programs should proceed to acquire available transactions. In such situations, the Manager will analyze the portfolio assets already purchased by, and investment objectives of, each program involved, and will determine which program will purchase the new transaction based upon such factors, among others, as:

(i) the amount of cash available in each program for such acquisition and the length of time such funds have been available,

(ii) the current and long-term liabilities of each program,

(iii) the effect of such acquisition on the diversification of each program’s investment portfolio,

(iv) the estimated income tax consequences to the investors in each program from such acquisition, and

(v) the cash distribution objectives of each program.

If after analyzing the foregoing and any other appropriate factors, the Manager determines that such acquisition would be equally suitable for more than one program, then the Manager will purchase the transaction for the programs on the basis of rotation with the order of priority determined by the length of time each program has had funds available for investment, with the available transactions allocated first to the program that has had funds available for investment the longest. This potential conflict may represent a benefit to the Manager and its Affiliates as the availability of a number of different investment programs may permit the Manager to more aggressively seek leasing transactions which may be suitable for a variety of portfolios. It may also result in difficulty in determining which program will participate in which transactions.

The Manager and Affiliates will receive substantial fees and other compensation.  Fund operations will result in certain compensation to the Manager and its Affiliates. The Manager has absolute discretion in all decisions on Fund operations. Because the amount of such fees may depend, in part, on the debt structure and the timing of these transactions, the Manager and its Affiliates may have conflicts of interest. In all cases where the Manager or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Fund, the Manager or its Affiliate will exercise its discretion strictly in accordance with its fiduciary duty to the Fund and the Holders. The ability to determine the amount or timing of a transaction could nevertheless be a benefit to the Manager and increase the costs incurred by the Fund.

Agreements are not Arm’s-Length.  Agreements between the Fund and the Manager or any of its Affiliates are not the result of arm’s-length negotiations and performance by the Manager and its Affiliates will not be supervised or enforced at arm’s-length. This is a benefit to the Manager, as it has unilaterally determined the terms of such agreements. It could be adverse to the interests of Unit holders, as they will not have the opportunity to negotiate terms or change terms of such agreements.

No independent managing underwriter has been engaged for the distribution of the Units.  ATEL Securities Corporation is an Affiliate of the Manager and will perform wholesaling services for the Fund as the Dealer Manager. It may not be expected to have performed due diligence in the same manner as an independent broker-dealer. The Dealer Manager has acted in the same capacity in prior offerings sponsored by the Manager and its Affiliates and is expected to do so in any future offerings that the Manager and its Affiliates may conduct.

The Fund, the Manager and prospective Holders have not been represented by separate counsel.  In the formation of the Fund, drafting of the Operating Agreement and the offering of Units, the attorneys, accountants and other professionals who perform services for the Fund all perform similar services for the Manager and its Affiliates. The Fund expects that this dual representation will continue in the future. However, should a dispute arise between the Fund and the Manager, the Manager will cause the Fund to retain separate counsel.

The Fund may enter into joint ventures with programs managed by the Manager or its Affiliates.  The Manager may face conflicts of interest as it may control and owe fiduciary duties to both the Fund and the affiliated co-venturer. For example, because of the differing financial positions of the co-venturers, it may be in the best interest of one entity to sell the jointly-held investments at a time when it is in the best interest of the other to hold the investment assets. Nevertheless, these joint ventures are restricted to circumstances whereby the co-venturer’s investment objectives are comparable to the Fund’s, the Fund’s investment is on substantially the same terms as the co-venturer and the compensation to be received by the Manager and its Affiliates from each co-venturer is substantially identical.

FIDUCIARY DUTY OF THE MANAGER

The Manager is accountable to the Fund as a fiduciary and, consequently, is required to exercise good faith and integrity in all dealings with respect to Fund affairs.

Under California law and subject to certain conditions, a Member may file a lawsuit on behalf of the Fund (a derivative action) to recover damages from a third party or to recover damages resulting from a breach by a Manager of its fiduciary duty. In addition, a Member may sue on behalf of himself and all other Members (a class action) to recover damages for a breach by a Manager of its fiduciary duty, subject to class action procedural rules. This area of the law is complex and rapidly changing, and investors who have questions regarding the duties of a Manager and the remedies available to Members should consult with their counsel. The Operating Agreement does not modify the Manager’s fiduciary duty under California law.

The Operating Agreement does not excuse the Manager from liability or provide it with any defenses for breaches of its fiduciary duty. However, the fiduciary duty owed by a Manager is similar in many respects to the fiduciary duty owed by directors of a corporation to its Unit holders, and is subject to the same rule, commonly referred to as the “business judgment rule,” that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. As a result of the business judgment rule, a manager may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment. Accordingly, provision has been made in the Operating Agreement that the Manager has no liability to the Fund for losses arising out of any act or omission by the Manager, provided that the Manager determined in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence or misconduct. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such a provision in the Operating Agreement specifically defining the Manager’s standard of care.

The Operating Agreement also provides that, to the extent permitted by law, the Fund is to indemnify the Manager and its Affiliates providing services to the Fund against liability and related expenses (including attorneys’ fees) incurred in dealings with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding paragraph. A successful claim for such indemnification would deplete Fund assets by the amount paid. The Manager will not be indemnified against any liabilities arising under the Securities Act of 1933. In addition, the Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement.

Subject to the fiduciary relationship, the Manager has broad discretionary powers to manage the affairs of the Fund under the terms of the Operating Agreement and under California law. Generally, actions taken by the Manager are not subject to vote or review by the Holders, except to the limited extent provided in the Operating Agreement and under California law.

MANAGEMENT

The Manager

The Manager is AGC 8 Managing Member, LLC (the “Manager”). The Manager was formed as a Nevada limited liability company in 2011. The sole member of the Manager is ATEL Management Services, LLC (“AMS”), a subsidiary of its sole member, ATEL Capital Group LLC (“ACG”). The ATEL affiliated group of companies was founded upon the incorporation of the original leasing business in 1977, and the affiliated group was reorganized under the parent company, ATEL Capital Group, in 2001. ATEL Capital Group, the Manager and their Affiliates are sometimes collectively referred to below as “ATEL” for convenience. ATEL’s and the Manager’s offices are located at 600 California Street, 6th Floor, San Francisco, California 94108, and its telephone numbers are 415/989-8800 and 800/543-ATEL. ATEL’s officers have extensive experience with transactions involving the acquisition, leasing, financing and disposition of equipment and other financing transactions, as more fully described below and in Exhibit A hereto. The Fund itself will have no employees, but will use the services of ATEL and its Affiliates and their employees to fulfill the Fund’s administrative and operating needs. AGC 8 Managing Member, LLC is the Fund’s initial Member and, together with its parent entities, AMS and ACG, founded and organized the Fund.

Since its organization in 1977, ATEL has been active in several areas within the equipment leasing and capital asset finance industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment lease transactions originated by other leasing companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, and (iv) originating asset acquisition and other financing transactions for, and an investing in, venture capital financed “growth capital” companies.

ATEL Management Services, LLC (“AMS”) is a subsidiary of ATEL Capital Group LLC (“ACG”), its sole member. ATEL Ventures, Inc. (“AVI”) is ATEL’s originating affiliate for venture and growth capital transactions. Each of AMS and AVI is a wholly-owned subsidiary of ACG and ATEL Capital Group, respectively. ATEL Investor Services (“AIS”) is a division of ATEL Financial Services, LLC (“AFS”). AFS, AIS and AVI will perform services for the Fund under the direction of the Manager. AVI will perform financing origination and management services for the Fund; and AFS and AIS will perform partnership management, administration and investor services. Finally, the Dealer Manager, ATEL Securities Corporation (“ASC”), is a wholly-owned subsidiary of AFS. ACG is responsible for all aspects of the performance by its affiliates of services necessary to the operation of the Fund and for the facilities, personnel, equipment, financial and other resources used by its affiliates in the performance of those services.

The officers and directors of ACG and its Affiliates are as follows:

Name	Positions
Dean L. Cash	Chairman of the Board, President and Chief Executive Officer — the Manager, ACG, AMS, AFS, AVI and AEC; Director, President and Chief Executive Officer of AIS and ASC
Paritosh K. Choksi	Director, Executive Vice President, Chief Financial Officer and Chief Operating Officer — the Manager, ACG, AMS, AFS, AIS and AVI
Vasco H. Morais	Executive Vice President and General Counsel — ACG, AMS, AFS, AIS and AVI
Steven R. Rea	Executive Vice President — AVI
Russell H. Wilder	Executive Vice President — Chief Credit Officer — ACG, AMS, AFS and AVI
Samuel Schussler	Vice President and Chief Accounting Officer — the Manager, ACG, AMS, AFS, AVI and AIS

Dean L. Cash, age 61, became chairman, president and chief executive officer of ATEL in April 2001. Mr. Cash joined ATEL as director of marketing in 1980 and served as a vice president since 1981, executive vice president since 1983 and a director since 1984. He has been a director of the Dealer Manager since its organization and its president since 1986. Prior to joining ATEL, Mr. Cash was a senior marketing representative for Martin Marietta Corporation, data systems division, from 1979 to 1980. From 1977 to 1979, he was employed by General Electric Corporation, where he was an applications specialist in the medical systems division and a marketing representative in the information services division. Mr. Cash was a systems engineer with Electronic Data Systems from 1975 to 1977, and was involved in maintaining and developing software for commercial applications. Mr. Cash received a B.S. degree in psychology and mathematics in 1972 and an M.B.A. degree with a concentration in finance in 1975 from Florida State University. Mr. Cash is an arbitrator with the American Arbitration Association and is qualified as a registered principal with FINRA.

Paritosh K. Choksi, age 58, joined ATEL in 1999 as a director, senior vice president and its chief financial officer, and has been its chief financial officer, executive vice president and chief operating officer since April 2001. Prior to joining ATEL, Mr. Choksi was chief financial officer at Wink Communications Inc. from 1997 to 1999. From 1977 to 1997, Mr. Choksi was with Phoenix American Incorporated, a financial services and management company, where he held various positions during his tenure, and was senior vice president, chief financial officer and director when he left the company. Mr. Choksi was involved in all corporate matters at Phoenix and was responsible for Phoenix’s capital market needs. He also served on the credit committee overseeing all corporate investments, including its growth capital lease portfolio. Mr. Choksi was part of the executive management team which caused Phoenix’s portfolio to grow from $50 million in assets to over $2 billion. Mr. Choksi has served as a member of the board of directors of Syntel, a public company, since 1997. Mr. Choksi received a Bachelor of Technology degree in mechanical engineering from the Indian Institute of Technology, Bombay in 1975; and an M.B.A. degree from the University of California, Berkeley in 1977.

Vasco H. Morais, age 54, joined ATEL in 1989 as general counsel. Mr. Morais manages ATEL’s legal department, which provides legal and contractual support in the negotiating, drafting, documenting, reviewing and funding of lease transactions. In addition, Mr. Morais advises on general corporate law matters, and assisting on securities law issues. From 1986 to 1989, Mr. Morais was employed by the BankAmeriLease Companies, Bank of America’s equipment leasing subsidiaries, providing in-house legal support on the documentation of tax-oriented and non-tax oriented direct and leveraged lease transactions, vendor leasing programs and general corporate matters. Prior to the BankAmeriLease Companies, Mr. Morais was with the Consolidated Capital Companies in the Corporate and Securities Legal Department involved in drafting and reviewing contracts, advising on corporate law matters and securities law issues. Mr. Morais received a B.A. degree in 1982 from the University of California in Berkeley; a J.D. degree in 1986 from Golden Gate University Law School; and an M.B.A. (Finance) degree from Golden Gate University in 1997. Mr. Morais, an active member of the State Bar of California since 1986, served as co-chair of the Uniform Commercial Code Committee of the Business Law Section of the State Bar of California and was inducted as a fellow of the American College of Commercial Finance Lawyers in 2010.

Steven R. Rea, age 43, joined ATEL in 2000 and serves as executive vice president of ATEL Ventures, Inc. Prior to joining ATEL, Mr. Rea was employed at Imperial Bank (now Comerica) from 1999 to 2000, where he managed the venture leasing department for the emerging growth division. From 1997 to 1999, Mr. Rea was employed at LINC Capital, Inc., a specialty finance and venture leasing company, where he was responsible for originating, structuring and negotiating equipment leasing and other asset-backed financing for emerging growth companies. From 1994 to 1997, Mr. Rea was an account executive and later vice president of business development at Interlease Group Ltd., a diversified financial services company, specializing in financings for venture backed companies. From 1992 to 1994, Mr. Rea was with Automatic Data Processing as a senior district sales manager. Mr. Rea received a B.S. degree in finance from San Diego State University in 1991.

Russell H. Wilder, age 57, joined ATEL in 1992 as vice president of ATEL Business Credit, Inc. and in 1995 became its senior vice president of operations. He has also served as chief credit officer to ATEL Financial Corporation since October 1992. From 1990 to 1992 Mr. Wilder was a personal property broker specializing in equipment leasing and financing and an outside contractor in the areas of credit and collections. Prior to 1990, Mr. Wilder had numerous assignments in the credit and operations departments for small, mid-size and big ticket lease transactions with Westinghouse Credit, Wells Fargo Leasing and Fireside Thrift Co., a Teledyne subsidiary. Mr. Wilder holds a BS with Honors in Agricultural Economics and Business Management from the University of California at Davis. He has been awarded the Certified Lease Professional designation by the United Association of Equipment Lessors.

Samuel Schussler, age 59, was appointed chief accounting officer of ATEL Capital Group and its affiliates in August 2006. Mr. Schussler served as senior vice president — finance for Velocity Express Corporation, Westport, Connecticut, from 2004 through March of 2006, and was employed as an independent financial consultant from March 2006 through August 2006. From 2001 through 2003, he served as chief operating officer and chief financial officer of New Century Packaging LLC in Scottsdale, Arizona. From 1999 through 2001, Mr. Schussler served as vice president — finance and chief financial officer of Biogenix Laboratories, Inc. in San Ramon, California. Mr. Schussler received his B.B.A. in Accounting Practice from Pace University  — New York in 1974, and his M.B.A. in Finance from the New York University Graduate School of Business Administration in 1977. He was granted licensure as a C.P.A. in New York and in Arizona.

Management of the Fund’s Operations and Administration

An Affiliate of the Manager, ATEL Ventures, Inc., will have primary responsibility for selecting and negotiating potential financing transactions, and managing the Fund’s Portfolio Assets subject to the Manager’s supervision and approval. The Manager’s Growth Capital Investment Committee will approve any acquisition before it is consummated. The Growth Capital Investment Committee currently consists of Dean L. Cash, Paritosh K. Choksi and Russell H. Wilder.

Management services to be provided by AVI include acting as a liaison with customers, general supervision of customers to ensure compliance with the terms of asset financings, arranging for maintenance and related services with respect to any collateral taken by the Fund, and the supervision, monitoring and review of others performing services for the Fund.

AFS will be primarily responsible for Fund administration and reporting. AFS will be responsible for the design and operation of the Fund’s disclosure controls and procedures to comply with federal securities law reporting requirements, and will be responsible for performing periodic evaluations of these controls and procedures.

Management Compensation

The Fund does not pay the officers or directors of the Manager or its Affiliates any compensation. However, the Fund will pay the Manager and its Affiliates the fees and other compensation described under “Management Compensation” above in this Prospectus. Furthermore, the Fund will reimburse the Manager and its Affiliates for certain costs incurred on behalf of the Fund, including the cost of certain personnel (excluding controlling persons of the Manager) who will be engaged by the Manager to perform administrative, accounting, secretarial, transfer and other services required by the Fund. Such individuals may also perform similar services for the Manager, its Affiliates and other investment programs to be formed in the future.

Changes in Management

The Operating Agreement provides that the Manager may be removed as Manager at any time upon the vote of Holders owning more than 50% of the total outstanding Units entitled to vote, and Holders have the right to elect a successor Manager in place of the removed Manager by a similar vote. The Manager may only withdraw voluntarily from the Fund with the approval of Holders owning in excess of 50% of the Units entitled to vote on Fund matters. The Holders have no voice in the election of directors or appointment of officers of the Manager or its parent, ATEL Capital Group, and the capital stock of such entities can be transferred without the consent of the Fund or the Holders.

If the Manager is removed and was the sole remaining Manager, the Fund will be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the removal of the Manager, elect a successor Manager and continue the Fund’s business on the same terms and conditions, but with a name which does not include or in any way refer to the name of the removed Manager. If the business of the Fund is continued, the removed Manager is entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the removed Manager and the remaining or new Managers, or, if they cannot agree, by arbitration. The Fund will pay to the removed Manager an amount equal to the then present fair market value of the interest so determined. If the removed Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of revenues and distributions the Manager would otherwise have received under the Operating Agreement had such Manager not withdrawn. If the Manager has been removed involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. See Section 17 of the Operating Agreement attached as Exhibit B to this Prospectus.

The Dealer Manager

ATEL Securities Corporation (the “Dealer Manager”) was organized in October 1985 principally for the purpose of assisting in the distribution of securities of programs to be sponsored by ATEL. The Dealer Manager became a member of the National Association of Securities Dealers, Inc. (now the Financial Industry Regulatory Authority or “FINRA”) in February 1986. The Dealer Manager is a wholly-owned subsidiary of ATEL Financial Services, LLC. The Dealer Manager will provide certain wholesaling services to the Fund in connection with the distribution of the Units offered hereby.

PRIOR PERFORMANCE SUMMARY

Affiliates of AGC 8 Managing Member, LLC, the Manager of the Fund, have extensive experience in the equipment financing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs (v) originating, negotiating and structuring acquisition and other capital financing for emerging growth companies, including rights to purchase equity interests, and sponsoring investment programs to provide such financing; and (vi) supervising and arranging for the supervision of equipment management and marketing on leasing and other financing transactions involving total equipment costs approximating $2.0 billion.

ATEL has sponsored seven private growth capital programs (the “Prior Private Programs”), six of which have completed their placements of equity interests through September 30, 2011, with investment objectives similar to those of the Fund. These private programs were formed to engage exclusively in growth capital financing.

ATEL Venture Fund (“AVF”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 1999. AVF terminated its offering as of August 31, 2001. As of that date, $8,846,000 of offering proceeds had been received from approximately 147 investors. All of the proceeds were committed to growth capital financing transactions, organization and offering expenses, working capital and capital reserves. AVF had acquired growth capital financing transactions representing a total capital investment of $11,560,698 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $11,551,648 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund (“AGCF”), commenced a private offering of up to $25,000,000 of its limited liability company shares on June 1, 2003. AGCF terminated its offering as of May 31, 2005. As of that date, $21,010,000 of offering proceeds had been received from approximately 329 investors. AGCF had acquired growth capital financing transactions representing a total capital investment of $37,420,537 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $29,679,396 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund II, LLC (“AGCF II”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 2005. AGCF II terminated its offering as of November 28, 2006. As of that date, $25,000,000 of offering proceeds had been received and accepted. AGCF II had acquired growth capital financing transactions representing a total capital investment of $36,657,732 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $27,724,716 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund III, LLC (“AGCF III”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective November 29, 2006. AGCF III terminated its offering as of August 15, 2007. As of that date, $35,000,000 of offering proceeds had been received and accepted. AGCF III had acquired growth capital financing transactions representing a total capital investment of $39,481,708 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $24,851,352 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund IV, LLC (“AGCF IV”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective August 1, 2007. AGCF IV terminated its offering as of January 22, 2009. As of that date, $34,995,000 of offering proceeds had been received and accepted. AGCF IV had acquired growth capital financing transactions representing a total capital investment of $30,042,486 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $14,853,357 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund V, LLC (“AGCF V”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective January 22, 2009. AGCF V terminated its offering as of July 31, 2010. As of that date, $17,085,000 of offering proceeds had been received and accepted. AGCF V had acquired growth capital financing transactions representing a total capital investment of $12,062,905 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $2,392,006 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund VI, LLC (“AGCF VI”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective September 15, 2010. As of September 30, 2011, AGCF VI had received offering proceeds of $4,450,000 and commenced operations. As of September 30, 2011, AGCF VI had acquired four growth capital financing transactions for $868,568, and had no dispositions.

Further, in addition to this Fund, ATEL has sponsored fourteen prior public equipment leasing programs (the “Prior Public Programs”), during the past twenty years. The Prior Public Programs and Prior Private Programs are together referred to below as the “Prior Programs.” The Prior Public Programs have had investment objectives which differ in certain material respects from those of this Fund and the Prior Private Programs. The Prior Public Programs were formed to invest primarily in capital equipment subject to net leases to major corporations. The Prior Private Programs have been formed to engage primarily in growth capital investment, financing the acquisition of equipment by emerging growth companies and acquiring equity interests and other investments in such companies. The Prior Private Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired or financed, the structure of the financing arrangements with respect to such equipment, the credit criteria for lessees and borrowers, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore, all of the information set forth in the tables included in Exhibit A to this Prospectus may be deemed to relate to programs with investment objectives similar to those of the Fund.

In addition to the Fund, the Manager and / or its affiliates has sponsored fourteen prior public equipment leasing and financing programs (the “Prior Programs”).

The first Prior Program, ATEL Cash Distribution Fund, LP (“ACDF”), commenced a public offering of up to $10,000,000 of its equity interests on March 11, 1986. ACDF terminated its offering on December 18, 1987 after raising a total of $10,000,000 in offering proceeds from a total of approximately 1,000 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF acquired a variety of types of equipment with a total purchase cost of approximately $11,133,679. All of such equipment had been sold and the partnership was terminated as of December 31, 1997.

The second Prior Program, ATEL Cash Distribution Fund II, LP (“ACDF II”), commenced a public offering of up to $25,000,000 (with an option to increase the offering to $35,000,000) of its equity interests on January 4, 1988. ACDF II terminated its offering on January 3, 1990 after raising a total of $35,000,000 in offering proceeds from a total of approximately 3,100 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF II acquired a variety of types of equipment with a total purchase cost of approximately $52,270,536. All of such equipment had been sold and the partnership was terminated as of December 31, 1998.

The third Prior Program, ATEL Cash Distribution Fund III, LP (“ACDF III”), commenced a public offering of up to $50,000,000 (with an option to increase the offering to $75,000,000) of its equity interests on January 4, 1990. ACDF III terminated its offering on January 3, 1992 after raising a total of $73,855,840 in offering proceeds from a total of approximately 4,822 investors, all of which proceeds were committed to equipment acquisitions, estimated organization and offering expenses and capital reserves. ACDF III acquired a variety of types of equipment with a total purchase cost of approximately $99,629,942. All of such equipment had been sold and the partnership was terminated as of December 31, 2000.

The fourth Prior Program, ATEL Cash Distribution Fund IV, LP (“ACDF IV”), commenced a public offering of up to $75,000,000 of its limited partnership interests on February 4, 1992. ACDF IV terminated its offering on February 3, 1993 after raising a total of $75,000,000 in offering proceeds from a total of approximately 4,873 investors, all of which proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF IV acquired a variety of types of equipment with a total purchase cost of $108,734,880. All of such equipment had been sold as of December 31, 2004.

The fifth Prior Program, ATEL Cash Distribution Fund V, LP (“ACDF V”), commenced a public offering of up to $125,000,000 of its limited partnership interests on February 22, 1993. ACDF V terminated its offering on November 15, 1994. As of that date, $125,000,000 of offering proceeds had been received from approximately 7,217 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF V acquired a variety of types of equipment with a total purchase cost of $187,595,762 as of September 30, 2011. Of such equipment, items representing an original purchase cost of $163,797,861 had been sold as of September 30, 2011.

The sixth Prior Program, ATEL Cash Distribution Fund VI, LP (“ACDF VI”), commenced a public offering of up to $125,000,000 of its limited partnership interests on November 23, 1994. ACDF VI terminated its offering on November 22, 1996. As of that date, $125,000,000 of offering proceeds had been received from approximately 6,401 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACDF VI acquired a variety of types of equipment with a total purchase cost of $208,320,158 as of September 30, 2011. Of such equipment, items representing an original purchase cost of $184,521,756 had been sold as of September 30, 2011.

The seventh Prior Program, ATEL Capital Equipment Fund VII, LP (“ACEF VII”), commenced a public offering of up to $150,000,000 of its limited partnership interests on November 29, 1996. ACEF VII terminated its offering on November 29, 1998. As of that date, $150,000,000 of offering proceeds had been received from approximately 5,386 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VII had acquired a variety of types of equipment with a total purchase cost of $306,123,226 as of September 30, 2011. Of such equipment, items representing an original purchase cost of $247,324,810 had been sold as of September 30, 2011.

The eighth Prior Program, ATEL Capital Equipment Fund VIII, LLC (“ACEF VIII”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on December 7, 1998. ACEF VIII terminated its offering on November 30, 2000. As of that date, $135,701,380 of offering proceeds had been received from approximately 3,625 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF VIII had acquired a variety of types of equipment with a total purchase cost of $248,513,253 as of September 30, 2011. Of such equipment, items representing an original purchase cost of approximately $205,673,965 had been sold as of September 30, 2011.

The ninth Prior Program, ATEL Capital Equipment Fund IX, LLC (“ACEF IX”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on January 16, 2001. ACEF IX terminated its offering as of January 15, 2003. As of that date, $120,652,160 of offering proceeds had been received from approximately 3,238 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses and capital reserves. ACEF IX had acquired a variety of types of equipment and invested in notes receivable with a total cost of $192,299,637 as of September 30, 2011. Of such equipment, items representing an original purchase cost of approximately $92,383,172 had been sold or disposed as of September 30, 2011.

The tenth prior public program, ATEL Capital Equipment Fund X, LLC (“ACEF X”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on March 12, 2003. ACEF X terminated its offering on March 11, 2005. As of that date, $140,192,575 of offering proceeds had been received from approximately 3,228 investors. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF X had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $211,971,014 as of September 30, 2011. Of such equipment, items representing an original purchase cost of approximately $53,813,380 had been sold or disposed as of September 30, 2011.

The eleventh prior public program, ATEL Capital Equipment Fund XI, LLC (“ACEF XI”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on April 11, 2005. The offering was terminated as of April 30, 2006. As of September 30, 2011, $52,311,070 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ACEF XI had acquired a variety of types of equipment and invested in notes receivable with a total purchase cost of $82,065,156 as of September 30, 2011. Of such equipment, items representing an original purchase cost of approximately $30,425,030 had been sold or disposed as of September 30, 2011.

The twelfth prior public program, ATEL 12, LLC (“ATEL 12”), commenced a public offering of up to $200,000,000 of its limited liability company member interests on September 26, 2007. The offering was terminated as of September 25, 2009. As of that date, $30,021,320 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 12 had acquired equipment and invested in notes receivable with a total purchase cost of $28,151,939 as of September 30, 2011. Of such equipment, items representing an original purchase cost of approximately $1,011,007 had been sold or disposed as of September 30, 2011.

The thirteenth prior public program, ATEL 14, LLC (“ATEL 14”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 7, 2009. As of September 30, 2011, $77,854,620 of offering proceeds had been received. All of the proceeds were committed to equipment acquisitions, organization and offering expenses, working capital and capital reserves. ATEL 14 had acquired equipment and invested in notes receivable with a total purchase cost of $47,639,404 as of September 30, 2011. Of such equipment, items representing an original purchase cost of approximately $1,000,963 had been sold or disposed as of September 30, 2011.

The fourteenth prior public program, ATEL 15, LLC (“ATEL 15”), commenced a public offering of up to $150,000,000 of its limited liability company member interests on October 28, 2011.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities Exchange Commission by each of the Prior Public Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 California Street, 6 th Floor, San Francisco, California 94108 or by calling the Manager at (415)-989-8800.

As of September 30, 2011, the Prior Programs have invested approximately $220.0 million in growth capital financing transactions since 1999. Only a minor portion of the growth capital investments were purchased by Prior Public Program portfolios. The net aggregate unrecovered investment in growth capital transactions for all Prior Programs was approximately $7.9 million as of September 30, 2011, or an approximate 0.30% per annum, substantially less than the amount assumed by the Manager and its Affiliates in structuring these portfolios as the losses to be anticipated in the ordinary course of growth capital financing losses. There is no identifiable trend in the frequency or amount of defaults experienced by Prior Private Programs. It should be noted that the Fund, like Prior Private Programs, provides financing to customers who are in an earlier stage of their business development than the lessees to whom the Prior Public Programs provide financing. These emerging growth companies are generally less creditworthy than more established companies and the Fund and the Prior Private Programs can therefore anticipate a higher rate of customer default than experienced by the Prior Public Programs.

As discussed in this Prospectus, fluctuations in demand for growth capital financing may affect the ability of a financing program to invest its capital in a timely manner. During the period from 1999 through 2003, growth capital and other capital asset financing companies experienced a more difficult market in which to make suitable investments as a result of reduced growth and changing economic conditions in the U.S economy and the consequent softening of demand for capital equipment during that period. Delays in investment may have a negative impact on the operating results of programs that were actively seeking to invest their capital during that period. In particular AVF experienced such adverse impact from delays in investment. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit the other Prior Programs to pursue their investment objectives.

INCOME, LOSSES AND DISTRIBUTIONS

The taxable income and taxable loss of the Fund (the “Net Income and Net Loss”) will be allocated to the investors, and Fund cash distributions will be allocated to the Manager in payment of the Promotional Interest and Carried Interest (as described under “Management Compensation” and provided in Section 10.4 of the Operating Agreement) with the balance of all cash distributions paid to investors.

Allocations of Net Income and Net Loss

The Fund will close its books as of the end of each quarter and allocate Net Income, Net Loss and cash distributions on a daily basis, i.e., Fund items will be allocated to the investors in the ratio in which the number of Units held by each of them bears to the total number of Units held by all as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and cash distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and cash distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and cash distributions shall be apportioned in the ratio in which (i) the number of Units held by each investor multiplied by the number of days during the period the investor owned the Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss and cash distributions with respect to any quarter will be allocated to Units repurchased by the Fund during such quarter, and such Units will not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations. Transfers of Member interests will not be effective for any purpose until the first day of the following quarter.

Timing and Method of Distributions

Fund cash distributions are generally made and allocated to Holders on a quarterly basis. However, the Manager will determine amounts available for distributions on a monthly rather than quarterly basis. All investors will be entitled to elect to receive distributions monthly rather than quarterly by designating such election in a written request delivered to the Manager. An initial election to receive monthly rather than quarterly distributions may be made at the time of subscription by designating such election on the Subscription Agreement. Thereafter, each investor may, during each fiscal quarter, designate an election to change the timing of distributions payable to the investor for the ensuing fiscal quarter by delivering to the Manager a written request. Investors who have previously elected monthly distributions may at such time elect to return to quarterly distributions and those receiving quarterly distributions may elect monthly distributions for the following quarter. Distributions will be made by check payable to the record Holder unless another payee is designated in writing executed by the Holder. Holders may elect in writing to have distributions paid by wire transfer to designated accounts. Wire transfer instructions may be given upon subscription or may be provided at any time thereafter for subsequent distributions.

During the Fund’s offering and operating stages, extending through the end of a six-year period following the end of the offering of Units, the Fund expects to make regular cash distributions to investors. After the end of the Fund’s operating stage, the Fund intends to distribute to investors all available cash through the final liquidation of the Fund, which is expected to occur approximately ten years following the end of the offering period. During this liquidation stage, the timing and amount of distributions are expected to be less regular than during the operating stage.

Allocations of Distributions

Distributions will be allocated among investors on the same basis as Net Income and Net Loss. Amounts to be distributed will be determined after payment of Fund operating expenses, establishment or restoration of capital reserves deemed appropriate by the Manager, and, to the extent permitted, reinvestment in additional equipment.

A significant portion of each distribution is expected to consist of principal amortization on Fund financing transactions, and so will constitute a return of capital for tax and accounting purposes. Until investors receive total distributions equal to their original investment, a portion of each distribution will be deemed a return of capital rather than a return on capital for investment purposes. Notwithstanding the foregoing, however, the Manager intends to make distributions only out of cash from operations and not out of capital reserves or offering proceeds held pending investment.

The Fund is intended to be self-liquidating. After the sixth year following the year in which the offering terminates, the Fund will distribute all available cash, other than reserves deemed required for the proper operation of its business, including reserves needed to preserve the value of Portfolio Assets or to purchase investments the Fund has committed to buy prior to the end of the Reinvestment Period. During this liquidation stage, rates of distributions may vary and distributions may be suspended while Fund debt is repaid from disposition proceeds before net disposition proceeds are distributed to Unit holders.

When the Fund liquidates, and after the Fund pays its creditors (including Unit holders who may be creditors), the Fund will distribute any remaining proceeds of liquidation in accordance with each Member’s positive Capital Account balance. As a result, if cash distributions are made during the period between the date investors are first admitted to the Fund and the end of the offering of Units, it is likely that different amounts would be distributable upon liquidation to the different investors, depending on their then Capital Account balances. This difference will be substantially reduced or eliminated by the special allocation to investors of income or gain, which could equalize their Capital Account balances. In particular, if distributions made during the offering period to investors who were admitted at the initial admission date reflect a return of capital (or to the extent that such investors receive allocations of net losses relating to the offering period), such investors will receive less on liquidation of the Fund than those who were admitted at the final admission date. Furthermore, to the extent that those investors who were admitted at the first admission date receive allocations of net profits relating to the offering period in excess of the distributions of cash for that same period, such investors will receive more distributions on liquidation than those investors who are admitted at end of the offering. As noted above, any differences would be substantially reduced or eliminated to the extent the Manager equalizes Capital Accounts through special allocations of income or gain.

Reinvestment

The Fund has the power to reinvest revenues during the period ending six years after the year the offering ends. Before the Fund can reinvest in portfolio assets, however, the Fund must, at a minimum, distribute

(i) enough cash to allow an investor in a 35% federal income tax bracket to meet the federal and state income taxes due on income from the operations of the Fund;

(ii) through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of:

(a) a rate of return on their original capital contribution equal to 4% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 10% per annum and a maximum of 11% per annum), or

(b) 90% of the total amount of cash available for distributions; and

(iii) for each quarter during the rest of the Reinvestment Period, an amount equal to 11% per annum on their original capital contribution.

The following chart illustrates the anticipated cycle of distributions to investors during the Fund’s three basic stages, funding, operations and liquidation. The amount of distributions is expected to vary during the initial funding stage of the Fund, as it raises equity capital through the sale of Units, acquires its initial investment portfolio and leverages its portfolio. Then, distributions are expected to become level as the Fund is required during its six year operations stage to make minimum distributions to investors prior to any reinvestment of the Fund’s operating cash flow. There can be no assurance, however, as to the rate or availability of distributions during any period, or the rate of reinvestment, if any, during the operations stage. The availability of cash for distributions, and the rate of distributions, if any, during all stages will be dependent on the success of Fund operations and the Fund’s need to pay operating expenses, to repay debt, the terms of which may require suspension of distributions during some periods, and to establish necessary capital reserves. After the operations stage, the Fund is expected to enter into a two to four year liquidation stage during which all cash flow not required for Fund obligations, including repayment of debt and establishment of capital reserves, will be distributed to investors. Distributions during this period are expected to fluctuate as amounts vary depending on the rate of liquidation of the portfolio, the residual values realized upon expiration of leases and disposition of investment assets, the amount of remaining lease revenues, the amount of operating expenses incurred, the need to repay portfolio debt, and the establishment of necessary capital reserves. Investors should note that there can be no assurance as to the amount or timing of any distributions, or as to the duration of the Fund’s liquidation period and term to final liquidation, which, as described above, will depend on a number of factors affecting Fund operations.

Return of Unused Capital

Any net offering proceeds received by the Fund during the first twelve months of the offering not committed to investment in portfolio assets by 24 months after the beginning of the offering, and any offering proceeds received in a second year of the offering not committed to investment by a date 12 months after the end of the offering (except amounts used to pay operating expenses or required as capital reserves) will be distributed to investors pro rata as a return of capital. In addition, in order to refund to the investors the amount of Front End Fees attributable to such returned capital, the Manager has agreed to contribute to the Fund, and the Fund will distribute to investors pro rata, the amount by which the unused capital so distributed, divided by the percentage of offering proceeds remaining after payment of all Front End Fees, exceeds the amount of unused capital distributed.

Cash from Capital Reserve Account

The Operating Agreement requires that the Fund initially establish a cash reserve for general working capital purposes in an amount equal to not less than ½ of 1% of the offering proceeds (equal to $6,000 if the minimum Units are sold and $375,000 if the maximum Units are sold). Any cash reserves used need not be restored, and, if restored, may be restored from the operating revenues of the Fund. Distributions of cash reserves will be allocated and distributed in the same manner as cash proceeds from sales of Portfolio Assets. Cash reserves that the Manager deems no longer required as capital reserves may be distributed or invested by the Fund.

Sources of Distributions — Accounting Matters

The amount of cash the Fund will distribute to investors each year is not the same as the amount of taxable income that is passed through to the investor. For example, the Fund may have tax deductions that do not represent direct cash expenses, so the Fund may have more cash available to distribute than it has taxable income. When an investor receives a distribution of more cash in a year than his share of income, he will be deemed to be receiving a return of his invested capital rather than investment income. Distributions by the Fund may be characterized differently for tax, accounting and economic purposes as a return of capital, investment income or a portion of each.

CAPITALIZATION

The capitalization of the Fund, as of the date of this Prospectus and as adjusted to reflect the issuance and sale of the Units offered hereby assuming the minimum 120,000 Units and the maximum 7,500,000 Units are sold, is as follows:

	As of the Date hereof	Minimum 120,000 Units	Maximum 7,500,000 Units
Units of Member Interest ($10 per Unit)	50	1,200,500	75,000,500
Total Capitalization	$500	$1,200,500	$75,000,500
Less Estimated Organization and Offering Expenses	—	150,000	9,375,000
Net Capitalization	$500	$1,050,500	$65,625,500

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

Until receipt and acceptance of subscriptions for 120,000 Units, the Fund will not commence active operations.

After the minimum capital is received, subscription proceeds will be released to the Fund from escrow and applied to the payment or reimbursement of Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of $1,050,000. As additional subscriptions for Units are received, the Fund will experience a relative increase in liquidity and the Fund will experience a corresponding decrease in liquidity as capital is expended in the purchase of its portfolio investments.

The Fund will acquire its investments with cash. The Fund will not borrow to acquire its Portfolio Assets and does not intend or expect to incur any indebtedness. The Fund anticipates that it would incur indebtedness only in the event that it is required to borrow for temporary working capital purposes. It may also engage in short term borrowing against committed cash flow due on its investments in order to provide an even rate of distributions and resulting capital account adjustments during its offering period. The Fund has no arrangements or commitments from any lender with respect to any such borrowing, however, and there can be no assurance that it will engage in any such borrowing.

Until required for the acquisition or operation of portfolio investments, the offering proceeds will be held in short-term, liquid investments. The Fund is required by the Operating Agreement to establish an initial working capital reserve in the amount of ½ of 1% of the Gross Proceeds.

For both financial reporting and tax purposes, Portfolio Assets will generally be amortized over the terms of the financing transactions.

The potential effects of inflation on the Fund are difficult to predict. If the general economy experiences significant rates of inflation, however, it could affect the Fund in a number of ways. Revenues from existing financing transactions would not generally increase with inflation, as the Fund does not expect to provide for any inflation escalation clauses in its financing transactions. Nevertheless, the anticipated values of its collateral may be expected to increase with inflation as the cost of similar new and used equipment increases.

Fluctuations in prevailing interest rates could also affect the Fund. The cost of capital reflected in interest rates will be a significant factor in determining market rates for the Fund’s portfolio of financing transactions. The Fund would expect that increases or decreases in prevailing interest rates would generally result in corresponding increases or decreases in available rates on the Fund’s new financing transactions. However, interest rate fluctuations would generally have little or no effect on existing financing transactions, as the Fund expects that the interest rates on its financing transactions will generally be fixed without any adjustment related to prevailing market interest rates.

FEDERAL INCOME TAX CONSEQUENCES

Preface

This section of the Prospectus addresses all material federal income tax considerations which may be relevant to a “typical” investor. ATEL considers a typical investor to be a natural person who is a citizen of the United States. This section is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this section does not deal with all aspects that might be relevant to a particular prospective investor, in light of the investor’s personal circumstances. The tax treatment for non-typical investors may differ significantly from the tax consequences outlined in this section. Non-typical investors include trusts, corporations, tax-exempt organizations, employee benefit plans, and foreign investors. State and local tax consequences may differ from the federal income tax consequences described below.

It is impractical to set forth in this Prospectus all aspects of federal, state, local and foreign tax law which may affect an investment in the Fund. Nevertheless, as noted above, this section of the Prospectus addresses all material federal income tax considerations which may be relevant to a “typical” investor. The tax consequences of investing in Units will not be the same for all investors. A careful analysis by each investor of the investor’s particular tax situation is required to evaluate this investment properly. Furthermore, the discussion of various aspects of federal, state, local and foreign taxation and of counsel’s opinion contained herein is based on the Internal Revenue Code, existing laws, judicial decisions and administrative regulations, rulings and practice, all of which are subject to change. Therefore, ATEL urges each investor to consult with the investor’s own tax advisor prior to investing in Units.

Opinions of Derenthal & Dannhauser LLP

Derenthal & Dannhauser LLP is of the opinion that, for federal income tax purposes:

—	The Fund is classified as a partnership and not as an association taxable as a corporation.
—	The Fund will not be treated as a publicly traded partnership.
—	Upon admission to the Fund, an investor will be a Member of the Fund.
—	The IRS will not significantly modify the allocations of taxable income and tax loss under the Operating Agreement.

In addition, to the extent the summaries of federal income tax consequences herein contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions are correct under the Internal Revenue Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS and judicial decisions.

The opinions of Derenthal & Dannhauser LLP are based upon the facts described in this Prospectus, and the assumption that the Fund will operate its business as described in this Prospectus. Any alteration of the facts may adversely affect the opinions rendered. Furthermore, the opinions of counsel are based upon existing law, which is subject to change either prospectively or retroactively.

Counsel’s tax opinions represent only Derenthal & Dannhauser LLP’s best legal judgment. The opinions have no binding effect on, or official status with, the IRS or any other government agency. The Fund has not requested an IRS ruling on any matter. There can be no assurance that the IRS will not challenge any of Derenthal & Dannhauser LLP’s conclusions.

The Fund’s management will prepare its income tax information returns. Such matters will be handled by the Fund. Tax counsel to the Fund will not prepare or review the Fund’s income tax information returns.

Classification as a Partnership

The Manager and the Fund have represented to counsel that the Fund will not elect to be treated as a corporation for federal income tax purposes under the Internal Revenue Code Section 7701 Treasury Regulations. Based on such representation, Derenthal & Dannhauser LLP is of the opinion that the Fund will be classified as a partnership and will not be treated as an association taxable as a corporation for federal income tax purposes. Derenthal & Dannhauser LLP’s opinion is based upon ATEL’s factual representations and the continued effectiveness of the Treasury Regulations. If the Treasury Department were to amend its Regulations, it is possible that the Fund would not qualify as a partnership under the amended regulations.

Notwithstanding the preceding, if Units are considered publicly traded the Fund will be treated as a corporation under the publicly traded partnership provisions of Internal Revenue Code Section 7704. The Fund will be treated as publicly traded if Units are traded on an established securities market, or readily tradable on a secondary market or the substantial equivalent thereof. An established securities market includes a securities exchange as well as a regular over-the-counter market. Treasury Regulations under Internal Revenue Code Section 7704 state that a secondary market for an entity’s interests generally is indicated by the existence of a person standing ready to make a market in the interests, or where the holder of an interest has a readily available, regular and ongoing opportunity to sell or exchange his interest through a public means of obtaining or providing information on offers to buy, sell or exchange interests. Complicity or participation of the entity is relevant in determining whether there is public trading of its interests. A partnership will be considered as participating in public trading where trading in its interests is in fact taking place and the partnership’s governing documents impose no meaningful limitation on the holders’ ability to readily transfer their interests. A partnership’s right to refuse to recognize transfers is not a meaningful limitation unless such right actually is exercised.

Whether the Units will become readily tradable on a secondary market or the substantial equivalent thereof cannot be predicted with certainty. The Units will not be deemed readily tradable on a secondary market or the substantial equivalent thereof if any of the safe harbors included in the Treasury Regulations is satisfied. One of these is the 2% safe harbor. If the sum of the interests in Fund capital or profits that are sold or otherwise transferred during a tax year does not exceed 2% of the total interests in capital or profits, then a secondary market or its equivalent in Units will not exist.

The Fund has no control over an independent third person establishing a secondary market in Units. However, the Fund’s operating agreement requires that an investor obtain the consent of ATEL prior to any transfers of Units. ATEL intends to exercise its discretion in granting and withholding its consent to transfers so as to fall within the parameters of the 2% safe harbor. If the Fund complies with the 2% safe-harbor provision of the Treasury Regulations, Derenthal & Dannhauser LLP is of the opinion that the Fund will not be considered a publicly traded partnership.

If the Fund were treated for federal income tax purposes as a corporation in any year, (i) instead of there being no tax at the Fund level, the Fund would be required to pay federal income taxes upon its taxable income; (ii) state and local income taxes could be imposed on the Fund; (iii) losses of the Fund would not be reportable by the investors on their personal income tax returns; (iv) any distributions would be taxable to an investor as (a) ordinary income to the extent of current or accumulated earnings and profits, and (b) gain from the sale of the investor’s Units to the extent any distribution exceeded such earnings and profits and the tax basis of such Units; (v) distributions would be classified as portfolio income which would not be available to offset passive activity losses. See “Limitation on Deduction of Losses — Classification of Income as Portfolio” below. Also, a change in status from a partnership to a corporation could result in taxable income to an investor. The amount of taxable income would equal his share of the liabilities of the Fund over the adjusted basis of his Units.

Any of the foregoing would substantially reduce the effective yield on an investment in Units.

Allocations of Profits and Losses

In general, a partner’s distributive share of partnership income, gain, deduction or loss will be determined in accordance with the operating or partnership agreement. However, if such allocations do not have substantial economic effect, distributive shares will be determined in accordance with the partners’ interests in the partnership.

An allocation has economic effect under the Treasury Regulations if: (i) each partner’s share of partnership items is reflected by an increase or decrease in the partner’s capital account; (ii) liquidation proceeds are distributed in accordance with capital account balances; and (iii) any partner with a capital account deficit following the distribution of liquidation proceeds is required to restore such deficit.

An allocation can have economic effect even if a partner is not required to restore a deficit balance in his capital account, but only (i) to the extent the allocation does not reduce his capital account balance below zero; and (ii) if the operating or partnership agreement contains a qualified income offset. An agreement contains a qualified income offset if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution that reduces his capital account below zero will be allocated income or gain in an amount and manner sufficient to eliminate his deficit capital account balance as quickly as possible.

Special rules apply to the allocation of deductions attributable to nonrecourse debt. Such allocations will be respected under the Treasury Regulations if the partners who are allocated the deductions bear the burden of the future income related to the previous deductions. In particular, the following additional elements must be satisfied: (i) the operating or partnership agreement must provide for allocations of nonrecourse deductions in a manner consistent with allocations of some other significant partnership item related to the property securing the nonrecourse debt, provided such other allocations have substantial economic effect; (ii) all other material allocations and capital account adjustments under the operating or partnership agreement are recognized under the Treasury Regulations; and (iii) the operating or partnership agreement contains a minimum gain chargeback.

A minimum gain chargeback provides that, if there is a net decrease in partnership minimum gain during a tax year, all partners will be allocated items of partnership income and gain in proportion to, and to the extent of, an amount equal to the portion of such partner’s share of the net decrease in partnership minimum gain. The amount of partnership minimum gain is determined by computing the amount of gain, if any, that would be realized by the partnership if it disposed of the property subject to the nonrecourse liability in full satisfaction thereof.

The Fund’s operating agreement prohibits losses from being allocated to an investor that would cause a deficit capital account in excess of the investor’s share of Fund minimum gain. Nonrecourse deductions will be allocated in the same manner as operating profits and losses. The operating agreement contains a minimum gain chargeback provision and a qualified income offset provision that are intended to comply with the provisions of the Treasury Regulations. The operating agreement provides that capital accounts will be maintained in accordance with the provisions of the Treasury Regulations. The operating agreement also provides that proceeds on liquidation will be distributed in accordance with positive capital account balances. Therefore, Derenthal & Dannhauser LLP is of the opinion that the allocations included in the operating agreement would not be significantly modified if challenged by the IRS.

The economic effect of a partnership’s allocations also must be “substantial.” Under Section 1.704-1(b)(2)(iii) of the Treasury Regulations, the economic effect of an allocation is substantial if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the partners from the partnership, independent of tax consequences. Notwithstanding the foregoing, the economic effect is not substantial if, at the time that the allocation becomes part of the partnership agreement, (i) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement, and (ii) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocations were not contained in the partnership agreement. The Regulations include a presumption that the book value of depreciable partnership property is presumed to be its fair market value, and adjustments to book value will be presumed to be matched by corresponding changes in fair market value. Counsel is of the opinion that the economic effect of the allocations in the Operating Agreement is substantial.

Income Recognition

The Fund will prepare its tax returns using the accrual method of accounting, unless the Fund is permitted to use the cash method of accounting under Treasury Regulations and the Fund elects to do so. Under the accrual method, the Fund will include in income interest as and when earned by the Fund, whether or not received. Thus, the Fund may be required to recognize income sooner than would be the case under the cash method of accounting. Even if the Fund is permitted to and elects to use the cash method of accounting, it may be required to recognize interest as income prior to cash receipt thereof, under the original issue discount (“OID”) rules of the Internal Revenue Code. However, the Manager does not anticipate that any loan will be made on terms that would require imputation of interest under the OID rules.

Taxation of Investors

As a partnership for federal income tax purposes, the Fund itself will not be subject to any federal income taxes. Nonetheless, the Fund will file federal partnership information tax returns for each calendar year.

Each investor will be required to report on his own federal income tax return his share of Fund items of income, gain, loss, deduction or credit. An investor will be subject to tax on his distributive share of Fund income whether or not any distribution is made to him.

If the amount of a distribution to an investor for any year exceeds the investor’s share of the Fund’s taxable income for the year, the excess will constitute a return of capital. A return of capital is applied first to reduce the tax basis of the investor’s Units. Any amounts in excess of such tax basis generally will be taxable as a gain from the sale of a capital asset. However, all or a portion of a distribution to an investor in exchange for:

(i) an interest in inventory items which have substantially appreciated in value, or

(ii) unrealized receivables

will generally result in the receipt of ordinary income. The terms inventory items and unrealized receivables are specially defined for this purpose. The term unrealized receivables includes depreciation recapture, but only to the extent of the amount which would be treated as ordinary income upon a sale of the property.

Tax Treatment of Lending Activities

The Internal Revenue Code contains many special rules regarding the proper recognition of income, gain, loss, deduction and credits, including the OID rules. Also, management and other fees incurred in connection with investment activities are considered investment expenses the deductibility of which is limited. Fees incurred in connection with investment activities are not considered to be trade or business expenses. If the Fund’s lending activity is not a trade or business, Fund management fees and other costs incurred likely would be considered investment expenses. The deductibility of investment expenses is subject to various limitations. In addition, the tax treatment of any losses incurred on Fund loans will depend on whether or not the Fund is in the trade or business of making loans. If Fund loans are considered to have been made or acquired in connection with a trade or business of lending money, any loss incurred on a borrower’s default would be an ordinary loss. However, if the Fund loans are not considered to have been made or acquired in connection with a trade or business of lending money, any loss incurred on a borrower’s default would be a capital loss. Generally, capital losses can be deducted only against capital gains and not against ordinary income. Additionally, the law addressing the treatment of loan origination and similar fees is unclear.

Limitation on Deduction of Losses; Classification of Income as Portfolio

There are limitations on an investor’s ability to use losses from other sources to offset Fund income. There are also limitations on an investor’s ability to deduct his distributive share of Fund losses, if any. Among them are: (i) losses will be limited to the extent of the investor’s tax basis in his Units; (ii) losses will be limited to the amounts for which the investor is deemed at risk; and (iii) losses will be limited to the investor’s income from passive activities. Deduction of losses attributable to activities not engaged in for profit also are limited.

Tax Basis. Initially, an investor’s tax basis for his Units will be equal to the price paid for the Units. Each investor will increase the tax basis for his Units by (i) his allocable share of the Fund’s taxable income; and (ii) any increase in his share of the Fund’s nonrecourse liabilities, and will decrease the tax basis for his Units by

—	his allocable share of the Fund’s tax loss,

—	the amount of any distributions, and
—	any reduction in his share of Fund nonrecourse liabilities.

If the tax basis of an investor should be reduced to zero, the amount of any distributions and any reduction in Fund nonrecourse liabilities will be treated as gain from the sale or exchange of the investor’s Units.

Subject to the other limitations discussed below, on his own federal income tax return an investor may deduct his share of the Fund’s tax loss to the extent of the tax basis for his Units. Fund losses which exceed his tax basis may be carried over indefinitely and, subject to the limitations discussed below, deducted in any year to the extent his tax basis is increased above zero.

At Risk Rules.  Under Internal Revenue Code Section 465, the amount of losses which may be claimed by an individual or a closely-held corporation from activities that are part of a trade or business or that are entered into for the production of income cannot exceed the amount which the investor has at risk with respect to such activities. A closely-held corporation is a corporation more than 50% of which is owned directly or indirectly by not more than five individuals.

The amount at risk is generally equal to the sum of money invested in the activity. An investor’s at risk amount will be decreased by his share of Fund losses and distributions. An investor’s at risk amount will be increased by his share of Fund income.

Passive Activity Losses; Portfolio Income.  Under the passive activity rules of Internal Revenue Code Section 469, certain taxpayers are required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations). The passive activity rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income, and portfolio income expenses only against portfolio income. Passive activity income does not include portfolio income such as interest, dividends and royalties, or active income such as ordinary income from salary and other types of compensation for personal services. A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate.

The Fund expects that substantially all of its interest income and fees from lending activities will constitute portfolio income and expense. Portfolio income can only be reduced by portfolio expenses. However, the treatment of gains and losses from any lending activities will depend on whether the Fund is in the trade or business of lending. If it is, gains and losses could constitute passive activity gains or passive activity losses. The Fund will also generate portfolio income or expense from financial transactions, including interest earned on funds pending their investment and dividends received on Equity Interests.

Tax Consequences Respecting Equity Interests

The Internal Revenue Code includes a myriad of rules respecting the tax treatment of stock, stock options, stock warrants and similar items. A discussion of those provisions is beyond the scope of this prospectus. Investors should consult with their own tax advisors if they desire more information in that regard.

The Fund could have taxable income on the receipt of Equity Interests. However, the Fund’s receipt of Equity Interests will not provide cash for distribution to the investors. Any tax liability would be paid from an investor’s own funds (including any Fund distributions from other sources).

Whether the Fund’s receipt of Equity Interests will result in income recognition will depend upon various factors, including

—	whether or not the transfer of the Equity Interests by the Fund is subject to restriction, and
—	the nature of the Equity Interests. For example, the receipt of marketable stock for no payment would almost always result in the recognition of income.

These factors will also determine the amount of income, if any, and its character for purposes of the passive activity rules. See “Limitation on Deduction of Losses; Classification of Income as Portfolio” above.

The Fund’s exercise of stock options, warrants and similar securities could result in the recognition of income.

Deductibility of Management Fees

The Fund will pay asset management fees for services to be rendered by ATEL. The Fund intends to deduct the asset management fees. It is possible that the IRS may challenge the deductibility of all or a portion of the asset management fees on the basis that

—	the amount thereof is excessive,
—	the Fund is not engaged in a trade or business,
—	all or a portion thereof is payment for other services performed by, or other value provided by, the recipient thereof, or
—	payments for such services is not deductible.

If such a challenge by the IRS were successful, the asserted deductions would be reduced or eliminated.

Disposition of Units

The amount of gain which an investor will realize upon the disposition of his Units will equal the excess of

—	the amount realized by the investor, over
—	the investor’s tax basis in the Units.

Conversely, the amount of loss which an investor will realize upon the disposition of his Units will equal the excess of

—	the investor’s tax basis, over
—	the amount realized for the Units.

The amount realized on the sale of the Units will include the investor’s share of any Fund liabilities. As a result, a disposition of Units may result in a tax liability in excess of the cash proceeds.

Such gain or loss generally will be capital gain or loss. In the case of an individual, any such gain will be subject to tax at a maximum rate of 15%, if the Units have been held for more than 12 months. However, any gain realized on the disposition of a Unit by an investor which is attributable to unrealized receivables or inventory items will be taxed at ordinary income rates.

Liquidation of the Fund

The Operating Agreement provides that on liquidation of the Fund any remaining assets will be sold. The sale proceeds will be distributed pursuant to the terms of the operating agreement. Each investor will realize his share of the gain or loss on the sale of Fund assets. In addition, each investor will recognize gain or loss measured by the difference between the cash he receives in liquidation and the adjusted tax basis of his Units. The cash an investor receives will include the cash constructively received as a result of relief of liabilities. Gain or loss recognized generally will constitute capital gain or loss.

Fund Elections

Section 754 of the Internal Revenue Code permits an entity such as the Fund to elect to adjust the tax basis of its property

—	upon the transfer of units by sale or exchange or on the death of a holder, and
—	upon the distribution of property by the fund to a holder.

This is known as a Section 754 election. If the Fund were to make such an election, then transferees of Units would be treated, for the purpose of depreciation and gain, as though they had acquired a direct interest in Fund assets. Furthermore, under certain circumstances, the Fund would be required to make the foregoing adjustments.

A Section 754 election is complex. A Section 754 election increases the expense of tax accounting. As a result, ATEL does not intend to cause the Fund to make a Section 754 election, unless required to do so. If not, then an investor may have greater difficulty in selling his Units.

The Internal Revenue Code includes other elections. The Fund may make various elections for federal tax reporting purposes which could result in various items of income, gain, loss, deduction and credit being treated differently for tax purposes than for accounting purposes.

Treatment of Gifts of Units

Generally, no gain or loss is recognized for federal income tax purposes as a result of a gift of property. There are exceptions to the general rule. If a gift of a Unit were made at a time when the investor’s allocable share of the Fund’s nonrecourse indebtedness exceeded the adjusted tax basis of his Unit, such investor would realize gain for federal income tax purposes upon the transfer of such Unit to the extent of such excess. A charitable contribution of Units also would result in income or gain to the extent that the transferor’s share of nonrecourse liabilities exceeded the adjusted tax basis in his Units. Gifts of Units may also result in gift tax liability pursuant to the rules applicable to all gifts of property.

Investment by Qualified Retirement Plans and IRAs

Qualified pension, profit-sharing, stock bonus plans, Keogh Plans and IRAs are generally exempt from taxation. A qualified retirement plan or an IRA will have tax liability to the extent that its unrelated business taxable income exceeds $1,000 during any fiscal year. Unrelated business taxable income (“UBTI”) is determined in accordance with Sections 511-514 of the Internal Revenue Code.

The Fund will be engaged in the business of acquisition lending. If the Fund is not deemed to be engaged in a trade or business for purposes of the UBTI rules, it will not generate UBTI. If the Fund is deemed to be engaged in a trade or business, its interest income and all expenses attributable thereto will be excluded from the calculation of UBTI under Code Section 512(b), unless Fund loans are “debt financed property” under the UBTI rules as discussed below. Income earned by the Fund not characterized as interest, which would include items such as processing and servicing fees, could constitute UBTI. Where a lender is able to establish that the fee is paid as compensation to the lender solely for the use or forbearance of money, the fee is considered to be interest. It is not necessary that the parties to a transaction label a payment made for the use of money as interest for it to be treated as interest. In order for such fees to be treated as interest, however, the fees must not be paid for any specific services that have been performed or will be performed in connection with the loan. A qualified retirement plan or IRA will be required to report its pro rata share of any Fund UBTI if and to the extent that the investor’s UBTI from all sources exceeds $1,000 in any taxable year.

The Fund will not borrow to acquire its Portfolio Assets and does not intend or expect to incur any indebtedness. The Fund anticipates that it would incur indebtedness only in the event that it is required to borrow for temporary working capital purposes. It may also engage in short term borrowing against committed cash flow due on its investments in order to provide an even rate of distributions and resulting capital account adjustments during its offering period. For purposes of section 514 and the regulations thereunder, the term “debt-financed property” means any property which is held to produce income and with respect to which there is acquisition indebtedness (determined without regard to whether the property is debt-financed property) at any time during the taxable year. The term “income” is not limited to recurring income but applies as well to gains from the disposition of property. Indebtedness is acquisition indebtedness if it was incurred directly or indirectly in connection with the acquisition or improvement of the asset. Accordingly, the Fund does not anticipate that it will have any such acquisition indebtedness, and does not anticipate that it will cause tax exempt Unit holders to realize UBTI from their investment in the Fund.

If a qualified retirement plan or IRA has unrelated business taxable income in excess of $1,000 for any year,

—	it is subject to income tax on the excess, and
—	it is obligated to file a tax return for such year.

Notwithstanding the preceding, a charitable remainder trust that recognizes unrelated business taxable income will be subject to an excise tax equal to 100% of such income. Any tax due should be paid directly from the tax-exempt entity. Payment of the tax by the beneficiary could have other adverse tax consequences.

All tax-exempt entities are urged to obtain the advice of a qualified tax advisor on the effect of an investment in Units.

Fund Tax Returns and Tax Information

The Fund will adopt the calendar year as its tax year. The Fund’s Operating Agreement requires the Fund to provide tax information to the investors within 75 days after the close of each Fund tax year. Some investors may be required to file their tax returns on or before March 15. If so, they may have to obtain an extension to file.

Each investor must file his tax return either

—	consistently with the information provided on the Fund’s informational return or
—	in a manner which notifies the IRS of any inconsistency.

Otherwise, the IRS could automatically assess and collect the tax, if any, attributable to the inconsistent treatment.

An investor will be required to inform the Fund of the sale or exchange of his Units within the earlier of

—	30 days of the transaction, or
—	January 15 of the calendar year following the calendar year in which the transaction occurs.

The Fund will be required to inform the IRS of each such transfer. The failure of an investor or of the Fund to file these notices may result in substantial penalties. The Fund also must inform both the seller and the buyer of Units of the proportionate interest of the transferred Units in the unrealized receivables and inventory items of the Fund. This notification must be made prior to February 1 of the calendar year following the calendar year in which the transaction occurs.

Audit of Tax Returns

The IRS could audit the Fund’s tax information returns. Any such audit could result in the audit of an investor’s tax return. An audit of an investor’s return could result in adjustments to items related to the Fund as well as items not related to the Fund.

The Internal Revenue Code treats a partnership as a separate entity for purposes of audit, settlement and judicial review. Thus, the IRS may audit and make a single determination of the propriety of a partnership’s treatment of partnership tax items at the partnership level. In general, a partnership’s tax matters partner represents the partnership and its partners in the event of an audit of the partnership’s tax returns. ATEL is the Fund’s tax matters partner. All partners are nevertheless entitled to participate in an audit and each partner may enter into a settlement agreement on his own behalf with the IRS.

If the IRS proposes any adjustments to the tax returns filed by the Fund or an investor, substantial legal and accounting expenses and deficiency interest and penalties may be incurred. The Fund will not bear any expense that may be incurred by an investor in connection with:

—	the investor’s participation in an audit of the Fund,
—	the audit of his tax returns, or
—	the determination or redetermination of his tax liability even though resulting solely from adjustments to the Fund’s tax returns.

Tax Shelters and Reportable Transactions

Under the American Jobs Creation Act of 2004, the rules requiring tax shelter registration have been repealed. Instead, “material advisers” to “reportable transactions” are required to file an information return for each reportable transaction. The information return must include a description of the transaction, a description of the potential tax benefits expected therefrom, and other information required by the Treasury Department. A “material advisor” is a person who (i) provides material aid, assistance or advice in organizing, managing, promoting, selling, implementing, carrying out, or insuring a reportable transaction, and (ii) derives gross income in excess of $250,000 or another amount as prescribed by the Treasury Department.

In addition, taxpayers must report on their individual returns or statements any information with respect to a reportable transaction which is required under Section 6011 of the Internal Revenue Code.

Under current Regulations, a “reportable transaction” is one which satisfies any of the following:

(a)	A listed transaction, which a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a tax avoidance transaction.
(b)	A confidential transaction, which is one that is offered by an advisor who places a limitation on disclosure by the taxpayer of the tax treatment or tax structure of the transaction and the limitation on disclosure protects the confidentiality of the advisor’s tax strategies.
(c)	A transaction with contractual protection, which is one for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not sustained.
(d)	A loss transaction, which is any transaction resulting in the taxpayer claiming a loss under Internal Revenue Code Section 165 of at least (1) $10 million in any single year or $20 million in any combination of years for corporations; (2) $10 million in any single year or $20 million in any combination of years for partnerships that have only corporations as partners, or $2 million in any single year or $4 million in any combination of years for all other partnerships; (3) $2 million in any single year or $4 million in any combination of years for individuals, S corporations, or trusts; or (4) $50,000 in any single year for individuals or trusts if the loss arises from foreign currency transactions.
(e)	A transaction of interest, which is a transaction that is the same as or substantially similar to a type of transaction that the IRS has identified by notice, regulation or other form of published guidance, to be a transaction of interest.

The Fund Manager does not believe that investment in the Fund will constitute a reportable transaction pursuant to the foregoing.

Penalties and Interest

The penalty for a taxpayer’s failure to disclose a reportable transaction is $10,000 for a natural person and $50,000 for other persons, provided that for reportable transactions which are listed transactions, the foregoing amounts are increased to $100,000 and $200,000, respectively. These amounts are payable whether or not the transaction results in an underpayment of tax. In addition to such monetary penalty for failure to report, taxpayers subject to the reporting requirements of the Securities and Exchange Act of 1934 would be required to disclose in those reports such failure to report the reportable transaction, as well as any understatement penalty or gross valuation misstatement penalty (as described below) that result from the failure to report the listed or reportable transaction.

Additionally, Section 6662 of the Internal Revenue Code provides for uniform penalties at a flat rate of 20% in cases of negligence, substantial underpayments of tax and substantial valuation overstatements. In particular, a penalty may be imposed on any “substantial understatement of tax liability” equal to 20% of the amount of the underpayment of tax attributable to the understatement. For most taxpayers, a substantial understatement occurs when the understated tax liability exceeds the greater of 10% of the correct tax required to be shown on the return or $5,000. For a corporation other than an S corporation or a personal holding corporation, a substantial understatement occurs when the understated tax liability exceeds the lesser of 10% of the correct tax required to be shown on the return (or if greater, $10,000), or $10,000,000.

In determining if a substantial understatement exists (or in calculating any resulting penalty), the tax attributable to a particular item will generally not be included if (i) there is, or was, substantial authority for the tax treatment of that item by the taxpayer, or (ii) the relevant facts affecting the item’s tax treatment were adequately disclosed in the return or in a statement attached to the return on the required IRS Form and there is a reasonable basis for the tax treatment. Treasury Regulations provide that substantial authority exists with respect to the treatment of an item only if the weight of the authority supporting the treatment is substantial in relation to the weight of authorities supporting contrary treatment. Regulations also provide that reasonable basis is a relatively high standard of tax reporting, that is significantly higher than not frivolous or not patently improper.

Neither the substantial authority nor the full disclosure exceptions are applicable to deductions attributable to investments in a tax shelter claimed by corporations. For this purpose, a “tax shelter” includes a partnership if a significant purpose of the partnership is the avoidance or evasion of federal income tax. The Fund Manager does not believe that the principal purpose of the Fund is or will be the avoidance or evasion of federal income tax. If the Fund is found to be a “tax shelter” for purposes of Section 6662, the tax under Section 6662 would be operative unless, as required by Internal Revenue Code Section 6664, there was reasonable cause for taking the position relating to the understatement and the investor acted in good faith with respect to that position.

The foregoing provisions of Section 6662 do not apply, and the more stringent reasonable cause and good faith rules of new Section 6662A apply, in the case of an understatement resulting from an inadequately disclosed listed transaction or reportable avoidance transaction. Taxpayers who do not adequately disclose the transaction would be not be eligible for the reasonable cause exception and would be subject to a strict liability penalty equal to 30% of the understatement.

Interest rates for an underpayment of tax are set quarterly at the federal short-term rate plus 3%, except that the interest rate is set at the federal short-term rate plus 5% in the case of certain underpayments of tax by a C corporation. The rate for refunds on overpayments is set quarterly at the federal short-term rate plus 2%. Interest on underpayments or refunds is compounded daily. The Internal Revenue Code provides that interest will be imposed on penalties from the due date of the return (without regard to extensions) which gave rise to the penalty.

With regard to the tax consequences of an investment in Units, an investor’s use of counsel’s tax opinion letter is subject to the limitations of the Internal Revenue Code and Treasury Regulations as follows:

—	With respect to any material federal tax issue on which Derenthal&Dannhauser LLP has issued a “more likely than not” or more favorable opinion, its opinion may not be sufficient for an investor to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Internal Revenue Code.
—	ATEL has entered into a compensation arrangement with Derenthal&Dannhauser LLP to provide certain legal services to the Fund and its Affiliates, including its tax opinion letter. Consequently, tax counsel’s tax opinion letter was not written and cannot be used by an investor for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Internal Revenue Code.

The limitations set forth above on an investor’s use of counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to an investor’s right to rely on counsel’s tax opinion letter and the discussion in this “Federal Income Tax Consequences” section of this Prospectus under the federal securities laws.

Miscellaneous Fund Tax Aspects

—	Fees for the syndication of the Fund must be permanently capitalized.

—	Fund organization fees must be capitalized and may be amortized over a 180-month period.
—	Fund start-up expenditures must be capitalized and may be amortized over a period of 180 months, beginning with the date on which the business begins.

U.S. Taxation of Foreign Persons

Special rules govern the U.S. federal income taxation of

—	nonresident alien individuals,
—	foreign corporations,
—	foreign partnerships, and
—	other foreign investors.

The rules are complex. No attempt is made herein to discuss the relevant rules. Foreign investors should consult their own tax advisors to fully determine the impact to them of United States federal, state and local income tax laws, including laws requiring withholding on Partnership income and/or distributions.

Future Federal Income Tax Changes

No one can predict what additional legislation, if any, may be proposed by

—	members of Congress
—	the current Administration, or
—	any subsequent administration.

No one can predict which proposals, if any, might ultimately be enacted. Moreover, no one can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in IRS ruling policies. Any such changes may have a retroactive effect. Consequently, no assurance can be given that the federal income tax consequences of an investment in Units will continue to be as described in this Prospectus.

State and Local Taxes

In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. An investor’s distributive share of the income, gain or loss of the Fund will be required to be included in determining his reportable income for state or local tax purposes in the jurisdiction in which he is a resident. Moreover, California and a number of other states in which the Fund may do business impose taxes on nonresident investors. The tax on nonresident investors generally is determined with reference to the pro rata share of Fund income derived from such states. Any tax losses associated with an investment in the Fund from operations in one state may not be available to offset income from other sources taxable in a different state.

California and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign investors. Any amounts withheld would be deemed to be a distribution to the investor. The deemed distribution would decrease the amount of any actual subsequent distribution. Investors may be allowed a credit for the amount withheld against any income tax imposed by their state of residency. The Fund intends to withhold 7% of cash distributions to each investor, other than a tax exempt investor, who acquires more than 1,400 Units (representing a subscription of $14,000), unless the investor executes a representation that the investor will file a tax return in California. The Fund cannot estimate the percentage of its income that will be from other states which have adopted such withholding tax procedures. Therefore, the Fund cannot estimate the required withholding tax, if any.

Estate or inheritance taxes might be payable in any of the jurisdictions outlined above upon the death of an investor.

Investors may be subject to state tax rules which are less favorable than federal tax rules.

Need for Independent Advice

The foregoing is not intended as a substitute for careful tax planning. The income tax consequences associated with an investment in the Fund are complex and certain of them will not be the same for all taxpayers. Accordingly, each prospective purchaser of Units is strongly urged to consult his own tax advisors with specific reference to his own tax situation.

ERISA CONSIDERATIONS

Prohibited Transactions Under ERISA and the Internal Revenue Code

Section 4975 of the Internal Revenue Code (which applies to all Qualified Plans and IRAs) and Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (which does not apply to IRAs or to certain Qualified Plans that are not subject to ERISA’s fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Internal Revenue Code. “Disqualified persons” include fiduciaries of the Qualified Plan or IRA, officers, directors, Unit holders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other “disqualified persons.”

“Prohibited transactions” include any direct or indirect transfer or use of a Qualified Plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Qualified Plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. Section 4975 of the Internal Revenue Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Qualified Plan or IRA. Section 408(e)(2) of the Internal Revenue Code provides that an IRA will cease to be an IRA and will be treated as having immediately distributed all of its assets, if it engages in a prohibited transaction.

Plan Assets

If the Fund’s assets were determined under ERISA or the Internal Revenue Code to be “plan assets” of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the Manager or its Affiliates, and certain of the transactions described in this Prospectus in which the Fund might engage, including certain transactions with Affiliates of the Fund, might constitute prohibited transactions under the Internal Revenue Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, Qualified Plans (other than IRAs) might be deemed to have delegated their fiduciary responsibility to the Manager in violation of ERISA.

In some circumstances, ERISA and the Internal Revenue Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Internal Revenue Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations regarding what constitutes the assets of a qualified plan or IRA in the context of investment securities, such as the Units, which are undivided interests in the underlying assets of a collective investment entity such as the Fund, will not be treated as plan assets of qualified plan or IRA investors if:

—	the Units are deemed “publicly offered,” or
—	equity participation by benefit plan investors is not deemed “significant” because less than 25% of the Units are owned by qualified plans, IRAs and certain other employee benefit plans.

To qualify for the publicly-offered exception, Units must be freely transferable, owned by at least 100 investors independent of the Manager and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year during which the offering occurred. The Units are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether Units will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether Units are freely transferable is a factual determination. However, the Manager believes that the limits on assigning Units and substitution of investors contained in the Operating Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations as consistent with the determination that securities are “freely transferable,” and that, based on these regulations, such restrictions should not cause a determination that the Units are not freely transferable.

In order to qualify for the exception for insignificant benefit plan equity participation described above, “benefit plan investors” must at all times hold less than 25% of the value of any class of equity interest in the entity. For this purpose, the value of any equity interests held by a person (other than a “benefit plan investor”) who has discretionary authority or control with respect to the assets of an entity or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. A “benefit plan investor” is any of the following:

—	any employee benefit plan (as defined in Section 3(3) of ERISA, which definition includes Qualified Plans), which is subject to the provisions of Title I of ERISA,
—	any plan described in Section 4975(e)(1) of the Internal Revenue Code (which description includes Qualified Plans and IRAs), and
—	any entity (such as a common or collective trust fund of a bank) whose underlying assets include plan assets by reason of a plan’s investment in the entity.

Whether the Fund’s assets will constitute “plan assets” will depend in large part on the Fund’s ability throughout its term to satisfy either the publicly-offered shares exception or the 25% ownership exception. The Manager will undertake to assure that the Fund at all times satisfies one or both of these exceptions.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether

—	the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA,
—	the purchase is prudent in light of the potential difficulties that may exist in liquidating Units,
—	the investment will provide sufficient cash distributions in light of the Qualified Plan’s likely required benefit payments,
—	after an acquisition of Units, the Qualified Plan’s investments taken as a whole are sufficiently diversified so as to minimize the risk of large losses,
—	the investment is made solely in the interests of plan participants, and
—	the fair market value of Units will be sufficiently ascertainable, with sufficient frequency, to enable the Qualified Plan to value its assets on an annual basis in accordance with the Qualified Plan’s rules and policies.

Prospective Qualified Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a Department of Labor advisory opinion indicate that in determining whether the assets of a Qualified Plan that has invested in an entity such as the Fund are sufficiently diversified, it may be relevant to look through the Qualified Plan’s interest in the entity to the underlying portfolio of assets owned by the entity, regardless of whether the entity’s underlying assets are treated as “plan assets” for the purpose of ERISA’s and the Internal Revenue Code’s prohibited transaction and other fiduciary duty rules.

SUMMARY OF THE OPERATING AGREEMENT

The Operating Agreement (attached as Exhibit B) is the governing instrument establishing the Fund’s right under the laws of the State of California to operate as a limited liability company, and contains the rules under which the Fund will be operated. Each subscriber for Units will execute the Operating Agreement by the subscriber’s execution of the Subscription Agreement (a specimen copy of which is attached to this Prospectus as Exhibit C) and tender of payment for the Units.

The following is a brief summary of the material provisions of the Operating Agreement. It is a summary only and it is recommended that each prospective investor review the Operating Agreement carefully in its entirety. Aspects of the Operating Agreement relating to allocations of Net Income, Net Loss and Distributions to Holders and reports to the Members are summarized elsewhere in this Prospectus (See the discussions in this Prospectus under the captions “Income, Losses and Distributions” above and “Reports to Holders” below.)

The Duties of the Manager

AGC 8 Managing Member, LLC is Manager of the Fund and has the exclusive management and control of all aspects of the business of the Fund. Affiliates of the Manager will perform certain asset acquisition, management and disposition services, as well as certain administrative services, for the Fund. In the course of its management, the Manager may, in its absolute discretion, acquire, hold title to, sell, or otherwise dispose of Portfolio Assets and interests therein when and upon such terms as it determines to be in the best interest of the Fund and employ such persons, including Affiliates of the Manager, as it deems necessary for the efficient operation of the Fund. However, prior to the sale or other disposition of Substantially All of the Assets of the Fund in any single 12-month period, except upon liquidation of the Fund, Holders owning more than 50% of the total outstanding Units must consent to such sale or other disposition.

In addition, Section 15.4 imposes a variety of other restrictions on the Manager’s authority in governing the Funds operations, including limits on transactions between the Manager and its Affiliates and the Fund, limits on Fund borrowing, and limits on Fund investments and reinvestment of cash flow. Among other things, Section 15.4 provides that the Manager may not (i) cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager; (ii) cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person; (iii) commingle Fund cash or assets with those of any other Person; (iv) cause the Fund to make distributions in kind except to a liquidating trust; or (v) cause the Fund to pay, directly or indirectly, a commission or fee (except as otherwise expressly permitted under the Operating Agreement) to the Manager or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange or refinancing of Fund Portfolio Assets.

The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote. The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. The effects of termination of the Manager, including the treatment of payments to, and the interest in the Fund of, the Manager upon termination are governed by Section 17.5 of the Operating Agreement attached as Exhibit B.

Liability of Holders

A Holder’s capital is subject to the risks of the Fund’s business. He is not permitted to take any part in the management or control of the business and he may not be required to contribute additional capital at any time. Under the California Act, a Holder will not be liable for Fund obligations in excess of his unreturned capital contribution and share of undistributed profits. Notwithstanding the foregoing, a Holder will be liable to the Fund in an amount equal to any Distribution made by the Fund to such Holder to the extent that, immediately after the Distribution is made, all liabilities of the Fund, other than liabilities to Members on account of their interest in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited is included in the Fund assets only to the extent that the fair value of the property exceeds such liability.

Term and Dissolution

The Fund was formed on December 8, 2011 and will continue until it has liquidated all of its assets or if other specified contingencies occur, as described in the following paragraph. The Fund intends to liquidate its assets and distribute the proceeds thereof beginning after the Reinvestment Period expires (at the end of the sixth calendar year following the year in which the offering of Units terminates) with final liquidation expected to occur approximately ten years after the termination of the offering of Units. A Holder may not withdraw from the Fund prior to dissolution, but may assign his Units to others or may, under certain circumstances, request that the Fund repurchase his Units. See “Repurchase of Units” below under this caption.

The contingencies whereupon the Fund may be dissolved are as follows:

—	The Fund becomes insolvent or bankrupt;
—	The removal, adjudication of bankruptcy, insolvency, disability or incompetence or dissolution or death of the Manager unless (i) there is a remaining Manager, and the remaining Manager, within 45 days of the date of such event, elects to continue the business of the Fund or (ii) if, upon removal of the last remaining Manager, the Members holding in excess of 50% of the outstanding Units elect a successor Manager prior to the effective date of removal and such successor Manager elects to continue the business of the Fund;
—	An election to dissolve upon the vote of Members owning more than 50% of the total outstanding Units; or
—	The disposition of all assets of the Fund and the receipt by the Fund of the proceeds of such disposition.

In order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, the Manager may cause the Fund to sell Portfolio Assets to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an affiliate, all of the following conditions have been met:

—	the Fund has obtained, at its cost, two independent appraisals of the fair market value of the item or items of Portfolio Assets to be sold;
—	the sales price of the Portfolio Assets is at least equal to the average of the two appraised values;
—	the original cost of the Portfolio Assets sold in this manner does not represent in excess of 10% of the original cost of all Portfolio Assets acquired by the Fund during the term of the Fund;
—	such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and
—	the Portfolio Assets so sold is not resold to another investor program sponsored by the Manager or its Affiliates.

Voting Rights of Members

In any vote of the Members, each Member will be entitled to cast one vote for each Unit which such Member owns as of the date designated as the record date for such vote. Notwithstanding the foregoing, Units held by the Manager or any Affiliate of the Manager will not be entitled to vote, and will not be deemed to be “outstanding” for purposes of any vote, upon matters which involve a conflict between the interests of the Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of the

Manager as Manager or any proposed amendment to the Operating Agreement which would expand or extend the rights, authorities or powers of the Manager. The Members have the right, by vote of Members owning more than 50% of the total outstanding Units, to vote upon:

(a) Removal or voluntary withdrawal of the Manager;

(b) Election of a successor Manager;

(c) Termination and dissolution of the Fund;

(d) Amendment of the Operating Agreement, provided such amendment is not for the purpose of reflecting the addition or substitution of Members, the reduction of Capital Accounts or for any other purposes prohibited under the Operating Agreement as described below;

(e) The sale or other disposition of Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business; and

(f) The extension of the term of the Fund.

Without the consent of the Members to be adversely affected by the amendment, the Operating Agreement may not be amended so as to

—	convert a Holder into a Manager;
—	modify the limited liability of a Holder;
—	alter the interest of the Members in Net Income, Net Loss and Distributions; or
—	affect the status of the Fund as a partnership for federal income tax purposes.

Dissenters’ Rights and Limitations on Mergers and Roll-ups

Section 16.7 of the Operating Agreement provides that Members holding not less than 90% of the outstanding Units must approve any proposal that involves an acquisition, conversion, merger or consolidation transaction in which the Holders are issued new securities in the resulting entity. The rights of any dissenting Holders will be as provided under Section 16.7 and Sections 17600 through 17613 of the California Act. Such provisions generally give a dissenting Member the right, subject to certain procedural requirements, to require that the company repurchase the dissenting Member’s interest at a price equal to its fair market value.

Meetings

The Manager may at any time call a meeting of the Members or a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Members holding 10% or more of the total outstanding Units. Upon such written request of Members holding 10% or more of the total outstanding Units, such Members may propose a vote by all Members on any matter on which Members are entitled to vote under the Operating Agreement.

Books of Account and Records

The Manager is responsible for keeping books of account and records of the Fund reflecting all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. Such books of account and records will include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Capital Contribution, the Units held and the share in Net Income and Net Loss of each Member;

(ii) A copy of the articles of organization and all amendments;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of the Operating Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

Such books of account and records will be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during reasonable business hours, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund. Upon the request of a Member, the Manager shall promptly deliver to such Member at the expense of the Fund a copy of the information described in (i), (ii) and (iv) above. In the event a Member is required to compel the Manager to produce the foregoing records as a result of the Manager’s breach of its obligation to deliver such information, the Manager shall reimburse the Member for all reasonable costs actually incurred in compelling production.

Status of Units

Each Unit will be fully paid and non-assessable and all Units have equal voting and other rights, except as noted above with respect to the voting of Units held by the Manager or its Affiliates.

Transferability of Units

The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition the effectiveness of any proposed transfer of Units or an interest in Units on such representations, warranties, opinions of counsel, and other assurances as it considers appropriate as to:

(i) such assignment or transfer not resulting, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

(ii) the transferee not being a minor or an incompetent;

(iii) the transfer or assignment not violating federal or state securities laws;

(iv) the transferor or the transferee not holding Units representing a Capital Contribution of less than $5,000;

(v) such assignee or transferee being a Citizen of the United States;

(vi) such assignment or transfer not constituting a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Fund;

(vii) such assignment or transfer not causing Fund assets to be deemed Plan Assets under ERISA; and

(viii) the transferor filing with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of the Operating Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the Manager.

In connection with state securities laws restrictions on transfer, Section 260.141.11 of the Rules of the California Commissioner of Corporations states:

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 of the Rules of the California Corporations Commissioner shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules of the California Corporations Commissioner), except: (1) to the issuer; (2) pursuant to the order or process of any court; (3) to any person described in Subdivision (i) of Section 25102 of the Corporations Code of the State of California or Section 260.105.14 of the Rules of the California Corporations Commissioner; (4) to the transferor’s ancestors, descendants, or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants, or spouse; (5) to holders of securities of the same class of the same issuer; (6) by way of gift or donation inter vivos or on death; (7) by or through a broker-dealer licensed under the Corporations Code of the State of California (either acting as such or as a finder) to a resident of a foreign state, territory, or country who is neither domiciled in the State of California to the knowledge of the broker-dealer, nor actually present in the State of California if the sale of such securities is not in violation of any securities law of the foreign state, territory, or country concerned; (8) to a broker-dealer licensed under the Corporations Code of the State of California in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group; (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the California Corporations Commissioner’s written consent is obtained or is not required under Section 260.141.11 of the Rules of the California Corporations Commissioner; (10) by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Corporations Code of the State of California, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation; (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Corporations Code of the State of California, provided that no order under Section 25140 or subdivision (a) of Section 25143 of the Corporations Code of the State of California is in effect with respect to such qualification; (13) between residents of foreign states, territories, or countries who are neither domiciled nor actually present in the State of California; (14) to the California State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or (15) by the California State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under Section 260.141.11 of the Rules of the California Corporations Commissioner, (ii) delivers to each purchaser a copy of Section 260.141.11 of the Rules of the California Corporations Commissioner, and (iii) advises the California Corporations Commissioner of the name of each purchaser; (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by Section 260.141.11 of the Rules of the California Corporations Commissioner; or (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Corporations Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Any assignment, sale, exchange or other transfer in contravention of any of the provisions of the Operating Agreement shall be void and ineffectual, and shall not bind or be recognized by the Fund.

An Assignee of Record will be entitled to receive allocations and Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units to him; provided, however, the Fund and the Manager will be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and will incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices requested to be given to Holders which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of an assignment of Units has passed. The effective date of an assignment of Units and the date on which the Assignee shall be deemed an Assignee of Record shall be the first day of the month following the later of (i) the date set forth on the written instrument of assignment, or (ii) the date on which the Fund has actual notice of the assignment.

All costs and expenses incurred by the Fund in connection with the transfer of a Unit shall be paid by the transferring Holder.

An Assignee may only be substituted as a Member in the place of the assignor with the prior consent of the Manager, which consent may be withheld in the Manager’s sole discretion. Any substituted Member must also agree to be bound by the provisions of the Operating Agreement. The Manager shall cause the Operating Agreement to be amended to reflect the substitution of Members at least once in each fiscal quarter.

The Manager will, with respect to any Units owned by it, enjoy all of the rights, other than the right to request that the Fund repurchase any such Units, and be subject to all of the obligations and duties of a Member, except as noted above under “Voting Rights of Members.”

Repurchase of Units

The Manager may, in its discretion and on such terms as it deems appropriate, repurchase Units upon the request of a Unit holder in the event that it deems such repurchase in the best interests of the Fund, but the Fund is in no event required to make any such repurchase. No such repurchase may be effected if it would impair the capital of the Fund or cause the Fund or any remaining Unit holder to suffer a material adverse tax consequence. It is the Fund’s intention that any voluntary redemption would be for a price equal to the original capital invested in the redeemed Units less the amount of cash distributed on the Units prior to redemption and less the amount of commissions paid to broker dealers on the investment in Units, unless such commissions are refunded by such broker dealers. The Fund may, however, redeem Units on any other terms it may deem appropriate and in the best interests of the Fund under the circumstances surrounding the redemption. Unit Holders will have no right to any redemption. There will be no appraisal of Units, no fixed order for redemption, with redemption in the discretion of the Manager in the exercise of its fiduciary duty, and no redemption of any Units held by the Manager and its Affiliates until all Member requests have been met. Only available Fund cash flow and reserves will be used to redeem Units. Redemption of a Member’s Units will be deemed a disposition of the investment and the consequences of dispositions of Units are discussed under “Federal Income Tax Consequences — Disposition of Units” above in this Prospectus. There are no time periods for consideration of redemption requests, though the Manager will attempt to respond promptly to any inquiry in this regard. There is no procedure for allocating funds for multiple requests, and no specific formal procedure for requesting redemption, though all such requests must be in writing.

Where the Manager receives requests for repurchase, it may, as noted above, accept or reject the request in its sole discretion. However, it will be the Manager’s policy to give priority to requests, regardless of when each request is received, based on the following considerations in order:

•	first, to cases of investor hardship (e.g. to meet requests for liquidity arising from death, major medical expense, family emergency, disability, a material loss of family income or similar unexpected liquidity demands);
•	second, to provide liquidity necessary for IRAs or qualified plans to make mandatory distributions; and
•	third, to all other repurchase requests.

Upon any repurchase of Units by the Fund, the Units will be canceled and will no longer be deemed to represent an interest in the Fund, and the interests of all other Unit holders will be adjusted accordingly.

Indemnification of the Manager

The Operating Agreement provides that the Manager and its affiliates who perform services for the Fund will be indemnified against any liability or loss arising out of any act or omission by any such Person when acting in connection with the business of the Fund, provided that such Person determines in good faith that its conduct was in the best interest of the Fund and, provided further, that its conduct did not constitute fraud, negligence, breach of fiduciary duty or misconduct. The Operating Agreement also provides that, to the extent permitted by law, the Fund will indemnify the Manager against liability and related expenses (including attorneys’ fees) incurred in dealing with third parties, provided that the conduct of the Manager is consistent with the standards described in the preceding sentence. A successful claim for such indemnification would deplete the Fund’s capital assets by the amount paid.

The Manager will not be indemnified against liabilities arising under the Securities Act of 1933. Furthermore, the Manager has agreed to indemnify the Fund against any loss or liability it may incur as a result of any violation of state or federal securities laws by the Manager or its Affiliates. The Fund will not pay for any insurance covering liability of the Manager or any other persons for actions or omissions for which indemnification is not permitted by the Operating Agreement, provided, however, that this will not preclude the naming of the Manager or any Affiliates as additional insured parties on policies obtained for the benefit of the Fund to the extent that there is no additional cost to the Fund.

The Manager will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund.

PLAN OF DISTRIBUTION

Distribution

The Units will be offered and sold on a “best efforts minimum/maximum” basis through ATEL Securities Corporation (the “Dealer Manager”), a broker-dealer which is an Affiliate of the Manager (see “Conflicts of Interest” and “Management”), and through other participating broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”). The Dealer Manager will manage the selling group and provide certain wholesaling services. Although the Dealer Manager may participate in the offering on the same basis as other broker-dealers, it has not in the past effected, nor does it anticipate in this offering directly effecting, any significant sales of the Units. The Dealer Manager will only directly effect sales of Units in those jurisdictions in which it and its personnel are licensed to do so.

The Dealer Manager is a wholly-owned subsidiary of ATEL formed solely to manage offerings sponsored by ATEL and its Affiliates. No other broker dealer has or will have any material relationship with the Fund other than acting as a participating broker dealer in this offering through an underwriting agreement entered into with the Dealer Manager. The Dealer Manager will be an underwriter with respect to the offering of Units and all compensation received by the Dealer Manager in connection with the offering will be underwriting compensation.

The minimum offering amount is $1,200,000 (120,000 Units) and the maximum is $75,000,000 (7,500,000 Units). The minimum subscription is 500 Units ($5,000). Additional investments may subsequently be made in a minimum amount of 50 Units ($500), and additional one-Unit ($10) increments.The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

Subscriptions will be effective only on acceptance by the Manager and the right is reserved to reject any subscription in whole or in part. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt. The Subscription Agreement provided to the investor for execution must be accompanied by a copy of this Prospectus, and each subscriber has the right to cancel his or her subscription during a period of five business days after the subscriber has submitted the executed Subscription Agreement to the broker-dealer through which the Units are sold, and the Fund will promptly refund the amount of any such canceled subscription. The Fund and/or the selling broker-dealer will send each investor a written confirmation of the acceptance of the investor’s subscription for Units upon admission to the Fund.

The offering will terminate on a date not later than two years from the date of this Prospectus. The offering of Units after the end of one year from the date hereof will be subject to renewal or re-qualification in all those jurisdictions requiring such renewal or re-qualification. However, the offering may be terminated at any time by the Manager. If subscriptions for a minimum of 120,000 Units have not been received and accepted prior to a date one year from the date hereof, all funds received will be promptly returned without deduction together with any interest earned thereon.

Selling Compensation and Certain Expenses

The Dealer Manager will receive selling commissions in an amount equal to 9% of the Gross Proceeds, and will reallow to participating broker-dealers selling commissions equal to 7% of the Gross Proceeds attributable to Units sold by them. Out of the 2% of the selling commissions retained by the Dealer Manager, it will pay wholesaling compensation in the form of salaries and commissions to its personnel.

The Fund, the Manager, or its affiliates, will pay or reimburse the Dealer Manager and participating dealers, or will otherwise bear, a portion of “underwriters’ expenses” incurred in connection with the offering. Such payments or reimbursements will constitute additional selling compensation. The amounts characterized as “underwriters’ expenses” will represent actual out of pocket expenses incurred in connection with the distribution, and in the aggregate will not exceed an amount up to 1% of the Gross Proceeds. These underwriters’ expenses include amounts paid by the Fund, the Manager or its Affiliates to the Dealer Manager and participating broker dealers relating to sales seminar costs and expenses; advertising and promotion expenses; travel, food and lodging costs; telephone expenses; non accountable due diligence expense reimbursements; and an allocable portion of the Dealer Manager’s salary expenses and legal fees borne by the Manager or its Affiliates. A portion of such expenses may also be paid by the Dealer Manager to one or more participating dealers out of the 2% commissions retained by the Dealer Manager, in the form of expense reimbursements, marketing allowances and the like. All of such amounts paid to the Dealer Manager or participating broker dealers, all underwriters’ expenses borne on behalf of the Dealer Manager or any participating broker dealer by the Fund or any other party on its behalf, and all selling commissions are together deemed “underwriting compensation” paid in connection with the offering. The total of all underwriting compensation, including sales commissions, wholesaling salaries and commissions, retail and wholesaling expense reimbursements, seminar expenses and any other underwriters’ expenses or other forms of compensation paid to or for the Dealer Manager or participating broker-dealers, will not exceed 10% of the Gross Proceeds.

In addition to payment of selling commissions and other items of selling compensation, the Fund may pay or reimburse participating broker-dealers for accountable expenses incurred in connection with bona fide due diligence activities upon presentation of detailed, itemized invoices for such bona fide due diligence expenses. Bona fide due diligence expenses will include actual costs incurred by broker-dealers to review the business, financial statements, transactions, and investments of ATEL and its prior programs to determine the accuracy and completeness of information provided in this Prospectus, the suitability of the investment for their clients and the integrity and management expertise of ATEL and its personnel. Costs may include telephone, postage and similar communication costs incurred in communicating with ATEL personnel, and ATEL’s outside accountants and counsel in this pursuit; travel and lodging costs incurred in visiting the ATEL offices, reviewing ATEL’s books and records and interviewing key ATEL personnel; the cost of outside counsel, accountants and other due diligence investigation specialists engaged by the broker-dealer; and the internal costs of time and materials expended by broker-dealer personnel in this due diligence effort. ATEL will require full itemized documentation of any claimed due diligence expenditure and will determine whether the expenditure can be fairly allocated to bona fide due diligence investigation before permitting reimbursement.

The Manager has agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

The Fund will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of Units.

Escrow Arrangements

Until the minimum number of subscriptions are received and the initial subscribers are admitted to the Fund, subscription checks will be made payable to, and subscription funds will be held in an escrow account at, U.S. Bank, National Association, San Francisco, California (the “Bank”). Until such time all participating broker-dealers will forward subscription checks to the Dealer Manager promptly but in no event later than noon of the next business day following receipt thereof, and the Dealer Manager will forward such subscriptions to the bank escrow agent promptly, but in no event later than noon of the second business day following receipt thereof by the Dealer Manager.

Subscription proceeds held in the escrow account will be invested in United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System, as directed by the Manager. Subscribers may not withdraw funds from the escrow account. Upon the earlier of termination of the offering or satisfaction of the escrow condition, any interest which accrues on funds held in escrow will be distributed to subscribers and allocated among them on the basis of the respective amounts of the subscriptions and the number of days that such amounts were on deposit in the escrow account.

Notwithstanding the foregoing, subscriptions received from Pennsylvania subscribers will be placed in a separate escrow account and will not be counted toward satisfaction of the minimum escrow condition. Instead, such Pennsylvania subscriptions will be released to the Fund only at such time as total subscription proceeds received by the Fund from all subscribers, including the escrowed Pennsylvania subscriptions, equal not less than $3.75 million in Gross Proceeds.

The Capital Contributions of the initial subscribers will be transferred from escrow to the Fund at any time after subscriptions for the minimum of 120,000 Units have been accepted by the Manager and received and collected by the bank escrow agent, and such subscribers will be admitted to the Fund within 15 days thereafter. Subsequent subscribers will have their subscriptions accepted or rejected within 30 days after receipt. Investors whose subscriptions are accepted will be admitted to the Fund promptly after such acceptance, but not later than 30 days thereafter. Rejected subscription funds will be promptly returned. If a minimum of $1,200,000 in cash subscriptions for Units is not received by a date one year from the date of this Prospectus, or if the offering is otherwise terminated prior to such minimum funding, all subscription proceeds deposited in the escrow account will be promptly returned to investors together with any interest earned on such proceeds during the escrow period.

The Bank’s sole role in this offering is that of escrow holder and as such it has not reviewed any of the offering materials and makes no representations whatsoever as to the nature of this offering or its compliance or lack thereof with any applicable state or federal laws, rules or regulations. The Bank neither endorses, recommends nor guarantees the purchase, value or repayment or any other aspect of an investment in the Units. The Bank does not represent the interests of the Members or potential investors. Its duties are limited as expressly set forth in the Escrow Agreement and interested parties may request a copy of the Escrow Agreement from the Manager. Pursuant to the terms of the Escrow Agreement, the Fund has directed the Bank to distribute to the subscribers any interest earned on funds held in escrow as described above under this caption.

Investments by Certain Persons

The Manager and its Affiliates may, but do not currently intend to, acquire such number of Units as they determine. Except as noted below, any Units purchased by the Manager or its Affiliates will be purchased on the same terms as the other Units offered hereby. Such Units will be acquired solely for investment and not with a view to or for distribution. Any Units acquired by the Manager or its Affiliates and participating broker dealers or their affiliates will not be applied to the requirement that a minimum of 120,000 Units be purchased by all subscribers.

The Manager, the Dealer Manager or the broker-dealers engaged by the Dealer Manager to sell the Units, or any of their Affiliates or employees, may purchase Units in this offering net of the 7% retail selling commissions at a per Unit price of $9.30. In addition, clients of an investment advisor which is registered under the Investment Advisors Act of 1940 may also purchase Units with reduced selling commissions if

—	the client has been advised by such advisor over a continuous course of time on investments other than the purchase of Units,
—	the client is not being charged by the advisor or its Affiliates, other than as described herein, for the advice rendered by such advisor specifically in connection with the purchase of Units,
—	the investment advisor enters into an appropriate agreement with the Dealer Manager undertaking to comply with all securities laws relating to the offering of Units and representing the suitability for such clients of an investment in Units, and
—	either (i) the investment advisor is an Affiliate of a broker-dealer, and the transaction has the express approval of such broker-dealer Affiliate, or (ii) the investment advisor is not affiliated with any broker dealer and the Dealer Manager agrees to act as broker of record for the investment advisor’s client with respect to the investment in Units.

In no event will the net contribution to the Fund by such persons be less than $9.30 per Unit. The Dealer Manager may require that any investor claiming the right to purchase on the foregoing terms demonstrate the basis for such right through reasonable documentation and certification. Sales to any such purchasers on such terms would be for investment purposes only, and the Fund and the Manager would not recognize any attempted transfer of such Units unless the Manager is satisfied that the original purchase was not made with a view to distribution of the securities and that any proposed transfer was in compliance with all applicable laws and regulations, including the FINRA Rules of Fair Practice.

State Requirements

In addition to the investor suitability and minimum investment standards established by the Fund and described under “Who Should Invest” above, the securities administrators of certain states have imposed more restrictive standards on investments in Units effected within their jurisdictions. Any such additional requirements imposed after the date of this Prospectus will be reflected in a supplement hereto, and investors are urged to review any such supplement to ascertain whether more restrictive standards are applicable to their investment.

REPORTS TO HOLDERS

The Fund fiscal year will be the calendar year; provided, however, that the Manager may, subject to the approval of applicable taxing authorities, adopt another fiscal year if they deem it to be in the Fund’s best interest.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of

Members’ equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. Such opinion shall also state that reported “Cash Available for Distribution” is consistent with the definition of Cash Available for Distribution in the Operating Agreement. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include a status report for each portfolio investment which individually represents at least 10% of the Fund’s total investment portfolio indicating: (a) the condition of the Portfolio Assets, (b) how the Portfolio Assets are being held by the Fund as of the end of the year, (c) the remaining term of each Portfolio Asset financing transaction, (d) the projected status of Portfolio Assets for the next year, and (e) such other information relevant to the value or use of the Portfolio Assets as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash Available for Distribution for that year, (b) Cash Available for Distribution of prior years held in reserves, (c) Net Disposition Proceeds, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location.

In addition to the foregoing information in annual reports, the Manager will disclose in each annual report filed with the Commission or distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of Cash Available for Distribution and Net Disposition Proceeds for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

The Manager shall have prepared, at Fund expense, after the end of each quarter in which Portfolio Assets are acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Portfolio Assets, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such items of Portfolio Assets (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him. Reports filed with the Securities and Exchange Commission, including all annual, quarterly and current reports, are available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http://www.sec.gov, and can be accessed with a search under the Fund’s name. Copies of such reports as filed with government agencies may also be requested directly from the Fund at the Fund’s web site, mailing address, telephone number and/or electronic mail address, in each case as provided in the quarterly and annual reports to be delivered to investors as described above.

SUPPLEMENTAL SALES MATERIAL

In addition to and apart from this Prospectus, the Fund may use certain sales material in connection with the offering of Units. In certain jurisdictions such sales material may not be available. This material will include information relating to this offering, the Manager and its Affiliates and brochures and articles and publications concerning growth capital investments, acquisition financing and other asset financing.

The Fund will use only sales material which has been approved by such appropriate regulatory bodies as may be required. The offering is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, and is required to present a balanced discussion of the risks and rewards of investing in the Fund, such material does not purport to be complete, and should not be considered as part of this Prospectus or the registration statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said registration statement or as forming the basis of the offering of Units which are offered hereby.

LEGAL OPINIONS

The legality of the Units has been passed upon and the statements under the caption “Income Tax Consequences” as they relate to federal income tax matters have been reviewed and passed upon by Derenthal & Dannhauser LLP, Oakland, California.

EXPERTS

Moss Adams LLP, independent registered public accounting firm, have audited the Fund’s balance sheet as of December 13, 2011, and the related statements of changes in members’ capital and cash flows for the period from December 8, 2011 (date of inception) through December 13, 2011, as set forth in their report. The Fund has included the financial statement in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

Moss Adams LLP, independent certified public accountants, have audited the balance sheet of AGC 8 Managing Member, LLC as of December 13, 2011, as set forth in their report. The Fund has included the balance sheet in the prospectus in reliance on Moss Adams LLP’s report, given on their authority as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements concerning the Fund’s objectives, plans, intentions, strategies, expectations, and predictions concerning the Fund’s future investment activities, results of operations and other future events or conditions based on views and opinions of the Manager. For this purpose, any statements contained herein that are not of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believes,” “may,” “will,” “could,” “intends,” “estimates,” “expects” or “might,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

It is important to note that actual results or activities or actual events or conditions could differ materially from those estimated or anticipated in such forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Fund. See “RISK FACTORS” and “MANAGEMENT — Conflicts of Interest” for a discussion of certain material factors which could cause the actual results or activities or actual events or conditions to differ from those anticipated. Although estimates and assumptions concerning potential investments are believed by the Manager to be reasonable, such estimates and assumptions are uncertain and unpredictable. To the extent that actual events differ materially from the Manager’s assumptions and estimates, actual results will differ from those expected.

ADDITIONAL INFORMATION

The Fund has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. For further information, reference is made to the registration statement and the exhibits thereto which are available for inspection at no fee in the principal office of the Commission and its Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such reports, the registration statement and other information are available for inspection and copying at the above address, and are also available to be viewed and retrieved without charge on the Commission’s electronic data gathering and retrieval (EDGAR) system, at its internet web site at http:// www.sec.gov. In addition, photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations of the Commission. This Prospectus contains a fair summary of the material provisions of the exhibits filed with the Commission. This Prospectus does not knowingly contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

GLOSSARY

The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Portfolio Assets, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Portfolio Assets and the acquisition of other investments. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Adjusted Capital Contribution” shall mean, as of any date, the original Capital Contribution attributable to the Units held by any person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash Available for Distribution with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

“Affiliate” of a Person shall mean

—	any Person directly or indirectly controlling, controlled by or under common control with such Person;
—	any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person;
—	any officer, director, trustee or partner of such Person; and
—	if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of the Operating Agreement.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Holder nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“ATEL” shall mean ATEL Capital Group and its Affiliates, including the Manager.

“California Act” shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7 of the Operating Agreement.

“Capital Contributions” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands ov a subsequent Holder.

“Carried Interest” shall mean the allocable share of Fund Distributions payable to the Manager pursuant to Section 10.4 of the Agreement, for which cash consideration has neither been paid nor is to be paid.

“Cash Available for Distribution” shall mean Cash Flow plus cash funds available for distribution from Fund reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” shall mean Fund cash provided from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash withdrawn from reserves).

“Cash from Reserve Account” shall mean that portion of the Net Proceeds not utilized in the acquisition of Portfolio Assets, including cash maintained according to the provisions of Section 9.4 of the Operating Agreement.

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than ________, 2014 (a date two years from the date of this Prospectus). Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. “Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holder, are first admitted to the Fund as Holders. “Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Distributions” shall mean any cash distributed to Holders and the Manager arising from their respective interests in the Fund.

“Equity Interests” shall mean warrants, options or other rights to purchase equity securities issued by financing customers of the Fund, equity securities purchased upon exercise of such rights, or equity securities purchased outright by the Fund from the issuers.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, leasing fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the Manager.

“Fund” shall mean ATEL Growth Capital Fund 8, LLC, LLC, the California limited liability company created under the Operating Agreement.

“Fund Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(d)(1).

“Gross Financing Revenues” shall mean all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all loan and debt service payments received, lease payments and other financing revenues, but excluding security deposits paid by lessees and Net Disposition Proceeds.

“Gross Proceeds” shall mean the aggregate total of the Capital Contributions of the initial and all of the additional Holders.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to acquire Portfolio Assets by the Fund, including the principal amount advanced to a borrower by the Fund in any secured loan transaction, any amount of Gross Proceeds reserved pursuant to Section 9.4 of the Operating Agreement up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Management Fee Limit” means the limit on fees calculated pursuant to Section 8.3 of the Operating Agreement.

“Manager” shall mean AGC 8 Managing Member, LLC (“ATEL”), a Nevada limited liability company, or any other Person or Persons which succeed it in such capacity. The Manager is referred to throughout the Prospectus as “ATEL” or the “Manager.”

“Members” shall mean the initial member of the Fund and any other Persons who are admitted to the Fund as additional or substituted members. Reference to a “Member” shall refer to any one of them.

“Net Disposition Proceeds” shall mean the net proceeds realized by the Fund from sale, refinancing or other disposition of the Fund’s Portfolio Assets, including insurance proceeds or indemnity payments arising from the loss or destruction of Portfolio Assets, after payment of all liabilities to which the Portfolio Assets are subject and all expenses related to the transaction.

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss, but does not mean Distributions.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Operating Agreement” or “Agreement” shall mean the Limited Liability Company Operating Agreement of ATEL Growth Capital Fund 8, LLC, as it may be amended from time to time.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the Portfolio Assets.

Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Portfolio Assets” shall mean all tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all personal and real property, trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities and other Equity Interests and contract rights.

“Priority Return” means an amount equal to, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Capital Contribution with respect to such Units during such period multiplied by 8% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the Capital Contribution of the initial purchaser of such Units was received by the Fund and pro-rated for any fraction of a calendar year for which such calculation is made).

“Promotional Interest” shall mean the share of Distributions of Cash Available for Distribution and Net Disposition Proceeds payable to the Manager and its Affiliates under the provisions of Section 10.4 of the Operating Agreement.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Portfolio Assets” shall mean the price paid upon the purchase or sale of a particular item of Portfolio Assets, including the amount of Acquisition Fees and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” or “Treasury Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reinvestment Period” shall mean the period commencing with the Initial Closing Date and ending six calendar years after the Final Closing Date occurs.

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following

(i) the Members’ voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Roll-Up Entity” means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent Portfolio Assets manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, portfolio investments representing 66  2/3% or more of the net book value of all portfolio investments as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing a Capital Contribution in the amount of $10 and shall entitle the Holder thereof to the rights herein provided.

FINANCIAL STATEMENTS

Set forth below are the following financial statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Member of
ATEL GROWTH CAPITAL FUND 8, LLC

We have audited the accompanying balance sheet of ATEL Growth Capital Fund 8, LLC (a development stage enterprise) (the “Fund”) as of December 13, 2011 and the related statements of changes in member's capital and cash flows for the period from December 8, 2011 (date of inception) through December 13, 2011. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of ATEL Growth Capital Fund 8, LLC (a development stage enterprise) (the “Fund”) at December 13, 2011 and its cash flow for the period from December 8, 2011 (date of inception) through December 13, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Moss Adams LLP

San Francisco, California
December 19, 2011

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)

BALANCE SHEET
AS AT DECEMBER 13, 2011

ASSETS
Cash	$500
MEMBER'S CAPITAL
Member's capital	$500

See accompanying notes to financial statements

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)

STATEMENT OF CHANGES IN MEMBER'S CAPITAL
FOR THE PERIOD FROM DECEMBER 8, 2011 (Date of Inception)
THROUGH DECEMBER 13, 2011

	Other Members		Managing Member	Total
	Units	Amount
Member's capital as of December 8, 2011 (Date of inception)	—	$—	$—	$—
Capital contribution	—	—	500	500
Balance, December 13, 2011	—	$—	$500	$500

See accompanying notes to financial statements

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 8, 2011 (Date of Inception)
THROUGH DECEMBER 13, 2011

Financing activities
Capital contributions received	$500
Net cash provided by financial activities	$500
Cash at beginning of period	—
Cash at end of period	$500

See accompanying notes to financial statements

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS
December 13, 2011

Note l — Organization and Limited Liability Company Matters

Organization — ATEL Growth Capital Fund 8, LLC (a development stage enterprise) (the “Fund”) was formed under the laws of the state of California on December 8, 2011 for the purpose of providing acquisition financing of capital equipment for emerging growth companies and established privately held companies without publicly traded securities. The Fund may continue until it is terminated in accordance with the operating agreement. Contributions in the amount of $500 were received as of December 13, 2011, which represented the initial member's capital investment. As a limited liability company, the liability of any individual member for the obligations of the Fund is limited to the extent of capital contributions to the Fund by the individual member.

As of December 13, 2011, the Fund had not commenced operations other than those relating to organizational matters. The Fund, or Managing Member on behalf of the Fund, has and will continue to incur costs in connection with the organization, registration and issuance of the limited liability company units (Units). The amount of such costs to be borne by the Fund is limited by certain provisions of the ATEL Growth Capital Fund 8, LLC limited liability company operating agreement dated December 13, 2011 (the “Operating Agreement”).

Note 2 — Summary of Significant Accounting Policies

Cash — Cash is maintained in a non-interest bearing checking account.

Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from the estimates.

Income Taxes — The Fund does not provide for income taxes as all income and losses are the liability of the individual members and are allocated to the members for inclusion in their individual tax returns.

Subsequent Events — Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the financial statements presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about the conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Company’s financial statements taken as a whole. The Company has evaluated all events subsequent to December 13, 2011, the date of the audited balance sheet, through December 19, 2011, which is the date the audited balance sheet was available for issuance.

Note 3 — Member's Capital

As of December 13, 2011, 50 Units ($500) were issued and outstanding. The Fund is authorized to issue up to 7,500,000 additional Units.

An amount equal to 5% of all Distributions of Cash Available for Distribution and Net Disposition Proceeds will be allocated to the Manager as the carried interest. An amount equal to (i) an additional 5% of all Distributions from Cash Available for Distribution and 1% of all Distributions of Net Disposition Proceeds will be paid to the Manager as a promotional interest until investors have received total distributions in amounts equal to their Capital Contributions plus an amount equal to a priority return; and (ii) then 15% of all subsequent distributions will be allocated to the Manager as a promotional interest. Distributions not allocated to the Manager as carried or promotional interests will be allocated and paid to the unitholders.

ATEL GROWTH CAPITAL FUND 8, LLC
(a development stage enterprise)

NOTES TO FINANCIAL STATEMENTS
December 13, 2011

Note 4 — Commitments and Management

The terms of the Operating Agreement provide that the Managing Member and/or affiliates are entitled to receive certain fees, in addition to the allocations described above, which are more fully described in Section 8 of the Operating Agreement. Additional fees to management include fees for asset management and administration.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Member of
AGC 8 Managing Member, LLC

We have audited the accompanying balance sheet of AGC 8 Managing Member, LLC (the “Company”) as of December 13, 2011. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the balance sheet referred to above present fairly, in all material respects, the financial position of AGC 8 Managing Member, LLC as of December 13, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moss Adams LLP

San Francisco, California
December 19, 2011

AGC 8 MANAGING MEMBER, LLC

BALANCE SHEET
AS AT DECEMBER 13, 2011

December 13, 2011
ASSETS
Cash	$999,500
Investment in ATEL Growth Capital Fund 8, LLC	500
Total assets	$1,000,000
MEMBER'S EQUITY
Commitments and Contingencies	—
Member's equity	$1,000,000

See accompanying notes to balance sheet

AGC 8 MANAGING MEMBER, LLC

NOTES TO BALANCE SHEET
DECEMBER 13, 2011

Note l — Organization and Summary of Significant Accounting Policies

Organization — AGC 8 Managing Member, LLC (the “Company”)was formed under the laws of Nevada on December 13, 2011 to manage entities in the business of providing acquisition financing of capital equipment for emerging growth companies and established privately held companies without publicly traded securities.

The Company is a wholly-owned subsidiary of ATEL Management Services, LLC (the “managing member”).

The Company organizes and sponsors limited liability companies (the “Funds”) for the purpose of organizing and sponsoring limited liability companies engaged in equipment and venture financing. It also acts as a managing member of the Funds. Through these Funds, the Company derives various fees and also receives reimbursements for expenses incurred on behalf of these entities, of which certain fees and expenses reimbursements are allocated to the Company and the balance is allocated to various other affiliated companies. The basis for determination of the types and amounts of these fees and reimbursements are provided in agreements with the various Funds.

A portion of the fees mentioned above are subordinated to the other members' full recovery of their initial invested capital contributions plus a specific return on their investments. No earnings or equity interests from such subordinated interests have been recognized to date.

The Company will continue in full force and effect until such time as the member elects to dissolve the Company or the Company is otherwise dissolved. As a limited liability company, the liability of the individual member for the obligations of the Company is limited to the extent of capital contributions to the Company by the individual members.

Basis of Presentation — The accompanying balance sheet has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash — Cash is maintained in a non-interest bearing checking account.

Investment in Funds — The Company's investments in the Funds are reflected net of cumulative distributions.

Use of Estimates — The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Income Taxes — The Company does not provide for income taxes as all income and losses are the liability of the member and are allocated to the member for inclusion in their individual tax returns.

The Company has no uncertain tax positions based on the criteria established under FASB Accounting Standards Codification 740-10, whereby the effect of the uncertainty would be recorded if the outcome was considered probable and was reasonably estimable.

Subsequent Events — Subsequent events are events or transactions that occur after the balance sheet date but before the date the financial statements are available to be issued. Subsequent events that provide additional evidence about conditions that existed at the balance sheet date are considered in the preparation of the financial statements presented herein. Subsequent events that occur after the balance sheet date that do not provide evidence about the conditions that existed as of the balance sheet date are considered for disclosure based upon their significance in relation to the Company’s financial statements taken as a whole. The Company has evaluated all events subsequent to December 13, 2011, the date of the audited balance sheet, through December 19, 2011, which is the date the audited balance sheet was available for issuance.

AGC 8 MANAGING MEMBER, LLC

NOTES TO BALANCE SHEET
DECEMBER 13, 2011

Note 2 — Member's Capital, Distribution and Compensation

The respective Fund under management, ATEL Growth Capital Fund 8, LLC (the “AGC 8”), is authorized under their Operating Agreements to issue up to 7,500,000 units to other members of the Funds.

All distributions will be made by the Company to its managing member.

Note 3 — Fair value measurements

Fair value measurements and disclosures are based on a fair value hierarchy as determined by significant inputs used to measure fair value. The three levels of inputs within the fair value hierarchy are defined as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis, generally on a national exchange.

Level 2 — Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuations in which all significant inputs are observable in the market.

Level 3 — Valuation is modeled using significant inputs that are unobservable in the market. These unobservable inputs reflect the Company's own estimates of assumptions that market participants would use in pricing the asset or liability.

At December 13, 2011, the Company had no assets or liabilities that require measurement at fair value on a recurring or non-recurring basis.

The following disclosure of the estimated fair value of financial instruments is made in accordance with the guidance provided by the Financial Instruments Topic of the FASB Accounting Standards Codification. Fair value estimates, methods and assumptions, set forth below for the Company's balance sheets, are made solely to comply with the requirements of the Financial Instruments Topic and should be read in conjunction with the Company's balance sheets and related notes.

The Company has determined the estimated fair value amounts by using market information and valuation methodologies that it considers appropriate and consistent with the fair value accounting guidance. Considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize or has realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

At December 13, 2011, the only financial instrument reflected on the Company's balance sheet is its cash. Such cash approximates fair value because of the liquidity and short-term maturity of this instrument.

EXHIBIT A

PRIOR PERFORMANCE INFORMATION

Affiliates of AGC 8 Managing Member, LLC, the Manager of the Fund, have extensive experience in the equipment financing industry, including: (i) originating and financing leveraged and single investor lease transactions for corporate investors, (ii) acting as a broker/packager by arranging equity and debt participants for equipment leasing transactions originated by other companies, (iii) consulting on the pricing and structuring of equipment lease transactions for banks, leasing companies and corporations, (iv) organizing and offering individual ownership and limited partnership investment leasing programs (v) originating, negotiating and structuring acquisition and other capital financing for emerging growth companies, including rights to purchase equity interests, and sponsoring investment programs to provide such financing; and (vi) supervising and arranging for the supervision of equipment management and marketing on leasing and other financing transactions involving total equipment costs approximating $2.0 billion.

ATEL has sponsored seven private growth capital programs (the “Prior Private Programs”), six of which have completed their placements of equity interests through September 30, 2011, with investment objectives similar to those of the Fund. These private programs were formed to engage exclusively in growth capital financing.

ATEL Venture Fund (“AVF”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 1999. AVF terminated its offering as of August 31, 2001. As of that date, $8,846,000 of offering proceeds had been received from approximately 147 investors. All of the proceeds were committed to growth capital financing transactions, organization and offering expenses, working capital and capital reserves. AVF had acquired growth capital financing transactions representing a total capital investment of $11,560,698 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $11,551,648 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund (“AGCF”), commenced a private offering of up to $25,000,000 of its limited liability company shares on June 1, 2003. AGCF terminated its offering as of May 31, 2005. As of that date, $21,010,000 of offering proceeds had been received from approximately 329 investors. AGCF had acquired growth capital financing transactions representing a total capital investment of $37,420,537 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $29,679,396 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund II, LLC (“AGCF II”), commenced a private offering of up to $25,000,000 of its limited liability company shares on September 1, 2005. AGCF II terminated its offering as of November 28, 2006. As of that date, $25,000,000 of offering proceeds had been received and accepted. AGCF II had acquired growth capital financing transactions representing a total capital investment of $36,657,732 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $27,724,716 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund III, LLC (“AGCF III”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective November 29, 2006. AGCF III terminated its offering as of August 15, 2007. As of that date, $35,000,000 of offering proceeds had been received and accepted. AGCF III had acquired growth capital financing transactions representing a total capital investment of $39,481,708 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $24,851,352 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund IV, LLC (“AGCF IV”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective August 1, 2007. AGCF IV terminated its offering as of January 22, 2009. As of that date, $34,995,000 of offering proceeds had been received and accepted. AGCF IV had acquired growth capital financing transactions representing a total capital investment of $30,042,486 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $14,853,357 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund V, LLC (“AGCF V”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective January 22, 2009. AGCF V terminated its offering as of July 31, 2010. As of that date, $17,085,000 of offering proceeds had been received and accepted. AGCF V had acquired growth capital financing transactions representing a total capital investment of $12,062,905 as of September 30, 2011. Of such portfolio investments, transactions representing an original capital investment of approximately $2,392,006 had been sold or disposed as of September 30, 2011.

ATEL Growth Capital Fund VI, LLC (“AGCF VI”), commenced a private offering of up to $35,000,000 of its limited liability company shares effective September 15, 2010. As of September 30, 2011, AGCF VI had received offering proceeds of $4,450,000 and commenced operations. As of September 30, 2011, AGCF VI had acquired four growth capital financing transactions for $868,568, and had no dispositions.

Further, in addition to this Fund, ATEL has sponsored fourteen prior public equipment leasing programs (the “Prior Public Programs”), during the past twenty years. The Prior Public Programs and Prior Private Programs are together referred to below as the “Prior Programs.” The Prior Public Programs have had investment objectives which differ in certain material respects from those of this Fund and the Prior Private Programs. The Prior Public Programs were formed to invest primarily in capital equipment subject to net leases to major corporations. The Prior Private Programs have been formed to engage primarily in growth capital investment, financing the acquisition of equipment by emerging growth companies and acquiring equity interests and other investments in such companies. The Prior Private Programs have investment objectives that are similar to those of the Fund. The factors considered by the Manager in determining that the investment objectives of the prior programs were similar to those of the Fund include the types of equipment to be acquired or financed, the structure of the financing arrangements with respect to such equipment, the credit criteria for lessees and borrowers, the intended investment cycles, the reinvestment policies and the investment goals of each program. Therefore, all of the information set forth in the tables included in this Exhibit A may be deemed to relate to programs with investment objectives similar to those of the Fund.

As of September 30, 2011, the Prior Programs have invested approximately $220.0 million in growth capital financing transactions since 1999. Only a minor portion of the growth capital investments were purchased by Prior Public Program portfolios. The net aggregate unrecovered investment in growth capital transactions for all Prior Programs was approximately $7.9 million as of September 30, 2011, or an approximate 0.30% per annum, substantially less than the amount assumed by the Manager and its Affiliates in structuring these portfolios as the losses to be anticipated in the ordinary course of growth capital financing losses. There is no identifiable trend in the frequency or amount of defaults experienced by Prior Private Programs. It should be noted that the Fund, like Prior Private Programs, provides financing to customers who are in an earlier stage of their business development than the lessees to whom the Prior Public Programs provide financing. These emerging growth companies are generally less creditworthy than more established companies and the Fund and the Prior Private Programs can therefore anticipate a higher rate of customer default than experienced by the Prior Public Programs.

As discussed in the Prospectus, fluctuations in demand for growth capital financing may affect the ability of a financing program to invest its capital in a timely manner. During the period from 1999 through 2003, growth capital and other capital asset financing companies experienced a more difficult market in which to make suitable investments as a result of reduced growth and changing economic conditions in the U.S economy and the consequent softening of demand for capital equipment during that period. Delays in investment may have a negative impact on the operating results of programs that were actively seeking to invest their capital during that period. In particular AVF experienced such an adverse impact from delays in investment. The Manager believes that it has identified industry segments, lease markets and potential transaction structures that will permit the other Prior Programs to pursue their investment objectives.

In Tables I through VI, information is presented with respect to AVF, AGCF II, AGCF III, AGCF IV, AGCF V, and AGCF VI investments. The following is list of the tables set forth in this Exhibit A:

TABLE I	Experience in Raising and Investing Funds
TABLE II	Compensation to the Managing Member
TABLE III	Operating Results of Prior Private Programs
TABLE IV	Results of Completed Programs
TABLE V	Acquisition of Portfolio Assets and Notes Receivable by Prior Private Programs
TABLE VI	Sales or Disposals of Portfolio Assets by Prior Private Programs

In Table I information is presented with respect to Prior Private Programs sponsored by ATEL that complete their offerings of interests within the five-year period ended September 30, 2011, except that AGCF VI had not completed its offering as of that date.

In Table II information is presented with respect to Prior Private Programs sponsored by ATEL that complete their offerings of interests within the five-year period ended September 30, 2011, except that AGCF VI had not completed its offering as of that date.

In Table III information is presented with respect to Prior Private Programs sponsored by ATEL that complete their offerings of interests within the five-year period ended September 30, 2011, except that AGCF VI had not completed its offering as of that date, so the tabular information concerning AGCF VI does not reflect results of an operating period after completion of its funding.

Table IV includes information concerning the Prior Private Programs that had completed their respective operations during the five year period ended September 30, 2011.

Table V includes information regarding all acquisitions of portfolio assets by Prior Private Programs during the five year period ended September 30, 2011.

Table VI includes information regarding all dispositions of portfolio assets by Prior Private Programs during the five year period ended September 30, 2011.

The Manager will provide to any investor, upon written request and without charge, copies of the most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission by each of the Prior Public Programs, and will provide to any investor, for a reasonable fee, copies of the exhibits to such reports. Investors may request such information by writing to ATEL Investor Services, Inc. at 600 California Street, 6th Floor, San Francisco, California 94108 or by calling the Manager at (415) 989-8800.

INVESTORS IN THE FUND WILL HAVE NO INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE LIMITED LIABILITY COMPANY.

Past performance is not necessarily indicative of future performance.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(on a percentage basis)
September 30, 2011
(Unaudited)

The following Table sets forth certain information concerning the experience of the Managing Member in raising and investing funds. A percentage analysis of the application of the proceeds raised is presented.

	ATEL Growth Capital Fund II	ATEL Growth Capital Fund III	ATEL Growth Capital Fund IV	ATEL Growth Capital Fund V	ATEL Growth Capital Fund VI
EQUITY PROCEEDS
Dollar amount of equity offered	$25,000,000	$35,000,000	$35,000,000	$35,000,000	$35,000,000
Dollar amount of equity raised (4)	$25,000,000	$35,000,000	$34,995,000	$17,085,000	$4,450,000
Less: Offering expenses:
Selling commissions	7.50%	7.50%	7.50%	7.50%	8.50%
Organization and program expenses (1)	2.61%	2.93%	5.40%	6.06%	5.85%
Due Diligence	0.18%	0.04%	0.17%	0.29%	1.14%
Reserves	0.50%	0.50%	0.50%	0.50%	0.50%
Percent available for investment	89.21%	89.03%	86.44%	85.65%	84.01%
Acquisition costs:
Purchase price (2)	89.21%	89.03%	86.44%	85.65%	84.01%
Acquisition fees	—	—	—	—	—
	89.21%	89.03%	86.44%	85.65%	84.01%
Percent leverage (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Date offering commenced:	Sep. 1, 2005	Nov. 29, 2006	Aug. 1, 2007	Jan. 22, 2009	Sept. 15, 2010
Length of offering	15 Months	9 Months	18 Months	18 Months	TBD

FOOTNOTES:

(1)	Includes organization, legal, accounting, printing, binding, delivery and other costs incurred by the Managing Member.
(2)	Represents amounts paid or expected to be paid from net proceeds to unrelated third parties for purchase of equipment under leases.
(3)	The percentage leverage is calculated by dividing the initial principal amount of debt incurred by the program through the date of this table by the aggregate original cost of all equipment purchased by the program through such date. It should be noted, however, that each program has acquired assets, has made or will make principal amortizing debt service payments and/or has disposed or will dispose of assets over a period of time extending from its first investment in equipment. As a result, for each program the total cost of the assets in its portfolio and the total principal amount of debt outstanding have fluctuated from time to time. The percentage figure, therefore, does not reflect the current leverage ratio or the debt ratio at any one point in time, but constitutes an aggregate ratio for the life of the program through the date of the table.
(4)	Dollar amount of equity raised is net of any units rescinded, but includes units repurchased (or redeemed). Dollar amount of equity raised does not include organizational capital contributions by the Managing Member or affiliates, except for ATEL Growth Capital Fund II, which includes $20,000 of investment by the Managing Member as part of the total equity raised.

Past performance is not necessarily indicative of future performance.

TABLE II
COMPENSATION TO THE MANAGING MANAGER
September 30, 2011
(Unaudited)

The following Table sets forth certain information concerning the compensation derived by the Managing Member. Amounts paid are from two sources: proceeds of the offering and gross revenues.

	ATEL Growth Capital Fund II	ATEL Growth Capital Fund III	ATEL Growth Capital Fund IV	ATEL Growth Capital Fund V	ATEL Growth Capital Fund VI
Date offering commenced	Sep. 1, 2005	Nov. 29, 2006	August 1, 2007	Jan. 22, 2009	Sept. 15, 2010
Date offering closed	Nov. 28, 2006	Aug. 15, 2007	Jan. 22, 2009	July 30, 2010	TBD
Dollar amount raised	$25,000,000	$35,000,000	$34,995,000	$17,085,000	$4,450,000
Amounts paid to Managing Member from proceeds of offering:
Acquisition fees / Reimbursements of initial direct costs	$747,787	$627,806	$792,051	$410,273	$26,575
Selling commissions	$1,875,000	$2,625,000	$2,624,625	$1,281,375	$378,250
Organization and program costs	$697,649	$1,041,145	$1,946,718	$1,084,045	$311,062
Dollar amount of cumulative cash generated from operations before deducting payments to the Managing Member	$5,209,791	$6,386,910	$4,884,706	$1,985,445	$31,041
Cumulative amount paid to the Managing Member from operations:
Management fees	$1,911,224	$2,020,214	$1,541,673	$468,962	$5,457
Reimbursement of payroll and administrative costs	$915,710	$1,153,876	$1,150,993	$516,689	$34,663
Aggregate payments to Managing Member: (1)
2000
2001
2002
2003
2004
2005	$232,184
2006	2,816,756	$484,711
2007	912,230	4,070,121	$1,339,021
2008	939,798	1,017,143	4,072,598
2009	682,956	1,126,405	1,111,190	$2,081,287
2010	695,977	1,147,297	1,164,006	1,375,211	$34,647
September 30, 2011	392,986	631,887	639,070	438,303	628,835
	$6,672,887	$8,477,564	$8,325,885	$3,894,801	$663,482

FOOTNOTES:

(1)	As of September 30, 2011. Includes payments of management fees, incentive fees, reimbursements of syndication costs to Managing Member (and affiliates), acquisition fees, initial direct costs on leases and reimbursements of administrative costs. Amount does not include payments of carried interest to Managing Member.

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
September 30, 2011
(Unaudited)

	ATEL Growth Capital Fund II
	Period Ended December 31,						September 30, 2011
	2005	2006	2007	2008	2009	2010
Months of operations	1	12	12	12	12	12	9
Gross revenue – lease and other	$680	$533,764	$1,895,565	$1,906,711	$1,237,703	$772,436	$309,984
– gain (loss) on sales of assets and securities	—	—	169,628	305,819	19,766	79,856	227,897
	680	533,764	2,065,193	2,212,530	1,257,469	852,292	537,881
Less Operating Expenses: (1)
Depreciation and amortization expense	—	8,075	59,721	83,086	49,594	27,957	13,297
Provision for losses and doubtful accounts	—	291,493	(32,300)	746,290	20,000	574,464	72,636
Acquisition expense to Managing Member / affiliates	—	278,400	321,575	143,256	128,599	76,193	81,582
Administrative costs and reimbursements	5,251	58,861	166,599	149,387	156,988	286,434	92,190
Legal/Professional fees	360	18,862	107,771	106,350	46,853	46,679	33,468
Other	12	46,610	70,107	68,032	48,453	75,697	31,518
Management fee	—	51,008	359,015	600,297	370,073	316,891	213,940
	5,623	753,309	1,052,488	1,896,698	820,560	1,404,315	538,631
Net income (loss) – GAAP basis	$(4,943)	$(219,545)	$1,012,705	$315,832	$436,909	$(552,023)	$(750)
Taxable income (loss) from operations	$—	$75,932	$950,375	$607,252	$(253,328)	$18,900	$14,000 (4)
Cash generated by (used in) operations (2)	$226,933	$137,648	$778,867	$529,926	$864,912	$(90,730)	$(244,206)
Cash generated from sales and early terminations	—	—	1,629,743	5,095,727	419,188	1,010,620	1,546,888
Cash generated from other (2)	—	808,462	3,984,055	5,325,389	5,648,007	4,394,053	2,104,787
	226,933	946,110	6,392,665	10,951,042	6,932,107	5,313,943	3,407,469
Less cash distributions to investors (5):
From operating cash flow	—	$137,648	$778,867	$529,926	$864,912	$—	$—
From sales	—	—	—	—	—	1,010,620	1,546,888
From other	—	$975,180	$2,123,591	$2,284,980	$2,079,893	$1,793,785	$642,356
Total distributions	—	$1,112,828	$2,902,458	$2,814,906	$2,944,805	$2,804,405	$2,189,244
Cash generated (deficiency) after cash distributions	$226,933	$(166,718)	$3,490,207	$8,136,136	$3,987,302	$2,509,538	$1,218,225
Tax and distribution data per $1,000 invested:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$—	$7.46	$38.05	$21.02	$(10.31)	$(0.60)	$(0.46)
Recapture
Capital gain (loss)				3.29	0.17	1.35	1.02
Cash distributions to investors on a GAAP basis (5):
– Investment income	$—	$—	$40.54	$12.64	$17.49	$—	$—
– Return of capital	—	42.69	75.65	100.05	100.40	112.27	87.64
	$—	$42.69	$116.19	$112.69	$117.89	$112.27	$87.64
Sources (on a cash basis) (5)
Sales	$—	$—	$—	$—	$—	$40.46	$61.93
Operations	—	5.28	31.18	21.21	34.63	—	—
Other	—	37.41	85.01	91.48	83.26	71.81	25.71
Total	$—	$42.69	$116.19	$112.69	$117.89	$112.27	$87.64
Amount invested in program equipment / notes (cost, excluding acquisition fees)	$—	$9,953,980	$21,703,020	$26,992,275	$31,186,170	$33,666,952	$34,661,402
Amount invested in program equipment / notes (book value)	$—	$8,889,847	$15,277,080	$10,186,798	$8,067,084	$5,212,201	$2,878,051
Amount remaining invested in program equipment / notes (Cost of equipment /notes owned at end of period as a percentage of cost of all equipment / notes purchased by the program) (3)	—	28.72%	55.84%	49.16%	50.26%	34.22%	21.37%
Disposals						21,805,097	27,254,100

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
September 30, 2011
(Unaudited)

	ATEL Growth Capital Fund III					September 30, 2011
	Period Ended December 31,
	2006	2007	2008	2009	2010
Months of operations	1	12	12	12	12	9
Gross revenue – lease and other	$79	$1,260,632	$1,940,373	$2,386,899	$1,627,685	$736,019
– gain (loss) on sales / termin of assets and securities	—	53,686	81,242	11,220	111,723	340,718
	79	1,314,318	2,021,615	2,398,119	1,739,408	1,076,737
Less Operating Expenses: (1)
Depreciation and amortization expense	—	18,592	76,646	97,576	60,205	22,082
Provision for losses and doubtful accounts	—	—	612,163	395,000	794,069	120,086
Acquisition expense to Managing Member / affiliates	35,359	524,592	324,323	258,780	90,086	126,421
Administrative costs and reimbursements	386	142,218	211,143	228,539	440,296	131,294
Legal/Professional fees	—	46,304	126,574	54,522	48,439	44,886
Other	4,654	39,711	79,056	62,488	159,809	(25,659)
Management fee	—	118,277	356,927	578,122	597,987	368,897
	40,399	889,694	1,786,832	1,675,027	2,190,891	788,007
Net income (loss) – GAAP basis	$(40,320)	$424,624	$234,783	$723,092	$(451,483)	$288,730
Taxable income (loss) from operations	$(33,858)	$514,954	$712,007	$540,332	$364,459	$270,000 (4)
Cash generated by (used in) operations (2)	$484,492	$154,183	$657,308	$1,766,623	$309,251	$(399,746)
Cash generated from sales and terminations	—	401,637	1,947,762	895,639	2,215,352	2,462,676
Cash generated from other (2)	—	1,320,681	3,860,623	8,176,738	7,746,053	4,430,561
	484,492	1,876,501	6,465,693	10,839,000	10,270,656	6,493,491
Less cash distributions to investors (5):
From operating cash flow	$—	$154,183	$657,308	$1,766,623	$309,251	$—
From sales	—	401,637	—	—	2,215,352	2,462,676
From other	$—	2,035,601	3,184,992	2,070,177	1,390,034	534,884
Total distributions	$—	$2,591,421	$3,842,300	$3,836,800	$3,914,637	$2,997,560
Cash generated (deficiency) after cash distributions	$484,492	$(714,920)	$2,623,393	$7,002,200	$6,356,019	$3,495,931
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(22.95)	$22.25	$20.38	$16.48	$10.03	$7.43
Recapture
Capital gain (loss)				(0.99)	0.42	0.31
Cash distributions to investors on a GAAP basis (5):
– Investment income	$—	$18.35	$6.72	$20.73	$—	$8.28
– Return of capital	—	93.61	103.28	89.25	112.22	77.66
	$—	$111.96	$110.00	$109.98	$112.22	$85.94
Sources (on a cash basis) (5)
Sales	$—	$17.36	$—	$—	$63.51	$70.60
Operations	—	6.66	18.82	50.64	8.87	—
Other	—	87.95	91.18	59.34	39.84	15.34
Total	$—	$111.96	$110.00	$109.98	$112.22	$85.94
Amount invested in program equipment / notes (cost, excluding acquisition fees)	$1,200,000	$10,099,443	$25,110,943	$33,645,301	$36,424,432	$37,280,379
Amount invested in program equipment / notes (book value)	$1,200,000	$8,475,574	$17,572,884	$16,415,550	$9,179,064	$3,559,334
Amount remaining invested in program equipment / notes (Cost of equipment / notes owned at end of period as a percentage of cost of all equipment / notes purchased by the program) (3)	3.22%	25.88%	60.55%	76.98%	60.01%	34.27%
Disposals					14,052,940	24,502,686

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
September 30, 2011
(Unaudited)

	ATEL Growth Capital Fund IV				September 30, 2011
	Period Ended December 31,
	2007	2008	2009	2010
Months of operations	4	12	12	12	9
Gross revenue – lease and other	$94,988	$954,375	$1,839,763	$1,642,700	$921,755
– gain (loss) on sales / termin of assets and securities	—	54,753	(15,902)	103,652	281,067
	94,988	1,009,128	1,823,861	1,746,352	1,202,822
Less Operating Expenses: (1)
Depreciation and amortization expense	2,317	45,853	71,177	58,450	27,134
Provision for losses and doubtful accounts	—	133,350	250,000	591,320	88,259
Acquisition expense to Managing Member / affiliates	51,672	286,472	279,837	107,324	115,633
Administrative costs and reimbursements	49,590	240,315	239,454	483,697	137,937
Legal/Professional fees	2,924	35,672	56,365	49,961	33,078
Other	6,144	51,240	63,597	149,948	2,731
Management fee	16,826	179,476	433,753	535,688	375,929
	129,473	972,378	1,394,183	1,976,388	780,701
Net income (loss) – GAAP basis	$(34,485)	$36,750	$429,678	$(230,036)	$422,121
Taxable income (loss) from operations	$(15,404)	$392,157	$458,369	$359,985	$270,000	(4)
Cash generated by (used in) operations (2)	$7,002	$406,199	$1,321,855	$399,226	$(212,066)
Cash generated from sales and terminations	—	969,493	625,305	1,955,335	2,400,101
Cash generated from other (2)	199,347	1,822,419	5,361,386	6,353,885	4,273,783
	206,349	3,198,111	7,308,546	8,708,446	6,461,818
Less cash distributions to investors (5):
From operating cash flow	$7,002	$406,199	$1,321,855	$399,226	$—
From sales	—	—	—	1,955,335	2,400,101
From other	156,955	2,154,886	2,524,377	1,593,505	598,200
Total distributions	$163,957	$2,561,085	$3,846,232	$3,948,066	$2,998,301
Cash generated (deficiency) after cash distributions	$42,392	$637,026	$3,462,314	$4,760,380	$3,463,517
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$(3.71)	$16.82	$14.27	$10.08	$7.56
Recapture	—	—	—	—	—
Capital gain (loss)	—	—	(1.16)	0.21	0.16
Cash distributions to investors on a GAAP basis (5):
– Investment income	$—	$1.58	$12.29	$—	$12.06
– Return of capital	39.51	108.24	97.73	112.82	73.62
	$39.51	$109.82	$110.02	$112.82	$85.68
Sources (on a cash basis) (5)
Sales	$—	$—	$—	$55.88	$68.59
Operations	1.69	17.42	37.81	11.41	—
Other	37.82	92.40	72.21	45.54	17.09
Total	$39.51	$109.82	$110.02	$112.82	$85.68
Amount invested in program equipment / notes (cost, excluding acquisition fees)	$2,861,680	$14,402,613	$23,565,557	$27,168,691	$28,379,914
Amount invested in program equipment / notes (book value)	$2,683,379	$11,659,067	$14,311,591	$9,604,901	$4,626,844
Amount remaining invested in program equipment / notes (Cost of equipment / notes owned at end of period as a percentage of cost of all equipment / notes purchased by the program) (3)	10.08%	47.23%	73.65%	68.97%	48.89%
Disposals				7,596,166	14,504,691

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
September 30, 2011
(Unaudited)

	ATEL Growth Capital Fund V		September 30, 2011
	Period Ended December 31,
	2009	2010
Months of operations	12	12	9
Gross revenue – lease and other	$356,477	$1,081,506	$731,429
– gain (loss) on sales / termin of assets and securities	—	26,935	143,440
	356,477	1,108,441	874,869
Less Operating Expenses: (1)
Depreciation and amortization expense	9,413	33,154	23,386
Provision for losses and doubtful accounts	—	—	—
Acquisition expense to Managing Member / affiliates	216,320	116,797	104,200
Administrative costs and reimbursements	116,894	293,597	106,198
Legal/Professional fees	12,697	43,953	32,682
Other	14,030	58,248	40,777
Management fee	54,279	195,990	218,693
	423,633	741,739	525,936
Net income (loss) – GAAP basis	$(67,156)	$366,702	$348,933
Taxable income (loss) from operations	$26,582	$259,940	$195,000	(4)
Cash generated by (used in) operations (2)	$61,557	$429,608	$235,940
Cash generated from sales and terminations	—	301,891	1,177,045
Cash generated from other (2)	782,856	2,549,816	2,308,104
	844,413	3,281,315	3,721,089
Less cash distributions to investors (5):
From operating cash flow	$61,557	$429,608	$235,940
From sales	—	301,891	1,177,045
From refinancing	—	—	—
From other	596,819	955,978	47,748
Total distributions	$658,376	$1,687,477	$1,460,733
Cash generated (deficiency) after cash distributions	$186,037	$1,593,838	$2,260,356
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$4.77	$16.93	$11.41
Recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors on a GAAP basis (5):
– Investment income	$—	$23.88	$20.42
– Return of capital	118.02	86.00	65.08
	$118.02	$109.88	$85.50
Sources (on a cash basis) (5)
Sales	$—	$19.66	$68.90
Operations	11.03	27.97	13.81
Other	106.99	62.25	2.79
Total	$118.02	$109.88	$85.50
Amount invested in program equipment / notes (cost, excluding acquisition fees)	$7,006,492	$10,624,188	$11,958,738
Amount invested in program equipment / notes (book value)	$6,248,958	$7,051,149	$5,029,875
Amount remaining invested in program equipment / notes (Cost of equipment / notes owned at end of period as a percentage of cost of all equipment / notes purchased by the program) (3)	58.59%	85.49%	80.00%
Disposals		400,814	2,392,006

Past performance is not necessarily indicative of future performance.

TABLE III
OPERATING RESULTS OF PRIOR PRIVATE PROGRAMS
September 30, 2011
(Unaudited)

	ATEL Growth Capital Fund VI
	December 31, 2010	September 30, 2011
Months of operations (6)		9
Gross revenue – lease and other	$60	$37,951
– gain (loss) on sales / termin of assets and securities	—	—
	60	37,951
Less Operating Expenses: (1)
Depreciation and amortization expense		1,166
Provision for losses and doubtful accounts	—	—
Acquisition expense to Managing Member / affiliates		21,302
Administrative costs and reimbursements	5,377	29,286
Legal/Professional fees	—	1,687
Other	1,876	10,466
Management fee	—	5,457
	7,253	69,364
Net income (loss) – GAAP basis	$(7,193)	$(31,413)
Taxable income (loss) from operations	$—	$25,000 (4)
Cash generated by (used in) operations (2)	$29,330	$(64,984)
Cash generated from sales and terminations	—	—
Cash generated from refinancing	—	—
Cash generated from other (2)		80,560
	29,330	15,576
Less cash distributions to investors (5):
From operating cash flow	$—	$—
From sales	—	—
From refinancing	—	—
From other	—	175,060
Total distributions	$—	$175,060
Cash generated (deficiency) after cash distributions	$29,330	$(159,484)
Tax and distribution data per $1,000 limited partner investment:
Federal Income Tax Results:
Ordinary income (loss):
Operations	$—	$11.26
Recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors on a GAAP basis (5):
– Investment income	$—	$—
– Return of capital	—	78.86
	$—	$78.86
Sources (on a cash basis) (5)
Sales	$—	$—
Refinancing	—	—
Operations	—	—
Other		78.86
Total	$—	$78.86
Amount invested in program equipment / notes (cost, excluding acquisition fees)	$—	$868,568
Amount invested in program equipment / notes (book value)	$—	$792,114
Amount remaining invested in program equipment / notes (Cost of equipment / notes owned at end of period as a percentage of cost of all equipment / notes purchased by the program) (3)	N/A	100.00%
Disposals	—

Past performance is not necessarily indicative of future performance.

FOOTNOTES:

(1)	Operating expenses include reimbursements to the Managing Member or affiliates as follows:

Year ended December 31,	ATEL Growth Capital Fund II	ATEL Growth Capital Fund III	ATEL Growth Capital Fund IV	ATEL Growth Capital Fund V	ATEL Growth Capital Fund VI
2000
2001
2002
2003
2004
2005	$5,251
2006	58,861	$386
2007	166,599	142,218	$49,590
2008	149,387	211,143	240,315
2009	156,988	228,539	239,454	$116,894
2010	286,434	440,296	483,697	293,597	$5,377
Nine Months Ended September 30, 2011	92,190	131,294	137,937	106,198	29,286
	$915,710	$1,153,876	$1,150,993	$516,689	$34,663
(2)	Cash generated by (used in) operations does not include the principal portion of lease rentals received under direct financing leases or principal payments received on notes receivable. In the Funds’ statements of cash flows (under generally accepted accounting principles), these amounts are included in the investing activities section.
(3)	The percentage is calculated as a fraction, the numerator of which is the amount of note financings or investments in program equipment (at cost) as of the end of the indicated period and the denominator of which is the cumulative total of the cost of all equipment acquired by the program through the end of the latest period shown.
(4)	Estimated as of September 30, 2011
(5)	Cash distributions to investors include amounts paid and declared during the year.
(6)	For ATEL Growth Capital Fund VI, the results for the period ended December 31, 2010 represent the period from inception through December 31, 2010.

Past performance is not necessarily indicative of future performance.

TABLE IV
RESULTS OF COMPLETED PROGRAMS
September 30, 2011
(Unaudited)

Program Name	ATEL Venture Fund
Dollar amount of equity raised	$8,846,000
Ventures financed / assets acquired	$11,560,698
Date of Closing of Offering	August 31, 2001
Date of first financing payoff	April 1, 2002
Date of final financing payoff	December 1, 2007
Tax and distribution data per $1,000 limited partner investment through end of operating period
Federal Income Tax Results
Ordinary Income:
Operations	$(28.67)
Other	—
Capital Gains (loss)	—
Cash distributions to investors on a GAAP basis	—
Investment income	$87.37
Return of capital	786.29
$873.66
Cash available for distribution, reinvested for investors' accounts	—
Total	$873.66
Sources (on a cash basis):
Sales	$—
Refinancing	—
Operations	263.77
Other	609.89
Total	$873.66

Past performance is not necessarily indicative of future performance.

TABLE V
ACQUISITION OF EQUIPMENT AND NOTES RECEIVABLE
BY PRIOR PROGRAMS

The following is a summary of Equipment acquisitions / Note fundings, Borrowers and Direct equity investments by ATEL Growth Capital Fund II, LLC (AGCF II), ATEL Growth Capital Fund III, LLC (AGCF III), ATEL Growth Capital Fund IV, LLC (AGCF IV), ATEL Growth Capital Fund V, LLC (AGCF V) and ATEL Growth Capital Fund VI, LLC (AGCF VI). These are the five prior programs sponsored by ATEL Management Services, LLC and its affiliates which had similar investment objectives. Information concerning the prior programs is current through September 30, 2011.

	Equipment Type	Acquisition Cost(1)
Loans
ATEL Growth Capital Fund II, LLC
6N Silicon, Inc.	Manufacturing	$749,623
Adenosine Therapeutics, LLC	Miscellaneous	1,000,000
Adesto Technologies Corporation	Computers	439,331
Alba Therapeutics Corporation	Computers	1,633,334
Arsenal Digital Solutions	Computers	689,015
Altierre Corporation	Miscellaneous	1,000,000
Alveolus, Inc.	Miscellaneous	400,000
Amyris, Inc.	Research	250,000
Asempra Technologies, Inc.	Miscellaneous	533,333
Audiencescience Inc.	Computers, Furniture & Fixtures	388,103
Axial Biotech, Inc.	Miscellaneous	1,125,000
Axogen Corporation	Miscellaneous	125,000
Cambrios Technologies Corporation	Computers	489,732
Cedar Point Communications, Inc.	Computers	252,763
Complete Genomics, Inc.	Miscellaneous	1,000,000
Convio, Inc.	Computers, Furniture/Fixtures & Electronics	639,245
Cornice, Inc.	Computers, Furniture/Fixtures & Telecommunications	397,445
Cryocor, Inc.	Miscellaneous	1,000,000
Cymbet Corporation	Computers	1,009,722
Danger, Inc.	Computers	2,546,896
Deeya Energy, Inc.	Computers	303,135
Delivery Agent, Inc.	Miscellaneous	500,000
Enerkem, Inc.	Miscellaneous	600,000
Enphase Energy, Inc.	Miscellaneous	85,756
Five 9, Inc.	Computers	175,000
Forma Therapeutics, Inc.	Manufacturing	100,000
Good Technology, Inc.	Computers, Furniture/Fixtures & Telecommunications	1,500,000
Insite One, Inc.	Computers	700,000
Innovalight, Inc.	Manufacturing	624,092
Intelepeer, Inc.	Computers	400,000
Ipierian, Inc.	Research	104,749
Linden Research, Inc.	Computers	2,065,765
Metabolon, Inc.	Molecular Diagnostic Computers	41,173
Millennium Pharmacy Systems, Inc.	Computers & Networking Equipment	842,289
Motosport, Inc.	Miscellaneous	376,330
Nexplanar Corporation	Miscellaneous	400,000
On24, Inc.	Computers, Furniture & Fixtures	1,489,716
Opsource, Inc.	Computers	601,222
Primet Precision Materials, Inc.	Horizontal Mills	123,852
Raydiance, Inc.	Miscellaneous	500,000
Razz, Inc.	Miscellaneous	776,250
Recyclebank, LLC	Miscellaneous	186,581

Past performance is not necessarily indicative of future performance.

	Equipment Type	Acquisition Cost(1)
Renew Data Corporation	Computers	349,776
Reply! Inc.	Miscellaneous	1,000,000
Revver, Inc.	Computers	1,200,000
Silverpop Systems, Inc.	Computers	346,712
Sixtron Advanced Materials, Inc.	Electronics	251,500
Sling Media, Inc.	Computers	996,653
Solaria Corporation	Computers	977,078
Solfocus, Inc.	Electrical Generation	362,346
Step Labs, Inc.	Miscellaneous	44,385
Technorati, Inc.	Computers, Furniture & Fixtures	968,500
		34,661,402
Direct Equity Investments
Adenosine Therapeutic, LLC	Preferred Stock	125,000
Alba Therapeutics	Preferred Stock	123,738
Altierre Corporation	Preferred Stock	83,333
Altierre Corporation	Preferred Stock — Series D	8,583
Asempra Technologies, Inc.	Preferred Stock	133,300
Axogen	Preferred Stock	10,050
Cedar Point	Preferred Stock	20,000
Danger, Inc.	Preferred Stock	147,000
Deeya Energy	Preferred Stock	25,000
Deeya Energy	Preferred Stock — Series C	40,338
Deeya Energy	Preferred Stock — Series D	30,632
Enphase Energy	Preferred Stock — Series D	37,500
Forma Therapeutics	Preferred Stock	62,500
Gangagen	Preferred Stock	450,000
Gangagen	Preferred Stock — Series D	250
Gangagen	Preferred Stock — Series F	126,223
Ipierian, Inc.	Preferred Stock — Series B	41,667
On24	Preferred Stock	82,500
Primet Precision Material	Preferred Stock	62,500
Primet Precision Material	Preferred Stock — Series C	13,000
Reply! Inc.	Preferred Stock	125,000
Sixtron	Preferred Stock	31,566
Solaria Corporation	Preferred Stock	166,650
Step Labs	Preferred Stock	50,000
		1,996,330
		$36,657,732
Loans
ATEL Growth Capital Fund III, LLC
6N Silicon Inc.	Manufacturing	$1,749,119
Adenosine Therapeutics, LLC	Miscellaneous	1,000,000
Adesto Technologies Corporation	Computers	666,161
Alveolus, Inc.	Miscellaneous	1,000,000
Amyris, Inc.	Research	250,000
Axial Biotech, Inc.	Miscellaneous	1,625,000
Axogen Corporation	Miscellaneous	1,000,000
Asempra Technologies, Inc.	Miscellaneous	533,333
Audiencescience Inc.	Computers, Furniture & Fixtures	250,000
Altierre Corporation	Miscellaneous	2,000,000
Cambrios Technologies Corporation	Computers	979,464
Complete Genomics, Inc.	Miscellaneous	1,000,000
Cedar Point Communications, Inc.	Computers	505,527

Past performance is not necessarily indicative of future performance.

	Equipment Type	Acquisition Cost(1)
Cryocor, Inc.	Miscellaneous	1,000,000
Deeya Energy, Inc.	Computers	557,970
Delivery Agent, Inc.	Miscellaneous	1,750,000
Enerkem, Inc.	Miscellaneous	1,400,000
Enphase Energy, Inc.	Miscellaneous	200,098
Five 9, Inc.	Computers	175,000
Forma Therapeutics, Inc.	Manufacturing	300,000
Innovalight, Inc.	Manufacturing	1,714,585
Insite One, Inc.	Computers	135,158
Intelepeer, Inc.	Computers	1,200,000
Ipierian, Inc.	Research	385,708
Linden Research, Inc.	Computers	1,092,221
Metabolon, Inc.	Molecular Diagnostic Computers	96,070
Millennium Pharmacy Systems, Inc.	Computers & Networking Equipment	1,138,817
Motosport, Inc.	Miscellaneous	1,505,320
Nexplanar Corporation	Miscellaneous	400,000
Novavision, Inc.	Miscellaneous	750,000
On24, Inc.	Computers	1,565,511
Opsource, Inc.	Computers	1,202,443
Primet Precision Materials, Inc.	Horizontal Mills	123,852
Raydiance, Inc.	Miscellaneous	500,000
Recyclebank, LLC	Miscellaneous	186,581
Renew Data Corporation	Computers	763,554
Reply! Inc.	Miscellaneous	1,000,000
Revver, Inc.	Computers	1,200,000
Silverpop Systems, Inc.	Computers	87,697
Sixtron Advanced Materials, Inc.	Electronics	1,005,999
Sling Media, Inc.	Computers	1,084,552
Solaria Corporation	Computers	1,196,923
Solfocus, Inc.	Electrical Generation	483,128
Step Labs, Inc.	Miscellaneous	221,924
Technorati, Inc.	Computers	298,664
		37,280,379
Direct Equity Investments
Adenosine Therapeutic, LLC	Preferred Stock	125,000
Alba Therapeutics	Preferred Stock	123,775
Altierre Corporation	Preferred Stock	166,666
Altierre Corporation	Preferred Stock — Series D	17,115
Asempra Technologies, Inc.	Preferred Stock	133,350
Axogen	Preferred Stock	80,400
Cedar Point	Preferred Stock	40,000
Deeya Energy	Preferred Stock	25,000
Deeya Energy (Series C)	Preferred Stock — Series C	40,338
Deeya Energy (Series D)	Preferred Stock — Series D	30,632
Enphase Energy (Series D)	Preferred Stock — Series D	87,500
Forma Therapeutics	Preferred Stock	62,500
Gangagen	Preferred Stock	450,000
Gangagen	Preferred Stock — Series D	250
Gangagen	Preferred Stock — Series F	126,223
Ipierian, Inc.	Preferred Stock — Series B	41,667
On24	Preferred Stock	82,500
Primet Precision Material	Preferred Stock	62,500
Primet Precision Material	Preferred Stock — Series C	13,000
Reply! Inc.	Preferred Stock	125,000

Past performance is not necessarily indicative of future performance.

	Equipment Type	Acquisition Cost(1)
Sixtron	Preferred Stock	126,263
Solaria Corporation	Preferred Stock	166,650
Step Labs	Preferred Stock	75,000
		2,201,329
		$39,481,708
Loans
Atel Growth Capital Fund IV, LLC
6N Silicon, Inc.	Manufacturing	$1,749,119
Adenosine Therapeutics, LLC	Miscellaneous	1,000,000
Adesto Technologies Corp	Computers	676,831
Alveolus, Inc.	Miscellaneous	500,000
Amyris, Inc.	Research	350,000
Asempra Technologies, Inc.	Miscellaneous	1,028,975
Altierre Corporation	Miscellaneous	2,000,000
Audiencescience Inc.	Computers, Furniture & Fixtures	450,000
Axial Biotech, Inc.	Miscellaneous	750,000
Axogen Corporation	Miscellaneous	500,000
Cambrios Technologies Corporation	Computers	489,732
Cedar Point Communications, Inc.	Computers	252,763
Complete Genomics, Inc.	Miscellaneous	1,000,000
Deeya Energy, Inc.	Computers	692,204
Delivery Agent, Inc.	Miscellaneous	1,750,000
Enerkem, Inc.	Miscellaneous	1,400,000
Enphase Energy, Inc.	Miscellaneous	200,098
Five 9, Inc.	Computers	449,589
Forma Therapeutics, Inc.	Manufacturing	300,000
Innovalight, Inc.	Manufacturing	1,520,806
Intelepeer, Inc.	Computers	1,200,000
Ipierian, Inc.	Research	499,942
Metabolon, Inc.	Molecular Diagnostic Computers	96,070
Millennium Pharmacy Systems, Inc.	Computers & Networking Equipment	1,155,412
Motosport, Inc .	Miscellaneous	752,660
Nexplanar Corporation	Miscellaneous	800,000
Novavision Inc.	Miscellaneous	500,000
On24, Inc.	Computers	1,424,928
Opsource, Inc.	Computers	1,202,443
Primet Precision Materials, Inc.	Horizontal Mills	123,852
Raydiance, Inc.	Miscellaneous	500,000
Recyclebank, LLC	Miscellaneous	220,726
Renew Data Corp.	Computers	753,129
Sixtron Advanced Materials, Inc.	Electronics	503,000
Solaria Corporation	Computers	971,352
Solfocus, Inc.	Electrical Generation	483,128
Step Labs, Inc.	Miscellaneous	133,155
		28,379,914
Direct Equity Investments
Adenosine Therapeutic, LLC	Preferred Stock	125,000
Altierre Corporation	Preferred Stock	166,666
Altierre Corporation	Preferred Stock — Series D	17,115
Asempra	Preferred Stock	133,350
Axogen	Preferred Stock	40,200
Cedar Point	Preferred Stock	20,000
Deeya Energy	Preferred Stock	25,000

Past performance is not necessarily indicative of future performance.

	Equipment Type	Acquisition Cost(1)
Deeya Energy (Series C)	Preferred Stock	40,338
Deeya Energy (Series D)	Preferred Stock — Series D	30,632
Enphase Energy (Series D)	Preferred Stock	87,500
Forma Therapeutics	Preferred Stock	62,500
Gangagen	Preferred Stock	450,000
Gangagen	Preferred Stock — Series D	250
Gangagen	Preferred Stock — Series F	126,223
Ipierian, Inc.	Preferred Stock — Series B	41,667
On24	Preferred Stock	82,500
Primet Precision Material	Preferred Stock	62,500
Primet Precision Material	Preferred Stock — Series C	13,000
Sixtron	Preferred Stock	63,131
Step Labs	Preferred Stock	75,000
		1,662,572
		$30,042,486
Loans
Atel Growth Capital Fund V, LLC
Adesto Technologies Corp	Computers	$750,000
Amyris, Inc.	Research	439,870
Audiencescience Inc.	Computers, Furniture & Fixtures	588,103
Complete Genomics, Inc.	Miscellaneous	1,000,000
Five 9, Inc.	Computers	672,250
Forma Therapeutics, Inc.	Manufacturing	300,000
Intelepeer, Inc.	Computers	800,000
Ipierian, Inc.	Research	749,860
Millennium Pharmacy Systems, Inc.	Computers	1,476,332
Nexplanar Corporation	Miscellaneous	1,050,000
On24, Inc.	Computers	1,401,876
Opsource, Inc.	Computers	400,814
Raydiance, Inc.	Miscellaneous	500,000
Recyclebank, LLC	Miscellaneous	336,580
Renew Data Corporation	Computers	768,361
Solfocus, Inc.	Electrical Generation	724,692
		11,958,738
Direct Equity Investments
Forma Therapeutics	Preferred Stock	62,500
Ipierian, Inc.	Preferred Stock — Series B	41,667
		104,167
		$12,062,905
Loans
Atel Growth Capital Fund VI, LLC
Audiencescience Inc.	Computers, Furniture & Fixtures	$470,965
On24, Inc.	Computers	147,603
Raydiance, Inc.	Miscellaneous	250,000
		$868,568
		$119,113,399

(1)	“Acquisition Cost” includes either amounts committed to financing investments for funding by the program, or the actual investment acquisition cost, less any acquisition fees. All Figures are rounded.

Past performance is not necessarily indicative of future performance.

TABLE VI

SALES OR DISPOSALS OF EQUIPMENT BY PRIOR PROGRAMS

ATEL Growth Capital Fund II, LLC (AGCF II), ATEL Growth Capital Fund III, LLC (AGCF III), ATEL Growth Capital Fund IV, LLC (AGCF IV), and ATEL Growth Capital Fund V, LLC (AGCF V), have disposed of equipment in their portfolios as of September 30, 2011. ATEL Growth Capital Fund VI, LLC (AGCF VI) has not had any dispositions through September 30, 2011. Set forth below is a summary of sales and dispositions as of such date. Sales were for consideration unless otherwise noted.“Acquisition Cost” includes acquisition fees. Dispositions are shown on a per investment basis.

		Acquisition Cost(1)	Sale or Disposition Proceeds(2)	Payments Received(3)
ATEL Growth Capital Fund II, LLC
Loans
Adenosine Therapeutics, LLC	Senior Term Loan — Blanket	$1,000,000	$789,740	$285,323
Adesto Technologies Corp	Computer & Networking Equipment	155,078	—	185,458
Adesto Technologies Corp	Computers/Oscilloscope Equipment	31,904	—	37,443
Adesto Technologies Corp	Computers And Lighting Equipment	52,349	—	61,147
Alba Therapeutics Corporation	Senior Term Loan — Blanket	1,633,334	589,593	1,321,615
Alveolus, Inc.	Senior Term Loan — Blanket	400,000	255,350	180,422
Amyris, Inc.	Testing & Lab Equipment	250,000	246,075	36,800
Arsenal Digital Solutions	Computer Mainframe & Network	689,015	442,921	343,439
Asempra Technologies, Inc.	Senior Term Loan — Blanket	533,333	187,085	372,072
Axial Biotech, Inc.	Senior Term Loan — Blanket	487,924	34,344	555,689
Axial Biotech, Inc.	Senior Term Loan — Blanket	60,991	22,512	49,437
Axogen Corporation	Senior Term Loan — Blanket	125,000	14,746	152,751
Cambrios Technologies Corporation	Computer & Networking Equipment	92,857	—	110,189
Cambrios Technologies Corporation	Computer & Networking Equipment	48,174	—	54,085
Cambrios Technologies Corporation	Computer & Networking Equipment	11,395	—	13,480
Cambrios Technologies Corporation	Tenant Improvements&Installation	94,792	—	106,056
Cambrios Technologies Corporation	Computer & Networking Equipment	12,257	—	14,499
Cambrios Technologies Corporation	Viscometer & Back Up Tanks	72,902	—	81,565
Cambrios Technologies Corporation	Office Equipment	21,923	—	25,933
Cambrios Technologies Corporation	Tenant Improvement	58,266	—	65,190
Cambrios Technologies Corporation	Tenant Improvement & Room Design	77,166	—	86,336
Cedar Point Communications, Inc.	Computer & Networking Equipment	117,815	15,348	126,467
Cedar Point Communications, Inc.	Computer & Networking Equipment	134,948	61,936	95,390
Convio, Inc.	Computer Equipment	220,561	—	264,372
Convio, Inc.	Office Modification	104,525	—	129,734
Convio, Inc.	Computer & Networking Equipment	211,312	—	255,414
Convio, Inc.	Computer Equipment	102,846	—	123,061
Cornice, Inc.	Humidifier W/Altitude-Temp	397,445	32,300	142,862
Cryocor, Inc.	Senior Term Loan — Blanket	1,000,000	890,761	214,390
Cymbet Corporation	Computer & Networking Equipment	171,864	—	213,587
Cymbet Corporation	Bt2000 Battery Testing System	116,475	—	141,647
Cymbet Corporation	Computer & Networking Equipment	330,430	—	405,342
Cymbet Corporation	DC Sputtering Systems	390,952	—	478,904
Danger, Inc.	Computer Equipment	865,661	461,912	521,301
Danger, Inc.	Computers & Network Equipment	801,577	464,934	442,374
Danger, Inc.	Computer & Networking Equipment	879,658	531,485	459,099
Deeya Energy, Inc.	Computer Furniture Lab Equipment	112,010	—	136,701
Deeya Energy, Inc.	Injection 3 Plate Mold	24,330	—	28,320
Delivery Agent, Inc.	Senior Term Loan — Blanket	500,000	215,777	358,846
Enerkem, Inc.	Various Equipment	600,000	194,602	521,640

Past performance is not necessarily indicative of future performance.

Innovalight, Inc.	Lab & Manufacturing Equipment	96,890	20,356	94,335
Innovalight, Inc.	Lab And Manufacturing Equipment	527,202	153,554	504,169
Insite One, Inc.	Computers & Peripheral Devices	384,630	—	487,826
Insite One, Inc.	Computers & Peripheral Devices	315,370	—	403,381
Good Technology, Inc.	Office Furniture	1,500,000	1,191,450	547,678
Linden Research, Inc.	Computers	410,614	—	485,787
Linden Research, Inc.	Computer & Networking Equipment	268,454	—	324,219
Linden Research, Inc.	Computer & Networking Equipment	1,386,697	—	1,607,329
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	127,519	32,114	127,575
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	49,783	17,154	44,653
Millennium Pharmacy Systems, Inc.	Computers/Furnitures/Fixtures	117,214	45,087	101,091
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	50,171	23,692	38,593
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	121,163	89,688	52,680
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	120,000	91,696	48,161
Millennium Pharmacy Systems, Inc.	Furniture/Fixtures/Equipment	256,439	225,376	60,037
Motosport, Inc .	Conveyor System	165,426	—	200,731
Motosport, Inc .	Conveyor System	210,904	—	253,834
On24, Inc.	Computer Equipment	113,004	—	135,302
On24, Inc.	Computer & Networking Equipment	60,359	—	71,070
On24, Inc.	Computer & Networking Equipment	161,619	—	188,847
On24, Inc.	Computer & Networking Equipment	121,377	—	143,584
On24, Inc.	Computer & Networking Equipment	136,804	—	159,994
On24, Inc.	Computer & Networking Equipment	96,713	—	113,107
On24, Inc.	Computer & Networking Equipment	57,544	—	67,179
On24, Inc.	Computer & Networking Equipment	117,890	—	137,630
On24, Inc.	Computer & Networking Equipment	49,402	—	57,674
On24, Inc.	Computer & Networking Equipment	51,722	—	60,383
On24, Inc.	Computer & Networking Equipment	25,820	—	29,353
Opsource, Inc.	Computer & Networking Equipment	372,300	250,662	176,537
Opsource, Inc.	Computer & Networking Equipment	105,971	89,731	39,482
Opsource, Inc.	Computer & Networking Equipment	122,950	112,443	37,481
Razz, Inc.	Senior Term Loan — Blanket	251,250	43,854	214,070
Razz, Inc.	Senior Term Loan — Blanket	525,000	125,383	381,887
Reply! Inc.	Senior Term Loan — Blanket	1,000,000	174,433	1,067,008
Revver, Inc.	Senior Term Loan	450,360	347,951	131,491
Revver, Inc.	Senior Term Loan	374,820	—	181,467
Revver, Inc.	Senior Term Loan	374,820	—	44,348
Silverpop Systems, Inc.	Computer Equipment	267,136	121,957	184,047
Silverpop Systems, Inc.	Computer & Network Equipment	79,577	55,369	31,482
Sixtron Advanced Materials, Inc.	Test And Lab Equipment	20,987	2,324	22,808
Sixtron Advanced Materials, Inc.	Solar Lab System	31,382	6,332	31,330
Sixtron Advanced Materials, Inc.	Office Furniture/Fixtures/Equip	22,181	5,755	20,551
Sixtron Advanced Materials, Inc.	Heating & Airconditioning System	33,965	9,766	30,242
Sixtron Advanced Materials, Inc.	Office Automation Equipment	107,092	33,835	91,949
Sixtron Advanced Materials, Inc.	Miscellaneous Equipment	35,893	15,497	26,971
Sling Media, Inc.	Computers & Network Equipment	214,877	—	248,682
Sling Media, Inc.	Computer & Network Equipment	78,991	—	91,417
Sling Media, Inc.	Computer & Networking Equipment	325,534	—	378,192
Sling Media, Inc.	Computer & Networking Equipment	170,367	—	201,605
Sling Media, Inc.	Computer & Networking Equipment	118,986	—	139,245
Sling Media, Inc.	Computer & Networking Equipment	87,899	—	101,727
Solaria Corporation	Computer Equipment	2,710	813	2,695

Past performance is not necessarily indicative of future performance.

Solaria Corporation	Manufacturing Equipment	420	126	323
Solaria Corporation	Mfg Equipment For Semiconductor	1,115	334	680
Solaria Corporation	Computer Equipment	623,445	4,932	748,875
Solaria Corporation	Manufacturing Equipment	130,657	6,824	151,191
Solaria Corporation	Mfg Equipment For Semiconductor	218,730	44,680	218,209
Step Labs, Inc.	Office Equipment	44,385	31,794	17,027
Technorati, Inc.	Furniture	226,122	—	264,151
Technorati, Inc.	Computer Equipment	131,883	—	154,770
Technorati, Inc.	Computer Equipment	188,365	—	220,654
Technorati, Inc.	Computer Equipment	129,074	—	153,581
Technorati, Inc.	Computer & Networking Equipment	293,057	—	341,507
		27,254,100	8,826,383	21,892,264
Direct Equity Investments
Adenosine Therapeutic, LLC	Preferred Stock	125,000	125,000	—
Asempra Technologies, Inc.	Preferred Stock	133,300	—	—
Danger, Inc.	Preferred Stock	147,000	201,153	—
Deeya Energy	Preferred Stock — Series C	15,316	15,316	—
Step Labs	Preferred Stock	50,000	33,096	—
		470,616	374,565	—
		$27,724,716	$9,200,948	$21,892,264
ATEL Growth Capital Fund III, LLC
Loans
Adenosine Therapeutics, LLC	Senior Term Loan — Blanket	$1,000,000	$789,740	$285,323
Adesto Technologies Corp	Computer & Networking Equipment	310,155	—	370,917
Adesto Technologies Corp	Computers/Oscilloscope Equipment	63,808	—	74,886
Adesto Technologies Corp	Computers And Lighting Equipment	104,698	—	122,294
Alveolus, Inc.	Senior Term Loan — Blanket	1,000,000	638,162	450,516
Amyris, Inc.	Testing & Lab Equipment	250,000	246,075	36,800
Asempra Technologies, Inc.	Senior Term Loan — Blanket	533,333	187,085	372,072
Axial Biotech, Inc.	Senior Term Loan — Blanket	487,924	34,348	555,689
Axial Biotech, Inc.	Senior Term Loan — Blanket	60,991	22,512	49,437
Axial Biotech, Inc.	Senior Term Loan — Blanket	243,962	105,582	180,998
Axogen Corporation	Senior Term Loan — Blanket	1,000,000	117,965	1,222,007
Cambrios Technologies Corporation	Computer & Networking Equipment	185,714	—	220,379
Cambrios Technologies Corporation	Computer & Networking Equipment	96,349	—	108,170
Cambrios Technologies Corporation	Computer & Networking Equipment	22,790	—	26,960
Cambrios Technologies Corporation	Tenant Improvements&Installation	189,583	—	212,112
Cambrios Technologies Corporation	Computer & Networking Equipment	24,513	—	28,997
Cambrios Technologies Corporation	Viscometer & Back Up Tanks	145,805	—	163,131
Cambrios Technologies Corporation	Office Equipment	43,845	—	51,866
Cambrios Technologies Corporation	Tenant Improvement	116,532	—	130,380
Cambrios Technologies Corporation	Tenant Improvement & Room Design	154,332	—	172,671
Cedar Point Communications, Inc.	Equipment & Networking Equipment	235,630	30,696	252,934
Cedar Point Communications, Inc.	Computer & Networking Equipment	269,897	123,872	190,780
Cryocor, Inc.	Senior Term Loan — Blanket	1,000,000	890,761	214,390
Deeya Energy, Inc.	Computer/Furniture Lab Equipment	112,010	—	136,701
Deeya Energy, Inc.	Injection 3 Plate Mold	56,770	—	66,081
Delivery Agent, Inc.	Senior Term Loan — Blanket	1,750,000	755,220	1,255,961
Enerkem, Inc.	Various Equipment	1,400,000	454,097	1,217,160
Innovalight, Inc.	Lab & Manufacturing Equipment	484,447	101,781	471,677
Innovalight, Inc.	Lab And Manufacuturing Equipment	1,230,138	358,292	1,176,393

Past performance is not necessarily indicative of future performance.

Insite One, Inc.	Computers & Peripheral Devices	135,158	—	172,879
Linden Research, Inc.	Computer & Networking Equipment	268,454	—	315,869
Linden Research, Inc.	Computer & Networking Equipment	823,766	—	954,832
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	297,544	74,932	297,676
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	99,566	34,309	89,306
Millennium Pharmacy Systems, Inc.	Computers/Furnitures/Fixtures	117,214	45,087	101,091
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	150,512	71,076	115,779
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	48,391	28,052	30,751
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	121,163	89,688	52,680
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	150,000	114,620	60,201
Millennium Pharmacy Systems, Inc.	Furniture/ Fixtures/Equipment	154,426	128,779	46,483
Motosport, Inc .	Conveyor System	661,704	—	802,922
Motosport, Inc .	Conveyor System	843,616	—	1,015,336
On24, Inc.	Computer & Networking Equipment	161,619	—	188,848
On24, Inc.	Computer & Networking Equipment	121,377	—	143,584
On24, Inc.	Computer & Networking Equipment	136,804	—	159,994
On24, Inc.	Computer & Networking Equipment	96,713	—	113,107
On24, Inc.	Computer & Networking Equipment	57,544	—	67,179
On24, Inc.	Computer & Networking Equipment	117,890	—	137,630
On24, Inc.	Computer & Networking Equipment	109,959	—	128,371
On24, Inc.	Computer & Networking Equipment	60,246	—	68,490
Opsource, Inc.	Computer & Networking Equipment	744,601	501,325	353,075
Opsource, Inc.	Computer & Networking Equipment	211,942	179,462	78,963
Opsource, Inc.	Computer & Networking Equipment	245,900	224,886	74,962
Reply! Inc.	Senior Term Loan — Blanket	1,000,000	174,433	1,067,007
Revver, Inc.	Senior Term Loan — Blanket	347,951	347,951	131,491
Revver, Inc.	Senior Term Loan — Blanket	374,820	—	181,467
Revver, Inc.	Senior Term Loan — Blanket	374,820	—	44,347
Silverpop Systems, Inc.	Computer & Network Equipment	87,697	61,019	34,694
Sixtron Advanced Materials, Inc.	Test And Lab Equipment	83,949	9,296	91,231
Sixtron Advanced Materials, Inc.	Solar Lab System	125,529	25,329	125,322
Sixtron Advanced Materials, Inc.	Office Furniture/Fixtures/Equip	88,724	23,019	82,205
Sixtron Advanced Materials, Inc.	Heating & Airconditioning System	135,859	39,063	120,969
Sixtron Advanced Materials, Inc.	Office Automation Equipment	428,366	135,341	367,795
Sixtron Advanced Materials, Inc.	Miscellaneous Equipment	143,572	61,986	107,885
Sling Media, Inc.	Computers & Network Equipment	214,877	—	248,682
Sling Media, Inc.	Computer & Network Equipment	78,991	—	91,417
Sling Media, Inc.	Computer & Networking Equipment	325,534	—	378,192
Sling Media, Inc.	Computer & Networking Equipment	170,367	—	201,605
Sling Media, Inc.	Computers & Neworking Equipment	118,986	—	139,245
Sling Media, Inc.	Computer & Networking Equipment	175,798	—	203,454
Solaria Corporation	Computer Equipment	2,710	813	2,695
Solaria Corporation	Manufacturing Equipment	420	126	323
Solaria Corporation	Mfg Equipment — Semiconductor	2,230	669	2,718
Solaria Corporation	Computer Equipment	623,445	4,932	748,874
Solaria Corporation	Manufacturing Equipment	130,657	6,758	151,191
Solaria Corporation	MFG Equipment — Semiconductor	437,461	89,492	436,419
Step Labs, Inc.	Office Equipment	221,924	158,969	85,766
Technorati, Inc.	Computer Equipment	188,365	—	220,653
Technorati, Inc.	Computer Equipment	58,583	—	69,707
Technorati, Inc.	Computer & Networking Equipment	51,716	—	60,266
		24,502,686	7,487,600	20,783,310

Past performance is not necessarily indicative of future performance.

Direct Equity Investments
Adenosine Therapeutic, LLC	Preferred Stock	125,000	125,000	—
Asempra Technologies, Inc.	Preferred Stock	133,350	—	—
Deeya Energy	Preferred Stock — Series C	15,316	15,316	—
Step Labs	Preferred Stock	75,000	49,644	—
		348,666	189,960	—
		$24,851,352	$7,677,560	$20,783,310
ATEL Growth Capital Fund IV, LLC
Loans
Adenosine Therapeutics, LLC	Senior Term Loan — Blanket	$1,000,000	$789,740	$285,323
Adesto Technologies Corp	Computer & Networking Equipment	155,078	—	185,458
Adesto Technologies Corp	Computers/Oscilloscope Equipment	31,904	—	37,443
Adesto Technologies Corp	Computers & Lighting Equipment	52,349	—	61,147
Alveolus, Inc.	Senior Term Loan — Blanket	500,000	318,863	224,718
Amyris, Inc.	Testing & Lab Equipment	350,000	344,505	51,520
Asempra Technologies, Inc.	Senior Term Loan — Blanket	533,333	187,085	372,073
Asempra Technologies, Inc.	Senior Term Loan — Blanket	189,565	76,463	118,502
Asempra Technologies, Inc.	Senior Term Loan — Blanket	306,077	139,363	168,495
Axial Biotech, Inc.	Senior Term Loan — Blanket	243,962	90,046	197,750
Axial Biotech, Inc.	Senior Term Loan-Blanket	121,981	52,791	90,499
Axogen Corporation	Senior Term Loan — Blanket	500,000	58,983	611,003
Cambrios Technologies Corporation	Computer & Networking Equipment	92,857	—	110,189
Cambrios Technologies Corporation	Computer & Networking Equipment	48,174	—	54,085
Cambrios Technologies Corporation	Computer & Networking Equipment	11,395	—	13,480
Cambrios Technologies Corporation	Tenant Improvements&Installation	94,792	—	106,056
Cambrios Technologies Corporation	Computer & Networking Equipment	12,257	—	14,499
Cambrios Technologies Corporation	Viscometer & Back Up Tanks	72,902	—	81,565
Cambrios Technologies Corporation	Office Equipment	21,923	—	25,933
Cambrios Technologies Corporation	Tenant Improvement	58,266	—	65,190
Cambrios Technologies Corporation	Tenant Improvement & Room Design	77,166	—	86,336
Cedar Point Communications, Inc.	Computer & Networking Equipment	117,815	15,348	126,467
Cedar Point Communications, Inc.	Computers & Neworking Equipment	134,948	61,936	95,390
Deeya Energy, Inc.	Computer/Furniture Lab Equipment	246,244	—	299,509
Deeya Energy, Inc.	Injection 3 Plate Mold	56,770	—	66,081
Delivery Agent, Inc.	Senior Term Loan — Blanket	1,750,000	755,220	1,255,961
Enerkem, Inc.	Various Equipment	1,400,000	454,097	1,217,160
Innovalight, Inc.	Lab & Manufacturing Equipment	290,668	61,069	283,006
Innovalight, Inc.	Lab And Manufacturing Equipment	1,230,138	358,292	1,176,393
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	297,544	74,932	297,676
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	116,161	40,027	104,190
Millennium Pharmacy Systems, Inc.	Computers/Furnitures/Fixtures	117,214	45,087	101,091
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	150,512	71,076	115,779
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	48,391	28,052	30,751
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	121,163	89,688	52,680
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	150,000	114,620	60,201
Millennium Pharmacy Systems, Inc.	Furniture/Fixtures/Equipment	154,426	128,779	46,483
Motosport, Inc .	Conveyor System	330,852	—	401,461
Motosport, Inc .	Conveyor System	421,808	—	507,668
On24, Inc.	Computer & Networking Equipment	25,861	—	30,192
On24, Inc.	Computer & Networking Equipment	60,246	—	68,490
Opsource, Inc.	Computer & Networking Equipment	744,601	501,325	353,075

Past performance is not necessarily indicative of future performance.

Opsource, Inc.	Computer & Networking Equipment	211,942	179,462	78,963
Opsource, Inc.	Computer & Networking Equipment	245,900	224,886	74,962
Sixtron Advanced Materials, Inc.	Test And Lab Equipment	41,975	4,648	45,615
Sixtron Advanced Materials, Inc.	Solar Lab System	62,764	12,665	62,661
Sixtron Advanced Materials, Inc.	Office Furniture/Fixtures/Equip	44,362	11,510	41,103
Sixtron Advanced Materials, Inc.	Heating & Aircontidioning System	67,930	19,532	60,484
Sixtron Advanced Materials, Inc.	Office Automation Equipment	214,183	67,670	183,898
Sixtron Advanced Materials, Inc.	Miscellaneous Equipment	71,786	30,993	53,942
Solaria Corporation	Manufacturing Equipment	2,408	1,057	1,857
Solaria Corporation	Manufacturing Equipment	749,098	38,157	866,827
Solaria Corporation	MFG Equipment — Semiconductor	219,845	45,067	218,209
Step Labs, Inc.	Office Equipment	133,155	95,382	51,082
		14,504,691	5,588,416	11,390,571
Direct Equity Investments
Adenosine Therapeutic, LLC	Preferred Stock	125,000	125,000	—
Asempra	Preferred Stock	133,350	—	—
Deeya Energy	Preferred Stock — Series C	15,316	15,316	—
Step Labs	Preferred Stock	75,000	49,644	—
		348,666	189,960	—
		$14,853,357	$5,778,376	$11,390,571
ATEL Growth Capital Fund V, LLC
Loans
Amyris, Inc.	Testing & Lab Equipment	$439,870	$432,964	$64,749
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	33,189	11,385	29,769
Millennium Pharmacy Systems, Inc.	Computers/Furnitures/Fixtures	703,284	270,524	606,547
Millennium Pharmacy Systems, Inc.	Computer & Networking Equipment	100,341	47,384	77,186
Millennium Pharmacy Systems, Inc.	Computers/Furniture/Fixtures	214,238	112,839	150,470
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	328,497	181,783	219,733
Millennium Pharmacy Systems, Inc.	Furniture & Fixtures	96,783	56,105	61,501
On24, Inc.	Computer & Networking Equipment	74,990	—	85,224
Opsource, Inc.	Computer & Networking Equipment	248,200	167,108	117,692
Opsource, Inc.	Computer & Networking Equipment	70,647	59,821	26,321
Opsource, Inc.	Computer & Networking Equipment	81,967	74,962	24,988
		$2,392,006	$1,414,875	$1,464,180
		$69,821,431	$24,071,759	$55,530,325

(1)	“Acquisition Cost” is the principal amount of the note secured by the equipment, including acquisition fees and any other expenditures incurred by the prior programs in the acquisition of the investment.
(2)	“Sale or Disposition Proceeds” is the actual cash proceeds received upon the sale or casualty of the collateral equipment, or upon final liquidation of a note, net of any direct out-of-pocket closing costs incurred by the prior program in connection with such sale or other liquidation.
(3)	“Payments Received” are the gross amounts of installments of principal and interest on notes received during the holding period for the investment, other than sales or disposition proceeds, less any direct out-of-pocket costs incurred by the prior program during the holding period of the investment directly related to that particular investment transaction.

Past performance is not necessarily indicative of future performance.

EXHIBIT B

ATEL GROWTH CAPITAL FUND 8, LLC

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

December 13, 2011

ATEL GROWTH CAPITAL FUND 8, LLC

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

B-i

B-ii

B-iii

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF ATEL GROWTH CAPITAL FUND 8, LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) is hereby entered into as of the 13th day of December, 2011, by AGC 8 Managing Member, LLC, a California limited liability company (the “Manager”), as the Managing Member and initial Member, whereby it has agreed to form a limited liability company pursuant to the California Limited Liability Company Act, on the terms set forth below.

1.  NAME AND PRINCIPAL PLACE OF BUSINESS

The name of the Fund shall be ATEL Growth Capital Fund 8, LLC or such other name as the Manager shall hereafter designate in writing to the Members. The Fund’s principal place of business shall be 600 California Street, 6th Floor, San Francisco, California 94108, or such other place or places in the State of California as the Manager may hereafter determine.

2.  DEFINITIONS

The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

“Acquisition Expenses” shall mean expenses including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses relating to selection and acquisition of Portfolio Assets, whether or not acquired.

“Acquisition Fees” shall mean the total of all fees and commissions paid by any party in connection with the initial purchase or manufacture of Portfolio Assets. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, nonrecurring management fee, or any fee of a similar nature, however designated.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance if any, in such Member’s Capital Account as of the end of the Fund taxable year, after giving effect to the following adjustments: (a) Crediting to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (b) Debiting from such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Adjusted Capital Contribution” shall mean, as of any date, the original Capital Contribution attributable to the Units held by any person on or before such date, as decreased (but not below zero) by the amount which (i) all Distributions from Cash Available for Distribution with respect to such Units on or before the date of determination pursuant to any provision of this Agreement exceed (ii) the Priority Distribution attributable to such Units for such period.

“Affiliate” of a Person shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such Person, (iii) any officer, director, trustee or partner of such Person and (iv) if such Person is an officer, director, trustee, partner or holder of 10% or more of the voting securities or beneficial interests of such Person, any other company for which such Person acts in such capacity. However, such term shall not include a Person who is a partner in a partnership or joint venture with the Fund if such Person is not otherwise an Affiliate.

“Asset Management Fee” shall mean the fee payable to the Manager and its Affiliates under the provisions of Section 8.2 of this Agreement.

“Assignee” shall mean a Person who has acquired a beneficial interest in one or more Units from a third party but who is neither a substituted Member nor an Assignee of Record.

“Assignee of Record” shall mean an Assignee who has acquired a beneficial interest in one or more Units whose ownership has been recorded on the books of the Fund and which ownership is the subject of a written instrument of assignment, the effective date of which assignment has passed.

“California Act” or “California Limited Liability Company Act” shall mean the Beverly-Killea Limited Liability Company Act, Title 2.5, Chapters 1-15, of the California Corporations Code, as it may be amended from time to time.

“Capital Account” shall mean, with respect to any Member, such Member’s Capital Account determined in accordance with Section 6.7.

“Capital Contributions” shall mean the original gross purchase price of the Units contributed by each Member to the capital of the Fund for his interest in the Fund, which amount shall be attributed to Units in the hands of a subsequent Holder.

“Carried Interest” shall mean the allocable share of Fund Distributions payable to the Manager as the Carried Interest pursuant to Section 10.4 of this Agreement, for which cash consideration has neither been paid nor is to be paid.

“Cash Available for Distribution” shall mean Cash Flow plus cash funds available for distribution from Fund reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” shall mean Fund cash provided from operations, without deduction for depreciation, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash withdrawn from reserves).

“Cash from Reserve Account” shall mean that portion of the Net Proceeds not utilized in the acquisition of Portfolio Assets, including cash maintained according to the provisions of Section 9.4.

“Closing Date” shall mean such date designated by the Manager for the termination of the offering of Units, but not later than ________, 2014 (a date two years from the date of this Prospectus). Extension of the offering beyond one year from the date of the Prospectus shall be subject to the qualification of the offering for any such extension in those jurisdictions which may limit the offering period to one year. “Initial Closing Date” shall mean the date on which subscribers for Units, other than the initial Holders, are first admitted to the Fund as Holders. “Final Closing Date” shall mean the last date on which subscribers for Units are admitted to the Fund as Holders.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.

“Distributions” shall mean any cash, tax credits or other property allocated to or distributed to Holders and the Manager arising from their respective interests in the Fund, but shall not include any compensation payable to the Manager under the provisions of Article 8 or Article 9, except as otherwise provided herein.

“Equity Interests” shall mean warrants, options or other rights to purchase equity securities issued by financing customers of the Fund, equity securities purchased upon exercise of such rights, or equity securities purchased outright by the Fund from the issuers.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Fund’s organization and acquisition phase including Organization and Offering Expenses, leasing fees, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Portfolio Assets to any of its employees unless such Persons are Affiliates of the Manager.

“Fund” shall mean the limited liability company created under this Agreement.

“Fund Minimum Gain” shall have the meaning ascribed to the term “partnership minimum gain” in Regulations Section 1.704-2(d)(1).

“Gross Financing Revenues” shall mean all amounts derived by the Fund from the Portfolio Assets, including, without limitation, all loan and debt service payments received, lease payments and other financing revenues, but excluding security deposits paid by lessees and Net Disposition Proceeds.

“Gross Income” shall mean the gross income of the Fund within the meaning of section 61(a) of the Code.

“Gross Proceeds” shall mean the aggregate total of the Capital Contributions of the initial and all of the additional Holders.

“Holders” shall mean owners of Units who are either Members or Assignees of Record, and reference to a “Holder” shall be to any one of them. The Manager shall not be considered to be a Holder except to the extent it also owns Units.

“Independent Expert” shall mean a person with no current material or prior business or personal relationship with the Manager or any of its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work.

“IRA” shall mean an individual retirement account qualifying under Section 408 of the Code.

“Investment in Equipment” shall mean the amount of Gross Proceeds actually paid or allocated to acquiring Portfolio Assets by the Fund, including the principal amount advanced to a borrower by the Fund in any secured loan transaction, any amount of Gross Proceeds reserved pursuant to Section 9.4 hereof up to a maximum of 3% of Gross Proceeds and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Management Fee Limit” means the limit on the total compensation payable to the Manager and its Affiliates as calculated pursuant to Section 8.3 of this Agreement.

“Manager” or “Managing Member” shall mean AGC 8 Managing Member, LLC, a California limited liability company, or any other Person or Persons which succeed it in such capacity.

“Members” shall mean the Manager, the initial Member and any other Persons who are admitted to the Fund as additional or substituted Members. Reference to a “Member” shall refer to any one of them.

“Member Nonrecourse Debt” has the meaning ascribed to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall have the meaning ascribed to the term “partner nonrecourse debt minimum gain” in Regulations Sections 1.704-2(i)(2).

“Net Disposition Proceeds” shall mean the net proceeds realized by the Fund from sale, refinancing or other disposition of the Fund’s Portfolio Assets, including insurance proceeds or indemnity payments arising from the loss or destruction of Portfolio Assets, after payment of all liabilities to which the Portfolio Assets are subject and all expenses related to the transaction.

“Net Income” or “Net Loss” shall mean the taxable income or taxable loss of the Fund (including the Fund’s share of income or loss of any partnership, venture or other entity which owns a particular item of Portfolio Assets), as determined for federal income tax purposes, computed by taking into account each item of Fund income, gain, loss, deduction or credit not already included in the computation of taxable income and taxable loss.

“Net Proceeds” shall mean the total Gross Proceeds less Organization and Offering Expenses.

“Net Worth” shall mean the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Nonrecourse Deductions” shall mean items of Fund loss, deductions or Code Section 705(a)(2)(B) expenditures which are attributable to Nonrecourse Liabilities.

“Nonrecourse Liability” means a Fund liability with respect to which no Member or Related Person bears the economic risk of loss.

“Operating Agreement” or “Agreement” shall mean this Limited Liability Company Operating Agreement of ATEL Growth Capital Fund 8, LLC, as it may be amended from time to time.

“Organization and Offering Expenses” shall mean those expenses incurred in connection with preparing the Fund for registration and subsequently offering and distributing Units to the public, including selling commissions and all advertising expenses except advertising expenses related to the leasing of Portfolio Assets.

“Person” shall mean any natural person, partnership, corporation, association or other legal entity.

“Portfolio Assets” shall mean all tangible and intangible rights and interests, acquired, held and owned by the Fund for investment purposes, including without limitation its rights, whether direct or indirect, in all personal and real property, trusts, joint ventures, leases, loans, collateral, chattel paper, options, warrants, securities, other Equity Interests and other contract rights.

“Priority Return” means an amount equal to, for any calendar year or other period with respect to the Units held by any Person, the average Adjusted Capital Contribution with respect to such Units during such period multiplied by 8% per annum (calculated on a cumulative basis, compounded daily, from the last day of the calendar quarter in which the Capital Contribution of the initial purchaser of such Units was received by the Fund and pro-rated for any fraction of a calendar year for which such calculation is made).

“Promotional Interest” shall mean the share of Distributions of Cash Available for Distribution and Net Disposition Proceeds payable to the Manager as the Promotional Interest under the provisions of Section 10.4 of this Agreement.

“Prospectus” shall mean the final prospectus filed in connection with the registration of the Units with the Securities and Exchange Commission on Form S-1, as amended, together with any supplement thereto which may be subsequently filed with such Commission.

“Purchase Price of Portfolio Assets” shall mean the price paid upon the purchase or sale of a particular item of Portfolio Assets, including the amount of Acquisition Fees and all liens and mortgages on the Portfolio Assets, but excluding points and prepaid interest.

“Qualified Plan” shall mean employee trusts (or employer individual retirement accounts), Keogh Plans and corporate retirement plans qualifying under Section 401(a) of the Code.

“Regulations” shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Reinvestment Period” shall mean the period commencing with the Initial Closing Date and ending on a date six calendar years after the Final Closing Date occurs.

“Related Person” means a Person having a relationship with a Member that is described in Regulations Section 1.752-4(b).

“Roll-Up” shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Fund and the issuance of securities of a Roll-Up Entity. Such term does not include:

(a) any transaction if the securities of the Fund have been for at least twelve months traded through the National Association of Securities Dealers, Inc. Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Fund, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) the Members voting rights;

(ii) the term of existence of the Fund;

(iii) the terms of compensation of the Manager and its Affiliates; or

(iv) the Fund’s investment objectives.

“Roll-Up Entity” means the partnership, trust, corporation or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Service” shall mean the United States Internal Revenue Service or its successor.

“Sponsor” shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include the Program itself or a Person whose only relation with the Program is that of an independent Portfolio Assets manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

“Substantially All of the Assets” shall mean, unless the context otherwise dictates, Portfolio Assets representing 66 2/3% or more of the net book value of all Portfolio Assets as of the end of the most recently completed fiscal quarter.

“Unit” shall mean the interest in the Fund representing a Capital Contribution in the amount of $10 (regardless of discounted commissions) and shall entitle the Holder thereof to the rights herein provided.

3.  BUSINESS AND PURPOSE

The primary purpose of the Fund is to acquire, hold and dispose of Portfolio Assets as described in the prospectus pursuant to such arrangements as the Manager in its discretion may enter into on behalf of the Fund. The Fund may enter into ventures, partnerships and other business arrangements with respect to Portfolio Assets to the extent deemed prudent by the Manager in order to achieve successful operations for the Fund, subject to the provisions of Section 15.4.8. The Fund may also engage in such other lawful activities as may be deemed by the Manager to be incident to its primary purpose or prudent and in the Fund’s best interest. The Fund’s investment objectives shall be those set forth in the Prospectus, including all limitations on investment in specific types of Portfolio Assets set forth in the Prospectus, and the Manager may not make any material change to such investment objectives without first obtaining the written consent or approval of Members owning more than 50% of the total outstanding Units entitled to vote.

4.  TERM

The Fund commenced as of the 8th day of December, 2011, and shall continue until terminated in accordance with the provisions of this Agreement.

5.  MANAGER

The Manager has contributed capital to the Fund as the initial Member, as provided in Section 6.1 below, and at all times during the existence of the Fund the Manager shall have a present and continuing interest in Net Income, Net Losses and Distributions according to the provisions of Article 10.

6. INITIAL AND ADDITIONAL MEMBERS

6.1 Initial Member.  AGC 8 Managing Member, LLC, as the initial Member, has contributed the sum of $500 to the capital of the Fund and has received 50 Units in return therefor.

6.2 Additional Members.  The Fund intends to sell and issue to Holders not less than 120,000 nor more than 7,500,000 additional Units and to admit as additional Members the Persons who contribute cash to the capital of the Fund for such Units.

6.3 Conditions to Admission.  Subject to the provisions of Section 6.6, each Person who acquires any such additional Units shall become a Member in the Fund at such time as he has: (i) purchased 500 or more Units, (ii) contributed the sum of $10 in cash for each Unit purchased (or such lesser net amount as may be provided in accordance with the terms described in the Prospectus under “Plan of Distribution”), (iii) executed and filed with the Fund a written instrument which sets forth an intention to become a Member and requests admission to the Fund in that capacity, together with such other instruments as the Manager may deem necessary or desirable to effect such admission, including the written acceptance and adoption by such Person of the provisions of this Agreement, and (iv) the Manager accepts such Person as a Member in the Fund.

6.4 Admission as a Member.  Each Person who subscribes for Units under Section 6.2 shall be admitted to the Fund promptly after the Manager’s acceptance of such subscription, but, except as provided in Section 6.6, in no event later than 30 days after the receipt by the Fund of such subscription.

6.5 Limitation on Additional Issuance.  The Fund shall not issue any additional Units after the Final Closing Date.

6.6 Escrow.  All Capital Contributions of Holders shall be received by the Fund in trust, and shall be deposited in an escrow account with a banking institution designated by the Manager as escrow holder for the Capital Contributions, until such time as subscriptions for a total of 120,000 Units, in addition to the Unit purchased by the initial Holder, representing Capital Contributions of $1,200,000 have been deposited therein. Not less than 15 days after receipt of a minimum of $1,200,000 of such additional Capital Contributions, the Fund will admit subscribers into the Fund as additional Holders. At the time a subscriber is admitted as a Holder, the escrow holder shall transfer the subscriber’s Capital Contribution to the Fund. If the $1,200,000 minimum is not obtained on or before a date one year from the date of the Prospectus, all Capital Contributions will be promptly refunded to the investors. In any event, any interest earned on Capital Contributions while in escrow shall be paid to investors.

6.7 Capital Account.  An individual Capital Account shall be maintained for each Member. The Capital Account of a Member shall consist of the Capital Contribution of such Member, increased by (i) any additional contributions to capital and (ii) such Member’s share of Fund Net Income, and decreased by (i) Distributions to such Member and (ii) such Member’s share of Fund Net Loss. In the event a Member transfers all or a portion of his Units, the Assignee shall succeed to the Capital Account of the transferor (as adjusted for all events preceding the date the transferee is deemed admitted to the Fund under Section 10.3.1) according to the number of Units, and the allocable portion of the transferor’s Capital Account, so transferred. No Holder shall have the obligation to restore any deficit in his Capital Account upon termination or dissolution of the Fund. The foregoing provisions of this Section 6.7 are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

7.  LIABILITY AND STATUS OF MEMBERS

Holders shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund, except to the extent, but only to the extent, a Holder would be required to return any Distribution from the Fund pursuant to Section 17254(e) of the California Act.

8.  COMPENSATION TO THE MANAGER AND/OR AFFILIATES

8.1 General Limitation.  The Manager and its Affiliates shall receive compensation only as specified by this Agreement. In addition to the compensation provided herein, the Manager will be entitled to receive Distributions with respect to the Promotional Interest and Carried Interest as provided in Section 10.4 of this Agreement, and to receive reimbursement of costs and expenses advanced as provided in Article 9. The Manager may delegate to its Affiliates all or a portion of its management duties hereunder, and may assign all or a portion of its compensation hereunder to one or more such Affiliates or other parties in its discretion.

8.2 Asset Management Fee.  The Fund will pay the Manager an annual Asset Management Fee in an amount equal to 2% of Gross Financing Revenues as compensation for the Manager’s services in supervising management of the Fund’s Portfolio Assets and its operations. The Asset Management Fee will be paid on a monthly basis.

8.3 Management Fee Limit.  The Management Fee Limit will be calculated each year during the Fund’s term by calculating the maximum amount of fees that would be payable to the Manager from the Initial Closing Date through the end of the year in question under Article IV, Sections C through G, and Article V, Section F, of the North American Securities Administrators Association Statement of Policy on Equipment Programs in effect as of the initial effective date of the Fund’s Registration Statement on Form S-1 for the initial public offering of its Units (the “NASAA Guidelines”). For purposes of the application of the NASAA Guidelines, all Portfolio Assets will be deemed “Equipment” as defined in the NASAA Guidelines. To the extent that the total amount paid to the Manager through the end of such year as the Asset Management Fee, the Promotional Interest and the Carried Interest would cause the total compensation to exceed the aggregate amount of fees that would have been payable as calculated under the NASAA Guidelines through the end of that year, the Promotional Interest and/or Carried Interest for that year will be reduced so that total compensation payable hereunder for that year will equal the maximum aggregate fees that would have been payable under the NASAA Guidelines through the end of that year. To the extent any amounts otherwise payable to the Manager as the Promotional Interest and/or Carried Interest are reduced, the amount of such reduction will be accrued and deferred, and such accrued and deferred compensation would be paid to the Manager in a subsequent period, but only to the extent that the deferred compensation would be within the Management Fee Limit as calculated through that later period. Any deferred fees that cannot be paid under the applicable limitations through the date of liquidation would be forfeited by the Manager at liquidation. The limitations set forth in this Section 8.3 will be subject to adjustment pursuant to the limitations imposed under Section 15.7 relating to the Minimum Investment in Equipment.

8.4 Other Services.  Except as set forth in this Article 8 and Article 9 hereof, no other services may be performed by the Manager or its Affiliates for the Fund except in extraordinary circumstances (which shall be defined as an emergency situation requiring immediate action by the Manager or its Affiliate and the service is not immediately available from an unaffiliated party). Any such other services must meet the following criteria: (i) the compensation, price or fee therefor must be comparable and competitive with the compensation, price or fee of any other Person who is rendering comparable services or selling or leasing comparable goods which could reasonably be made available to the Fund and shall be on competitive terms, (ii) the fees and other terms of the contract shall be fully disclosed to Holders, (iii) the Manager or its Affiliates must be previously engaged in the business of rendering such services or selling or leasing such goods, independently of the Fund and as an ordinary and ongoing business and at least 75% of such Person’s gross revenues from such activity must be derived from other than Affiliates of the Manager, and (iv) all services for which the Manager or its Affiliates are to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid, which contract may only be modified by a vote of the majority of the Holders. Said contract shall contain a clause allowing termination without penalty on 60 days notice.

8.5 Payment of Fees on Removal.  Should the Manager be removed from the Fund according to provisions of Article 17, any portion of any fee payable to the Manager according to the provisions of this Article 8 which is then accrued and due, but not yet paid, shall be paid by the Fund to the Manager in cash within 30 days of the date of expulsion as stated in the written notice of expulsion.

8.6 Employment of Broker-Dealers.  The Fund may employ underwriters and selected broker-dealers, including Affiliates of the Manager as set forth in the Prospectus, for the sale of Units.

9.  FUND EXPENSES AND RESERVES

9.1 Reimbursement of Manager.  Except as set forth in this Article 9, all of the Fund’s expenses shall be billed directly to and paid by the Fund. The Manager and its Affiliates may be reimbursed for the following Fund expenses: (i) Organization and Offering Expenses not in excess of 15% of Gross Proceeds (or an amount equal to 13% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000); (ii) the actual cost of goods and materials used for and by the Fund and obtained from entities unaffiliated with the Manager; and (iii) administrative services necessary to the prudent operation of the Fund, provided that such reimbursement for administrative services will be at the lower of (A) the actual cost of such services, or (B) the amount which the Fund would be required to pay independent parties for comparable administrative services in the same geographic location.

9.2 Limitation on Reimbursement.  The Manager and its Affiliates will not be reimbursed by the Fund for the following expenses:

9.2.1 Services for which the Manager or its Affiliates are entitled to compensation in the form of a separate fee pursuant to Article 8 hereof;

9.2.2 Rent or depreciation, utilities or capital equipment and other administrative items of the Sponsor;

9.2.3 Salaries, fringe benefits, travel expenses or administrative items incurred by or allocated to any Controlling Person of the Manager or its Affiliates. For purposes of this subparagraph, “Controlling Person” shall mean any person, regardless of title, who performs executive or senior management functions for the Manager or its Affiliates similar to those of executive management or senior management, and directors, or those holding 5% or more equity interest in the Manager or its Affiliates; or persons having the power to direct or cause the direction of the Manager or Affiliates through ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer be considered a Controlling Person;

9.2.4 Organization and Offering Expenses of the Fund to the extent such Organization and Offering Expenses exceed 15% of the Gross Proceeds (or an amount equal to 13% of the Gross Proceeds if, upon termination of the offering of Units, the total Gross Proceeds are in an amount less than $2,000,000), and the Manager guarantees payment of any such excess expenses, which guarantee is without recourse to, or reimbursement by, the Fund; and

9.2.5 All other expenses which are unrelated to the business of the Fund.

9.3 Fund Expenses.  Subject to Sections 9.1 and 9.2, the Fund shall pay all expenses of the Fund which may include, but are not limited to: (i) all costs of personnel employed by the Fund and involved in the business of the Fund (which may include personnel who are employed by a Manager or one or more Affiliates), (ii) all taxes and assessments on Portfolio Assets and other taxes applicable to the Fund, (iii) legal, appraisal, audit, accounting, brokerage and other fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Fund or in connection with the business of the Fund, (v) Front End Fees, subject to the limitation set forth in Section 15.7 requiring a minimum Investment in Equipment, and other fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, lease brokers, insurance brokers and other agents, (vi) expenses in connection with the ownership and operation of the Portfolio Assets, (vii) the cost of insurance as required in connection with the business of the Fund, (viii) expenses of organizing, revising, amending, converting, modifying or terminating the Fund, (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale or other disposition of Portfolio Assets, (x) costs incurred in connection with any litigation in which the Fund is involved, as well as the examination, investigation or other proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith, (xi) costs of any computer equipment or services used for or by the Fund, (xii) costs of any accounting, or statistical bookkeeping services and equipment necessary for the maintenance of the books and records of the Fund, and (xiii) the costs of supervision and expenses of professionals employed by the Fund in connection with any of the foregoing, including attorneys, accountants and appraisers.

9.4 Reserves.  The Fund shall initially establish a cash reserve for general working capital purposes in an amount equal to at least one-half of 1% of the Gross Proceeds. Upon the disposition of each Portfolio Asset, any cash reserve which was specifically allocated to that Portfolio Asset need not be maintained thereafter, but may be applied as reserves for other Portfolio Assets. Any cash reserve used as aforesaid need not be restored and if restored, may be restored out of Gross Operating Revenues.

10.  ALLOCATION OF INCOME, LOSS AND DISTRIBUTIONS

10.1 Allocation of Net Income and Net Loss Prior to Initial Closing Date.  From the commencement of the Fund until the Initial Closing Date Net Income and Net Loss shall be allocated 100% to the Manager.

10.2 Allocation of Net Income and Net Loss After Initial Closing Date.

10.2.1 Commencing with the Initial Closing Date, Net Income and Net Loss shall be allocated 100% to the Holders.

10.2.2 Notwithstanding Section 10.2.1 of this Agreement, items of Net Loss arising out of the Fund’s payment of expenditures classified as syndication expenses pursuant to Regulations section 1.709-2(b) with respect to each Unit shall be specially allocated to the Holder who acquires such Unit.

10.3 Special Allocations

10.3.1 Except as provided in section 10.3.2, Net Income, Net Loss and Distributions allocable to the Holders shall be determined on a quarterly basis and shall be allocated among the Holders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Holders as of the last day of the fiscal quarter with respect to which such Net Income, Net Loss and Distributions are attributable; provided, however, that, with respect to Net Income, Net Loss and Distributions attributable to the offering period of the Units (including the full quarter in which the offering terminates), such Net Income, Net Loss and Distributions shall be apportioned among the Holders in the ratio in which (i) the number of Units held by each Holder multiplied by the number of days during such period that such Holder was the owner of such Units bears to (ii) the amount obtained by totaling the number of Units outstanding on each day during such period. No Net Income, Net Loss or Distributions with respect to any quarter shall be allocated to Units repurchased by the Fund during such quarter, and such Units shall not be deemed to have been outstanding during such quarter for purposes of the foregoing allocations.

10.3.2 Notwithstanding anything in this Agreement to the contrary, the following items of Fund income and loss shall be specially allocated in the manner described below:

(i) Gain characterized as recapture income under Sections 1245 or 1250 of the Code shall be allocated to those Members who claimed the deductions giving rise to such recapture income.

(ii) Except as provided in Section 10.3.2(iii) and 10.3.2(iv), in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations or any other event creates an Adjusted Capital Account Deficit for such Member, items of Fund gross income and gain (consisting of a pro rata portion of each item of the Fund’s income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 10.3.2(ii) is intended to comply with the qualified income offset requirement in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(iii) If there is a net decrease in Member Nonrecourse Debt Minimum Gain, each Member with a share of the Member Nonrecourse Debt Minimum Gain (as determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 10.3.2(iii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(iv) If there is a net decrease in Fund Minimum Gain during any Fund taxable year, each Member shall be specially allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Fund Minimum Gain during such year (within the meaning of Section 1.704-2(g)(2) of the Regulations). The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 10.3.2(iv) is intended to comply with the minimum gain chargeback requirement contained in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(v) After giving effect to the allocations set forth in Sections 10.3.2(ii), (iii) and (iv), in the event any Member receives any actual or deemed distribution (i.e., under section 752 of the Code) during a taxable year which exceeds the adjusted tax basis of such Member’s Units at the end of such taxable year (determined immediately before giving effect to such distribution), such Member shall be allocated an amount of gross income or gain equal to such excess.

(vi) In the event any fee to which the Manager or an Affiliate thereof is entitled is treated as a Fund distribution by the Service, a special allocation of Fund gross income shall be made annually to the Manager or an Affiliate thereof in an amount equal to any such recharacterized fee for that taxable year.

(vii) The Manager will specifically allocate items of gain from the sale or other disposition of items of Portfolio Assets for any year in which the sale or disposition of any item of Portfolio Assets occurs (and, if necessary, subsequent years) to any Holder in such amounts and in such manner so as to equalize the Capital Account balances of the Holders; provided, however, that such allocations are reasonably consistent with, and reasonably supportable under, the Code.

(viii) Net Loss shall not be allocated to any Holder if such allocation would cause or increase an Adjusted Capital Account Deficit for such Holder at the end of any Fund taxable year, and any such Net Loss shall instead be allocated to the Manager. This limitation shall be applied on a Holder by Holder basis so as to allocate the maximum permissible Net Loss to each Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

(ix) To the extent an adjustment is made to the adjusted tax basis of any Fund asset pursuant to Code Section 734(b) or Code Section 743(b), the Members’ Capital Accounts shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(m).

(x) Except as otherwise provided herein, Nonrecourse Deductions shall be allocated 100% to the Holders.

(xi) Any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the economic risk of loss for the Member Nonrecourse Debt.

10.4 Distributions.  Distributions will be allocated and paid to the Manager, on the one hand, in payment of the Carried Interest and Promotional Interest, respectively, and to the Holders, on the other, as set forth in this Section 10.4. An amount equal to 5% of all Distributions of Cash Available for Distribution and Net Disposition Proceeds will be allocated and paid to the Manager as the Carried Interest. An amount equal to (i) an additional 5% of all Distributions from Cash Available for Distribution and 1% of all Distributions of Net Disposition Proceeds will be allocated and paid to the Manager as the Promotional Interest until investors have received total distributions in amounts equal to the Capital Contributions plus an amount equal to the Priority Return; and (ii) then 15% of all subsequent Distributions will be allocated and paid to the Manager as the Promotional Interest. Distributions not allocated and paid to the Manager as its Carried Interest and Promotional Interest will be allocated and paid to the Holders.

10.5 Distributions of Cash from Reserve Account.  Distributions of Cash from Reserve Account, if any, shall be distributed in the same manner as Net Disposition Proceeds.

10.6 Determination of Amounts to be Distributed.  The Manager shall have sole discretion in determining the amount of any Distributions. Subject to provisions of Section 15.4.18 of this Agreement, the Manager may use any funds of the Fund not distributed to Holders to purchase additional Portfolio Assets during the Reinvestment Period or otherwise as permitted by this Agreement; provided, however, that the Manager will not reinvest in Portfolio Assets, but will distribute, subject to payment of any obligations of the Fund, such available Cash Available for Distribution and Net Disposition Proceeds as may be necessary to cause total Distributions to Holders to equal the following amounts for the specified periods:

10.6.1 Through the first full fiscal quarter ending at least six months after termination of the offering of Units, an amount equal to the lesser of

(a) a rate of return on their original capital contribution equal to 4% over the average yield on five-year United States Treasury Bonds for the fiscal quarter immediately preceding the date of distribution, as published in a national financial newspaper from time to time (with a minimum of 10% per annum and a maximum of 11% per annum), or

(b) 90% of the total amount of cash available for distributions; and

10.6.2 For each quarter during the balance of the Reinvestment Period, an amount equal to 11% per annum on their original capital contribution.

10.6.3 Such amounts with respect to each year which are sufficient to allow a Holder in a 35% federal income tax bracket (but not a higher bracket) to pay the federal income taxes and state income taxes due with respect to Net Income derived by him from the Fund for such year.

10.7 Consent to Allocations.  The methods hereinabove set forth by which Distributions and allocations of Net Income and Net Loss are made and apportioned are hereby expressly consented to by each Member as an express condition to becoming a Member.

10.8 Limitation on Distributions.  All Distributions are subject to the payment of Fund expenses, including fees and compensation payable to the Manager and its Affiliates, and to any costs and expenses necessary to protect the value of Portfolio Assets.

10.9 Allocation to Manager.  To the extent that the Fund shall be entitled to any deduction for federal income tax purposes as a result of any interest in Net Income or Net Loss granted to a Manager, such deduction shall be allocated for federal income tax purposes to such Manager.

10.10 Return of Unused Capital.  In the event that any portion of the Net Proceeds received by the Fund during the first twelve months after the date of the Prospectus is not invested or committed for investment within 24 months of the date of the Prospectus, or in the event any portion of the Net Proceeds received by the Fund thereafter is not invested or committed for investment within 12 months from the Final Closing Date (except for any amounts used to pay Fund operating expenses, including amounts set aside for reserves as set forth in Section 9.4), such portion of the Net Proceeds shall be distributed to the Holders pro rata by the Fund as a return of capital. In addition, the Manager shall contribute to the Fund, and the Fund shall distribute pro rata to the Holders, the amount by which (x) the amount of unused capital distributed pursuant to the foregoing sentence, divided by (y) the percentage of the Gross Proceeds which remain after payment of all Front End Fees, exceeds the unused capital so distributed. For the purposes of this Section 10.10, Gross Proceeds will be deemed to have been committed to investment and will not be returned to the Holders to the extent written agreements in principle or letters of understanding for the investment of such proceeds were executed at any time prior to the end of said period, regardless of whether any such investment is actually consummated, and to the extent any funds have been reserved to make contingent payments in connection with any Portfolio Assets, regardless of whether any such payment is actually made.

10.11 Distributions in Kind.  Distributions in kind shall not be permitted except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Fund, and the distribution of cash in accordance with the terms of the Agreement.

10.12 Withholding Taxes.

10.12.1 In the event the Fund pays to any federal, state or local government authority any amount of tax, penalty, interest, fee or other expenditure which is attributable to the particular status of one or more Holders including, without limitation, the status of a Holder as a nonresident of California or any other state, country or other jurisdiction imposing such a charge, the Manager shall treat such tax, penalty, interest or fee, and in its discretion may treat other related Fund expenditures, as a distribution of Cash Available for Distribution or Net Disposition Proceeds, as appropriate, to such Holders. Such a distribution shall reduce the amount of Cash Available for Distribution or Net Disposition Proceeds otherwise payable by the Fund to such Holders. Such Holders shall be distributed any refund of any such tax, penalty, interest or other amounts received by the Fund; provided, however, that the distribution due such Holders shall be reduced by any Fund expenses (and such expenses shall be specially allocated to such Holders) incurred in connection with the payment or obtaining of the refund of such taxes, penalties, interest or other amounts and the Fund shall have no duty or obligation to seek to obtain or collect any such refund or expend any amount to reduce the amount of any withholding, penalty, interest or other amount otherwise payable to any government authority. The Manager may require from a Holder the appropriate documentation with respect to any distribution hereunder.

10.12.2 As security for any withholding tax or other amount referred to in section 10.14.1 or other liability or obligation to which the Fund may be subject as a result of any act or status of any Holder, the Fund shall have (and each Holder hereby grants to the Fund) a security interest in all Cash Available for

Distribution or Net Disposition Proceeds distributable to such Holder to the extent of the amount of such withholding tax or other liability or obligation. The Fund shall have a right of set-off against any such distributions of Cash Available for Distribution or Net Disposition Proceeds in the amount of such withholding tax or other liability or obligation.

11.  ASSIGNMENT OF FUND INTERESTS

11.1 Limitations on Transfer.  A Holder may not transfer all or part of his legal and equitable interest in his Units except in compliance with the provisions of this Agreement. The Fund may charge a reasonable transfer fee for processing requests for transfer of Units, and may condition any proposed transfer on receipt by the Fund of such representations and warranties of the transferor and the assignee, opinions of counsel for the Fund and other assurances as it may deem necessary and appropriate to ensure that:

11.1.1 such assignments or transfers do not result, in the opinion of counsel for the Fund, in the Fund being considered to have terminated within the meaning of Section 708 of the Code;

11.1.2 the assignee is not a minor or an incompetent;

11.1.3 the transfer or assignment does not violate federal or state securities laws;

11.1.4 the transferor or the assignee does not hold Units representing a Capital Contribution of less than $5,000;

11.1.5 such assignment or transfer does not cause the assets of the Fund to be deemed “plan assets” for ERISA purposes;

11.1.6 such assignment or transfer does not constitute a transfer “on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise cause any potential adverse effect on the tax status of the Fund or the tax consequences applicable to the Fund; and

11.1.7 the transferor files with the Fund a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and is in all other respects satisfactory in form and substance to the Manager.

11.2 Distributions and Effective Date of Transfer.  An Assignee of Record shall be entitled to receive Distributions from the Fund attributable to the Units acquired by reason of such assignment from and after the effective date of the assignment of such Units; provided, however, that notwithstanding anything herein to the contrary, the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations of Net Income, Net Loss or Distributions, or transmittal of reports and notices required to be given to Holders hereunder, which are made in good faith to such assignor until such time as the written instrument of assignment has been received by the Fund and recorded on its books and the effective date of the assignment has passed. The effective date of such assignment on which the Assignee shall be deemed an Assignee of Record shall be the last day of the first full calendar month following the later of (i) the date set forth on the written instrument of assignment or (ii) the date on which the Fund has actual notice of the assignment of Units and has received complete documentation of the assignment. Notwithstanding anything to the contrary contained herein, no Distributions shall be made in any calendar quarter with respect to Units repurchased by the Fund during such calendar quarter.

11.3 Governmental Restrictions.  No assignment, sale, transfer, exchange or other disposition of Units may be made except in compliance with the then applicable rules of any applicable governmental authority. All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such securities shall bear, the following legend condition:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

No transfer of any such Unit shall be made unless the transferor shall have obtained, if necessary, the written consent of the California Commissioner of Corporations to such transfer.

11.4 Non-Complying Transfers.  Any assignment, sale, exchange or other transfer in contravention of any of the provisions of this Article 11 shall be void and shall not bind or be recognized by the Fund.

11.5 Misrepresentation and Forfeit.  Subject to the discretion of the Manager, in the event a Holder who originally obtained Units in the Fund’s offering or any Assignee, Assignee of Record or substituted Member (i) misrepresented that he was a Citizen of the United States, or that it was not an IRA or Qualified Plan or purchasing on behalf of an IRA or Qualified Plan, or (ii) such person fails to remain a Citizen of the United States, or a subsequent transferee of Units is not or fails to remain a Citizen of the United States, then, if the Manager reasonably deems that the Fund will fail certain citizenship requirements with respect to its Portfolio Assets, or that such Holder’s status may cause the Funds assets to be deemed “plan assets” under ERISA, then the Holder of such Units may be required to forfeit such Units to the Fund and no longer be entitled to receive cash Distributions or allocations of the Fund or Fund reports and will no longer have voting privileges as a Holder of Units, although such Holder may realize proceeds upon the transfer of his Units to a person whose status does not conflict with the Fund’s restrictions on Unit ownership, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units as an Assignee, Assignee of Record or substituted Member, as the case may be.

12.  SUBSTITUTED MEMBERS

12.1 Limitations on Substitution.  No Assignee shall have the right to become a substituted Member of the Fund in place of his assignor unless all of the following conditions are first satisfied:

12.1.1 A duly executed and acknowledged written instrument of assignment covering no less than 500 Units shall have been filed with the Fund, which instrument shall specify the number of Units being assigned and set forth the intention of the assignor that the Assignee succeed to the assignor’s interest as a substituted Member.

12.1.2 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement, as the same may be;

12.1.3 The written consent of the Manager to such substitution shall have been obtained, the granting of which may be withheld by the Manager in its sole discretion, and any exercise of such discretion intended to preserve the tax consequences of Unit ownership shall presumptively be deemed reasonable;

12.1.4 A transfer fee not to exceed $100 shall have been paid to the Fund to cover all reasonable expenses connected with such substitution; and

12.1.5 The transfer and substitution complies with the provisions of Section 11.1 and 11.3 of this Agreement.

12.2 Consent to Admission.  By executing or adopting this Agreement, each Holder hereby consents to the admission of additional or substituted Holders by the Manager and to any Assignee becoming a substituted Holder, in accordance with the provisions herein.

12.3 Amendment of Agreement.  The Manager shall cause this Agreement to be amended to reflect the admission and/or substitution of Members at least once in each fiscal quarter.

13.  REPURCHASE OF FUND INTERESTS

13.1 In the event a Holder ceases to be a United States Citizen for any reason whatsoever, he may be required, in the Manager’s discretion, to tender his Units to the Fund for repurchase as of the date of such event. The Fund will have the absolute right, but not the obligation, to purchase such Units at a price equal to 100% of the Holder’s Capital Account as of such date, in all cases determined as of the last day of the quarter prior to the fiscal quarter during which such Units are repurchased. If the Fund is unable, or for any reason it is not in the Fund’s best interests, to redeem such Units, such failure to redeem will not affect the forfeit of rights set forth in Section 11.5 by those Holders who have misrepresented their status or failed to maintain such status. IT SHOULD BE NOTED THAT THE FUND WILL NOT BE OBLIGATED TO PURCHASE UNITS FROM HOLDERS WHO CEASE TO BE UNITED STATES CITIZENS.

13.2 The Manager may otherwise use available Reserves to repurchase Units, in its discretion and on terms it determines to be appropriate under given circumstances, in the event the Fund Manager deems such repurchase to be in the best interest of the Fund; provided, the Fund shall never be required to repurchase any Units. Upon the repurchase of any Units by the Fund, the tendered Units shall be canceled and shall no longer be deemed to represent an interest in the Fund; and, provided further, that any such repurchase shall not impair the capital of the Fund, or cause the Fund or any of its remaining Members to incur an adverse tax consequence as a result of such repurchase.

13.3 The Manager shall cause this Agreement to be amended to reflect the change in the interests of the Holders (including the person whose Units were repurchased) in the Net Income, Net Loss and Distributions of the Fund at least once in each fiscal quarter.

13.4 Neither the Manager nor its Affiliates may request the Fund to repurchase any Units owned by them, except with respect to a pro rata repurchase pursuant to an offer available to all Holders on the same terms and conditions.

14.  BOOKS, RECORDS, ACCOUNTINGS AND REPORTS

14.1 Books of Account and Records.  The Manager shall, for income tax purposes, keep adequate books of account and records of the Fund wherein shall be recorded and reflected all of the contributions to the capital of the Fund and all of the expenses and transactions of the Fund. The Fund’s books will be maintained on the accrual basis.

14.1.1 Such books of account and records shall include the following:

(i) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the Capital Contribution, the Units held and the share in Net Income and Net Loss of each Member, which list shall be updated at least quarterly to reflect changes in the information contained therein;

(ii) A copy of the Articles of Organization and all amendments, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

(iii) Copies of the Fund’s federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

(iv) Copies of the original of this Agreement and all amendments;

(v) Financial statements of the Fund for the six most recent fiscal years; and

(vi) The Fund’s books and records for at least the current and past three fiscal years.

14.1.2 Such books of account and records shall be kept at the principal place of business of the Fund in the State of California, and each Member and his authorized representatives shall have, at all times during normal business hours and at any other reasonable time, free access to and the right to inspect and copy at their expense such books of account and all records of the Fund.

14.1.3 Upon the request of a Member, the Manager shall mail to such Member within ten days of the request a copy of the information described in Section 14.1.1(i), (ii) and (iv). The information described in Section 14.1.1(i) shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Fund may require payment of a reasonable charge for copy work.

14.1.4 If the Manager neglects or refuses to exhibit, produce or mail a copy of the information in Section 14.1.1(i) above as requested and required under this Agreement, the Manager shall be liable to the Member requesting the information for the costs, including attorneys’ fees, incurred by the Member for compelling production of the information and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the information is to secure the list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the requesting person as a Member relative to the affairs of the Fund. The Manager may require that a Member requesting the information in Section 14.1.1(i) above represent that the list is not requested for a commercial purpose unrelated to the Member’s interest in the Fund. The remedies provided hereunder to Members requesting copies of the information in Section 14.1.1(i) above are in addition to, and shall not in any way limit, other remedies available to Members under federal law or the laws of any state. Furthermore, the Manager may defer the provision of such information unless and until the Manager reasonably determines that any such representations by the requesting party are in true and made in good faith. Furthermore, the Manager’s obligation to provide information pursuant to this Article 14 shall in no event require the Manager to disclose material non public information in violation of applicable Federal securities laws nor to violate applicable privacy regulations governing disclosure of non public personal information of Members or Assignees.

14.1.5 Subject to any change pursuant to Section 15.2.8, all books and records of the Fund shall be kept on the basis of an annual accounting period ending December 31, except for the final accounting period which shall end on the dissolution or termination of the Fund. All references herein to a “year of the Fund” are to such an annual accounting period, and all references to a Fund “quarter” shall refer to a calendar quarter unless and until such periods are changed by an amendment hereto. Accelerated methods of depreciation with respect to Fund assets and other elections available to the Fund may be used by the Fund for purposes of reporting federal or state income taxes.

14.2 Audited Annual Financial Statements.  The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense, financial statements (each of which shall include a balance sheet, statement of income or loss, statement of Members’ equity, and statement of cash flow) prepared in accordance with U.S. generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent registered public accounting firm. Such opinion shall also state that reported “Cash Available for Distribution” is consistent with the definition of Cash Available for Distribution herein. Copies of such statements and report shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund.

14.3 Other Annual Reporting.  The Manager shall have prepared and distributed to the Holders at least annually, at Fund expense: (i) a statement of cash flow, (ii) Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns; (iii) a report of the business of the Fund, which shall include for each of the Portfolio Assets which individually represents at least 10% of the Fund’s total investment in Portfolio Assets as of the date of final investment of the Net Proceeds, a status report to indicate: (a) the condition of the Portfolio Asset, (b) how the Portfolio Asset is being held by the Fund as of the end of the year, (c) the remaining term of each Portfolio Asset financing transaction, (d) the projected status of the Portfolio Asset for the next year, and (e) such other information relevant to the value or use of the Portfolio Asset as the Manager deems appropriate, including the method used as basis for valuation; (iv) a statement as to the compensation received by the Manager and its Affiliates from the Fund during the year, which statement shall set forth the services rendered or to be rendered by the Manager and its Affiliates and the amount of fees received; (v) a report identifying Distributions from: (a) Cash Available for Distribution for that year, (b) Cash Available for Distribution of prior years held in reserves, (c) Net Disposition Proceeds, and (d) Cash from Reserve Account and other sources; and (vi) a special report prepared in accordance with the American Institute of Certified Public Accountants United States Auditing Standards relating to special reports, containing an opinion of an independent certified public accounting firm, to report the breakdown of the costs reimbursed by the Fund to the Manager or its Affiliates. Such special report shall at a minimum provide: (a) a review of the time records of individual employees, the costs of whose services were reimbursed, and (b) a review of the specific nature of the work performed by each such employee. The additional costs of such special report shall be itemized by the auditors among all programs sponsored by the Manager and its Affiliates on a program-by-program basis and may be reimbursed to the Manager or its Affiliates to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for comparable services performed by independent parties in the same geographic location.

Copies of the reports hereunder shall be distributed to each Holder within 120 days after the close of each taxable year of the Fund; provided, however, that all Fund information necessary in the preparation of the Holders’ and Assignees’ federal income tax returns shall be distributed to each Holder and Assignee not later than 75 days after the close of each taxable year of the Fund. In addition to the foregoing, the Manager will disclose in each annual report filed with the Commission or distributed to investors pursuant to Section 13(a) of the Securities Exchange Act of 1934 an estimated value per Unit as of the end of the year that is the subject of the report, the method by which the value has been estimated, and the date of the data used to develop the estimated value.

14.4 Quarterly Reports.  The Manager shall have prepared quarterly, at Fund expense, commencing with the first full quarter after the Closing Date: (i) a statement as to the compensation received by the Manager during such quarter from the Fund which statement shall set forth the services rendered or to be rendered by the Manager during such quarter from the Fund and the amount of fees received, and (ii) other relevant information. Copies of such statements shall be distributed to each Holder within 60 days after the end of each quarterly period.

14.5 Unaudited Quarterly Financial Statements.  The Manager shall have prepared, at Fund expense, a quarterly report covering each of the first three quarters of Fund operations in each calendar year, unaudited financial statements (each of which shall include a balance sheet, statement of income or loss for said quarterly period and statement of cash flows for said quarterly period) and a statement of other pertinent information regarding the Fund and its activities during the quarterly period covered by the report. Copies of such statements and other pertinent information shall be distributed to each Holder within 60 days after the close of the quarterly period covered by the report of the Fund.

14.6 Other Quarterly Reports.  The Manager shall have prepared, at Fund expense, after the end of each quarter in which Portfolio Assets are acquired and until the Net Proceeds are fully invested or returned to investors, a notice which shall describe therein: (i) a statement of the actual purchase price of the Portfolio Assets, including the terms of the purchase, (ii) a statement of the total amount of cash expended by the Fund to acquire such Portfolio Assets (including and itemizing all commissions, fees, expenses and the name of each payee), and (iii) a statement of the amount of proceeds in the Fund which remain unexpended or uncommitted. Copies of such notice shall be distributed to each Holder within 60 days after the end of such quarter. If deemed appropriate by the Manager such notice may be prepared and distributed to each Holder more frequently than quarterly.

14.7 Tax Returns.  The Manager, at Fund expense, shall cause income tax returns for the Fund to be prepared and timely filed with appropriate authorities.

14.8 Governmental Reports.  The Manager, at Fund expense, shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Holder shall be provided with a copy of any such report upon request without expense to him.

14.9 Maintenance of Suitability Records.  The Manager, at Fund expense, shall maintain for a period of at least six years, a record of the information obtained to indicate that a Holder meets the suitability standards set forth in the Prospectus.

15.  RIGHTS, AUTHORITY, POWERS AND RESPONSIBILITIES OF THE MANAGER.

15.1 Services of the Manager.  The Manager shall be responsible for providing the following services to the Fund:

15.1.1 Supervising the organization of the Fund and the offering and sale of Units;

15.1.2 Supervising Fund management, which includes (i) establishing policies for the operation of the Fund; (ii) causing the Fund’s agents or employees to arrange for the provision of services necessary to the operation of the Fund (including Portfolio Assets management and investor, accounting and legal services, and services relating to Distributions and reporting by the Fund); (iii) approving actions to be taken by the Fund; (iv) providing advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Portfolio Assets (including, without limitation, decisions regarding adjustments to rental schedules, the sale or disposition of Portfolio Assets and compliance with federal, state and local regulatory requirements and procedures); (v) executing documents on behalf of the Fund; (vi) having a fiduciary responsibility for the safekeeping and use of all cash and other assets of the Fund, whether or not in the Manager’s immediate possession or control; and (vii) making all decisions as to accounting matters; and

15.1.3 Approval of the terms of the sale or other disposition of Portfolio Assets, including establishing the terms for and arranging any such transaction.

15.2 Authority of the Manager.  The conduct of the Fund’s business shall be controlled solely by the Manager in accordance with this Agreement. The Manager shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Fund, whether or not in its immediate possession or control, and shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Section 15.4, include the right, authority and power:

15.2.1 To acquire, hold and dispose of Portfolio Assets, interests therein or appurtenances thereto, as well as personal or mixed property connected therewith, including the purchase, lease, improvement, maintenance, exchange, trade or sale of such Portfolio Assets, at such price or amount, for cash, securities (in compliance with appropriate securities regulations) or other property, and upon such terms, as the Manager deems in its sole discretion, to be in the best interest of the Fund.

15.2.2 To place record title to, or the right to use Fund assets in, the name or names of a nominee or nominees, trustee or trustees for any purpose convenient or beneficial to the Fund;

15.2.3 To acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, for the conservation of Fund assets, or for any purpose convenient or beneficial to the Fund;

15.2.4 To employ Persons in the operation and management of the business of the Fund including, but not limited to, supervisory managing agents, insurance brokers, real estate, equipment and lease brokers and Persons to perform, on behalf of the Fund, the activities enumerated in Section 15.2.1, on such terms and for such compensation as the Manager shall determine, subject, however, to the limitations with respect thereto as set forth in Article 8; provided that no Person is employed to provide duplicative services; and provided further that agreements with the Manager or its Affiliates for the services set forth in Article 8 shall contain the terms and limitations as to fees and expenses as set forth in said Article 8 and any of such agreements shall be terminable immediately upon dissolution of the Fund under Section 19.1;

15.2.5 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Holders, as provided in Article 14 and as they otherwise deem appropriate;

15.2.6 To open accounts and deposit and maintain cash and assets in the name of the Fund in banks or savings and loan associations; provided, however, that the Fund’s cash and other assets shall not be commingled with the assets of any other Person;

15.2.7 To cause the Fund to make or revoke any of the elections referred to in the Code;

15.2.8 To select as the Fund’s accounting year a calendar year or such fiscal year as approved by the Service;

15.2.9 To determine the appropriate accounting method or methods to be used by the Fund;

15.2.10 To offer and sell Units in the Fund directly or through any licensed Affiliate of the Manager or nonaffiliate and to employ personnel, agents and dealers for such purpose;

15.2.11 To amend this Agreement to reflect the addition or substitution of Holders, the reduction of capital accounts upon the return of capital to Members or the change in the interests of the Holders in the Net Income, Net Loss and Distributions of the Fund after the repurchase of Units;

15.2.12 To require in all Fund obligations that the Manager shall not have any personal liability thereon but that the Person contracting with the Fund is to look solely to the Fund and its assets for satisfaction of such obligations; and in the event that the Manager has personal liability with respect to any such obligation, the Manager may require satisfaction of any such liability prior to satisfaction of obligations with respect to which the Manager has no personal liability; provided, however, that the inclusion of the aforesaid provisions shall not materially affect the cost of the service or material being supplied and all Fund obligations are satisfied in accordance with prudent business practices as to the time and manner of payment;

15.2.13 To execute and file certificates of amendment and cancellation of the articles of organization, and certificates of dissolution of the Fund;

15.2.14 Subject to the provisions of Article 10, to determine the amount of Cash Available for Distribution and Net Disposition Proceeds used to purchase additional Portfolio Assets and to make Distributions;

15.2.15 To purchase Portfolio Assets in its own name, the name of an Affiliate or in the name of a nominee, a trust or a corporation or otherwise and hold title thereto on a temporary or interim basis (generally not in excess of six months) for the purpose of facilitating the acquisition of such Portfolio Assets or completion of manufacture of the Portfolio Asset, or any other purpose related to the business of the Fund; provided, however that: (i) the transaction is in the best interest of the Fund; (ii) such Portfolio Asset is purchased by the Fund for a purchase price no greater than the cost of such Portfolio Asset to the Manager or Affiliate (including any out-of-pocket carrying costs), except for compensation permitted by this Agreement; (iii) there is no difference in interest terms of the loans secured by the Portfolio Asset at the time acquired by the Manager or Affiliate and the time acquired by the Fund; (iv) there is no benefit arising out of such transaction to the Manager or its Affiliate apart from the compensation otherwise permitted by this Agreement; and (v) all income generated by, and all expenses associated with, Portfolio Assets so acquired shall be treated as belonging to the Fund. Furthermore, in order to effect an orderly liquidation of the Fund’s assets in its liquidation stage, the Manager may cause the Fund to sell Portfolio Assets to a liquidating trust, or to the Manager or an Affiliate (other than another investor program), either in its own name, or as a trustee of a liquidating trust, provided that, in any sale to the Manager or an Affiliate for purposes of orderly liquidation, all of the following conditions have been met: (vi) the Fund has obtained, at its cost, two independent appraisals of the fair market value of the Portfolio Assets to be sold; (vii) the sales price of the Portfolio Assets is at least equal to the average of the two appraised values; (viii) the original cost of the Portfolio Assets sold pursuant to this provision does not represent in excess of 10% of the original cost of all Portfolio Assets acquired by the Fund during the term of the Fund; (ix) such sale is effected in the best interests of the Fund and its Members for purposes of facilitating liquidation; and (x) the Portfolio Assets so sold are not resold to another investor program sponsored by the Manager or its Affiliates.

15.2.16 Subject to Sections 15.4.21 and 15.4.22, to borrow money and, if security is required therefor, to mortgage or subject any Portfolio Assets to any other security device, to obtain replacements of any mortgage or other security device, and to prepay, in whole or in part, refinance, increase, modify, consolidate or extend any mortgage or other security device, all of the foregoing at such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interests of the Fund;

15.2.17 To invest (i) the Gross Proceeds or Net Proceeds temporarily prior to investment in Portfolio Assets, (ii) other funds of the Fund prior to the investment in Portfolio Assets or the distribution to Holders and (iii) the Fund’s capital reserves, in short-term, highly liquid investments where there is appropriate safety of principal;

15.2.18 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the Manager, without the consent of any of the Holders

(i) to add to the representations, duties or obligations of the Manager or its Affiliates, or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Holders;

(ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement provided that no amendment hereunder will change the voting rights of Holders;

(iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state “Blue Sky” administrator or similar such official, which addition or deletion is deemed by such staff or official to be for the benefit or protection of all Holders; or

(iv) to amend the provisions of Article 10 of this Agreement relating to the allocations of Net Income, Net Loss and Distributions among Members or any other provisions hereof if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations or such other provisions set forth in this Agreement are unlikely to be respected, either because of promulgation of Regulations under Sections 704 or 706 of the Code or other developments in the law, but only to the minimum extent necessary in accordance with such advice of accountants and/or counsel to cause such provisions of this Agreement to be respected. Such amendment or amendments made by the Manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the fiduciary obligation of the Manager to the Fund and the Holders, and no such amendment or amendments shall give rise to any claim or cause of action by any Holder.

15.2.19 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate.

15.3 General Powers and Fiduciary Duty.  The Manager shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities provided for the manager of a limited liability company under the California Act. Notwithstanding any other provision of this Agreement, in no event may the Manager modify or compromise, by contract or otherwise, its fiduciary duty to the Fund or the Holders, whether such duty is imposed under the common law or by statute.

15.4 Limitations on Manager’s Authority.  Neither the Manager nor any Affiliate shall have the authority to, or to cause the Fund to:

15.4.1 Enter into contracts with the Fund which would bind the Fund after the expulsion, adjudication of bankruptcy or insolvency of a Manager, or continue the business of the Fund with Fund assets after the occurrence of such an event;

15.4.2 Grant to the Manager or any Affiliate an exclusive right to sell or exclusive employment to sell Fund assets, including Portfolio Assets;

15.4.3 Sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve-month period, except in the orderly liquidation and winding up of the business of the Fund in the ordinary course of business in accordance with the plan of liquidation disclosed in its Prospectus, or upon its termination and dissolution;

15.4.4 Pledge or encumber Substantially All of the Assets in a single transaction or in multiple transactions in the same twelve-month period;

15.4.5 Alter the primary purpose of the Fund as set forth in Article 3;

15.4.6 Receive from the Fund a rebate or give-up or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement, nor shall any such person permit any reciprocal business arrangement which would circumvent the restrictions herein against dealing with the Manager and its Affiliates;

15.4.7 Sell or lease any Portfolio Assets to any entity in which a Manager or any Affiliate has an interest, other than a joint venture or similar program which complies with the conditions set forth in Section 15.4.8 hereof or in a transaction that complies with the conditions set forth in Section 15.2.15;

15.4.8 Cause the Fund to invest in any program, partnership or other venture unless: (i) the other Member or joint owner is not a Manager (but it may be an Affiliate of a Manager, provided the Affiliate is formed and operated for the primary purpose of investment in and operation of or gain from similar Portfolio Assets, and has substantially identical investment objectives to those of the Fund); (ii) such joint venture owns and operates particular Portfolio Assets and the Fund or the Fund and Affiliate, as the case may be, acquire the controlling interest in such partnership, or joint venture; (iii) the agreement of joint venture does not authorize the Fund to do anything as a Member or joint venturer with respect to the Portfolio Assets which the Fund, or a Manager, could not do directly because of the provisions of this Agreement; (iv) the Fund’s investment is on substantially the same terms and conditions as the investment of any Affiliate; (v) no compensation (other than as provided for by this Agreement) is received in connection therewith by the Manager or any of its Affiliates, there are no duplicate fees and such investment shall not result in the impairment, abrogation or circumvention of any of the terms or provisions of this Agreement; (vi) the joint venture is in the best interest of both co-venturers; and (vii) in joint venture arrangements with an Affiliate of a Manager, if all of the following additional conditions are met: the compensation of the Manager is substantially identical to that received by the sponsor of such Affiliate, the Fund has a right of first refusal to buy, if such Affiliate wishes to sell, Portfolio Assets held in the joint venture, and the joint venture is established either for the purpose of effecting appropriate diversification of the Fund’s investment portfolio or for the purpose of relieving the Manager or its Affiliates or nominees from a commitment entered into pursuant to Section 15.2.15 of this Agreement; for the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture’s capital or profits; or (2) provisions in the venture agreement giving the Fund, or the Fund and an Affiliate, as the case may be, effective control;

15.4.9 Except as provided in the Sections 15.2.15, 15.4.7 and 15.4.8, purchase or lease Portfolio Assets from the Fund or sell or lease Portfolio Assets to the Fund;

15.4.10 Cause the Fund to loan any funds or property to any Manager or Affiliate of a Manager;

15.4.11 Cause the Fund to borrow from any of the Manager or its Affiliates on terms which provide for interest, financing charges or fees in excess of the amounts charged by unrelated lending institutions on comparable loans for the same purpose, or in excess of the lender’s cost of funds, or, in any event, to cause the Fund to obtain “permanent financing” (defined as financing with a term in excess of 12 months) from any such Person;

15.4.12 Cause the Fund to exchange Units for property other than cash;

15.4.13 Do any action in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Fund;

15.4.14 Confess a judgment against the Fund in connection with any threatened or pending legal action;

15.4.15 Possess any Portfolio Assets or assign the rights of the Fund in specific Portfolio Assets for other than a Fund purpose;

15.4.16 Admit a Person as a Manager except with the consent of the Holders as provided in Article 17 hereof;

15.4.17 Perform any act (other than an act required by this Agreement or any act taken in good faith reliance upon counsel’s opinion) which would, at the time such act occurred, subject any Holder to liability as a Manager in any jurisdiction;

15.4.18 Reinvest any funds of the Fund after the end of the Reinvestment Period other than to invest in Portfolio Assets pursuant to commitments entered into prior to the expiration of the Reinvestment Period or in Portfolio Assets to be acquired in connection with other Portfolio Assets under an existing loan commitment, or reinvest in any Portfolio Assets during the Reinvestment Period unless such reinvestment is effected for all Holders on the same terms and is otherwise in compliance with Section 10.6 hereof;

15.4.19 Invest any of the Gross Proceeds in Portfolio Assets which is non-income producing;

15.4.20 Employ, or permit any Person to employ, the funds or assets of the Fund in any manner except for the exclusive benefit of the Fund; this provision shall not prohibit the Manager from causing Fund cash or assets to be deposited in a separate Fund account with a bank or other financial institution which aggregates all funds held on behalf of the Manager and its Affiliates in calculating qualifying balances for purposes of discounts on service charges or other account benefits, provided that the Fund benefits on a pro rata basis from any such discounts or other favorable terms, and, provided further, that no creditor of any party other than the Fund shall have any recourse to funds held in the Fund’s separate account;

15.4.21 Incur any indebtedness wherein the lender will have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profit, capital or property of the Fund other than as a secured creditor; or incur any indebtedness specifically for the purpose of funding operating distributions, provided however that the Fund may enter into refinancing transactions with respect to its Portfolio Assets and distribute net proceeds from any such refinancing to the extent consistent with its investment objectives;

15.4.22 Incur any Fund indebtedness to acquire any Portfolio Assets;

15.4.23 Commingle Fund cash or assets with those of any other Person;

15.4.24 Except as otherwise provided herein, cause the Fund to enter into any transaction with any other partnership in which a Manager or any of its Affiliates have an interest, including, but not limited to, any transaction involving the sale, lease or purchase of any Portfolio Asset to or from the Fund, the rendering of services to or from the Fund, or the lending of any monies or other property to or from the Fund;

15.4.25 Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying the normal sales commissions payable to a registered broker-dealer or other properly-licensed Person for selling Units;

15.4.26 Operate the Fund in such a manner as to have the Fund classified as an “investment company” for purposes of the Investment Company Act of 1940;

15.4.27 Except as provided herein, invest any of the Gross Proceeds in units of limited partnership interest, junior mortgages or deeds of trust, or other similar instruments or obligations;

15.4.28 Cause the Fund to enter into any agreements with a Manager or any Affiliate of a Manager which are not subject to termination without penalty by either party upon not more than 60 days’ written notice, except for agreements which comply with the provisions of Section 15.2.15 or those which comply with the provisions of Section 15.4.8 and relate to the purchase of Portfolio Assets by the Fund and an Affiliate as joint venturers;

15.4.29 Cause the Fund to enter into any financing transaction involving a loan principal amount in excess of $3,000,000, unless prior to final funding it obtains an appraisal of the collateral or Portfolio Asset from a qualified independent third party appraiser;

15.4.30 Cause the Fund to invest cash in an aggregate amount in excess of $15,000,000 in a single financing transaction to a single customer.

15.5 Limitation on Manager’s Liability.  The Manager shall have no personal liability for the repayment of the Capital Contribution of any Holder or to repay the Fund any portion or all of any negative balance in its Capital Account. The return of Capital Contributions will be dependent on the Fund’s ability to generate distributions to Unit Holders. Notwithstanding the foregoing, this provision shall not limit the Manager’s liability for any loss or damage incurred by it by reason of any act performed or omitted to be performed by it when acting in connection with the business of the Fund for which the Manager is not entitled to indemnification as provided in Article 20 hereof.

15.6 Tax Matters Partner.  The Manager is hereby designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given therein, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of Members. The designation made in this paragraph is hereby consented to by each Member as an express condition to becoming a Member. The Fund hereby indemnifies the Manager from and against any damages or losses (including attorney’s fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as tax matters Member, subject to the same conditions under which indemnification is provided the Manager in Article 20 hereof.

15.7 Minimum Investment in Equipment / Maximum Front-End Fees.  The Manager must commit not less than 80% of the Gross Proceeds to Investment in Equipment, with the balance thereof available to pay Organization and Offering Expenses and Front End Fees, however designated. Under the North American Securities Administrators Association, Inc. (“NASAA”) Statement of Policy concerning Equipment Programs, as amended through October 24, 1991 (referred to herein as the “NASAA Guidelines”), the Fund is required to commit a minimum percentage of the Gross Proceeds to Investment in Equipment, which shall be deemed to be Portfolio Assets for the purposes of this Agreement, calculated as the greater of: (i) 80% of the Gross Proceeds reduced by 0.0625% for each 1% of indebtedness encumbering the Fund’s Portfolio Assets; or (ii) 75% of such Gross Proceeds. The maximum amounts to be paid under the terms of this Agreement are subject to the application of the Management Fee Limit provided in Section 8.3, which limits the annual amount payable to the Manager and its Affiliates as the Asset Management Fee, Promotional Interest and Carried Interest to an aggregate not to exceed the maximum amount of fees that would be payable to the Manager under specified provisions of the NASAA Guidelines. Upon completion of the offering of Units, the Manager shall calculate the maximum carried interest and promotional interest payable to the Manager and its Affiliates under Article IV, Sections C through G, and Article V, Section F, of the NASAA Guidelines as in effect on the date the offering of Units commenced and compare such total permitted fees to the total of the Asset Management Fee, Promotional Interest and Carried Interest. If and to the extent that the fees exceed the Asset Management Fee Limit provided in Section 8.3, the fees payable to the Manager and its Affiliates shall be reduced as described herein. In such event, this Agreement shall be amended immediately to reduce the amounts calculated as the Carried Interest and/or Promotional Interest by an amount sufficient to cause the total of such compensation to comply with the limitations in the NASAA Guidelines on the aggregate of promotional interests and carried interests. A comparison of the Front End Fees actually paid by the Fund and the NASAA Guideline maximums fixed as set forth above shall be repeated, and any required adjustments shall be made, at least annually thereafter.

15.8 Reliance on Manager’s Authority.  The Manager shall conduct the business of the Fund, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage the Fund business and affairs in an efficient manner. Any Person dealing with the Fund or the Manager may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Manager or any Holder hereof; (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or are in any other manner germane to the affairs of the Fund; (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Fund; or (iv) any act or failure to act by the Fund as to any other matter whatsoever involving the Fund or any Members.

16.  RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

16.1 Limitation on Member Authority.  Members shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund except as expressly provided herein.

16.2 Voting Rights.  Members shall have the right, by the vote of Members who own more than 50% of the total outstanding Units entitled to vote (a “majority-in-interest”), to approve the following matters affecting the basic structure of the Fund:

16.2.1 Removal or withdrawal of a Manager;

16.2.2 Subject to the further requirements of Article 17, continuation of the Fund and election of a successor Manager upon the termination of a Manager;

16.2.3 Termination and dissolution of the Fund;

16.2.4 Amendment of this Agreement, provided such amendment is not for any of the purposes set forth in Sections 16.4 or 16.5, and provided, further, that the Members shall have the right to approve or disapprove by separate vote each proposed amendment to this Agreement;

16.2.5 The pledge or granting of a security interest in, or sale of, Substantially All of the Assets in a single transaction, or in multiple transactions in the same twelve-month period, except to the extent the Manager is permitted to do so in the ordinary course of business or liquidation as provided in Section 15; and

16.2.6 The extension of the term of the Fund.

16.3 Voting Procedures.  In any vote of the Members, each Member shall be entitled to cast one vote for each Unit which he owns as of the designated record date. Notwithstanding any other provision of this Agreement, any Units held by a Manager or an Affiliate of a Manager will not be entitled to vote, and will not be considered to be “outstanding” Units for purposes of any vote, upon matters which involve a conflict between the interests of such Manager and the Fund, including, but not limited to, any vote on the proposed removal or withdrawal of such Manager or on any proposed amendment to this Agreement which would expand or extend the rights, authorities or powers of such Manager.

16.3.1 Meetings of the Members to vote upon any matters as to which the Members are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the Manager or by one or more Members holding more than 10% of the outstanding Units by delivering written notice, either in person or by registered mail, of such meeting to the Manager. Promptly, but in any event within 10 days following receipt of such request, the Manager shall cause a written notice, either in person or by certified mail, to be given to the Members entitled to vote at such meeting, which notice shall state that a meeting will be held at a time and place fixed by the Manager, which is to be convenient to the Members as a group, and which is not less than 15 days nor more than 60 days after the mailing of the notice of the meeting; provided, however, that such maximum period for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain the qualification with the California Commissioner of Corporations of the matters to be acted upon at such meeting, the clearance by the Securities and Exchange Commission or other appropriate governing agency of the solicitation materials to be forwarded to Members in connection with such meeting or any other administrative authorizations which may be required. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Members and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Fund.

16.3.2 In order to establish the Members of record entitled to act upon matters by vote or written consent, the Manager or Members holding more than 10% of the Units may fix in advance a record date (the “Record Date”) which is not more than 60 nor less than 10 days prior to the date of the meeting or the date upon which written consents are to be delivered. If no Record Date is fixed in the notice of meeting or action by written consent, the Record Date shall be deemed to be at the close of business on the business day next preceding the date on which notice is given. A new Record Date shall be fixed if a meeting is adjourned for more than 45 days from the date set for the original meeting.

16.3.3 Upon adjournment of a meeting to another time or place, notice of the new time or place shall be announced at the meeting at which adjournment is taken. If the adjournment is for more than 45 days or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

16.3.4 Personal presence of the Members at a meeting shall not be required, provided that sufficient Units are represented at the meeting, by Members appearing in person and/or by duly executed proxies, to take any action proposed for a vote at such meeting. Attendance by a Member at any meeting and voting in person shall revoke any proxies of such Member submitted with respect to action proposed to be taken at such meeting. Submission of a later proxy with respect to any action shall revoke an earlier one as to such action. Only the votes, whether in person or by proxy, of Members holding Units as of the Record Date established for such meeting shall be counted.

16.3.5 Any matter as to which the Members are authorized to take action under this Agreement or under law may be taken by the Members without a meeting and shall be as valid and effective as action taken by the Members at a meeting duly assembled, if written consents to such action by the Members are (i) signed by the Members entitled to vote upon such action at a meeting who held, as of the Record Date for such actions, the number of Units required to authorize such action and (ii) delivered to the Manager as of the date set for such action. Any action taken without a meeting shall be effective 15 days after the required minimum number of Members have signed the consent and shall be effective immediately if the Manager and Members holding at least 90% of the outstanding Units as of the Record Date have signed the consent.

16.3.6 In the event that there shall be no Manager, the Members may take action without a meeting by the written consent of Members having the requisite voting power of the Members entitled to vote.

16.4 Limitations on Member Rights.  No Holder shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the repurchase of the Units as provided in Article 13, the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund by court decree or otherwise, except as set forth in this Agreement, or (iv) demand or receive property other than cash in return for his contribution. No Holder shall have priority over any other Holder either as to the return of contributions of capital or as to Net Income, Net Loss or Distributions. Other than upon the termination and dissolution of the Fund as provided by this Agreement there has been no time agreed upon when the contribution of each Holder may be returned.

16.5 Limitations on Power to Amend Agreement.  Except as provided in Section 15.2.18, and notwithstanding anything to the contrary contained in this Agreement, this Agreement may not, without the consent of each of the Members who would be adversely affected thereby, be amended to:

16.5.1 Convert a Holder into a Manager;

16.5.2 Modify the limited liability of a Holder;

16.5.3 Alter the interest of any Member in Net Income, Net Loss or Distributions; or

16.5.4 Affect the status of the Fund as a partnership for federal income tax purposes.

16.6 Member List.  Upon the written request of a Member and for any non-commercial purpose reasonably related to the exercise of rights under this Agreement, the Manager will furnish to such Member or his representative, at his expense, a list containing the name and address of, and the Units held of record by, each Member, as provided in Section 14.1.3.

16.7 Dissenters’ Rights and Limitations on Mergers and Roll-up.

16.7.1 Any proposal that the Fund enter into a Roll-Up will require approval by Members of not less than 90% of the outstanding Units. Members who dissent with respect to a Roll-Up proposal will have the rights of a dissenting Member as provided under Sections 15679.1 through 15679.14 of the California Act. The Fund shall not reimburse the sponsor of a proposed Roll-Up for the costs of its proxy contest or any other costs of the transaction in the event the Roll-Up is not approved by the Members as provided herein.

16.7.2 In connection with a proposed Roll-Up, an appraisal of all Fund assets shall be obtained from a competent, independent expert (defined as a Person with no current material or prior business or personal relationship with the Manager or its Affiliates who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Fund, and who is qualified to perform such work). If the appraisal will be included in a Prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an Exhibit to the Registration Statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Fund assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Fund’s assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Fund assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Fund and its Holders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Holders in connection with a proposed Roll-Up transaction.

16.7.3 In connection with a proposed Roll-Up, the Person sponsoring the Roll-Up transaction shall offer to Holders who vote “no” on the proposal the choice of:

(a) accepting the securities offered in the proposed Roll-Up transaction; or

(b) one of the following:

(i) remaining as Holders in the Fund, and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Holders’ pro-rata share of the appraised value of the net assets of the Fund.

16.7.4 The Fund shall not participate in any proposed Roll-Up transaction which would result in Holders having democracy rights which are less than those provided for under this Agreement. If the resulting entity is a corporation, the voting rights of Holders shall correspond to the voting rights provided for in this Agreement to the greatest extent possible.

16.7.5 The Fund shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the entity). The Fund shall not participate in any proposed Roll-Up transaction which would limit the ability of a Holder to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the number of Units held by that Holder.

16.7.6 The Fund shall not participate in any proposed Roll-Up Transaction in which Holders’ rights of access to the records of the Roll-Up Entity will be less than those provided for under this Agreement.

17.  TERMINATION OF A MANAGER AND TRANSFER OF THE MANAGER’S INTEREST

17.1 Removal or Withdrawal.  The following conditions shall govern the voluntary withdrawal or removal of the Manager:

17.1.1 The Manager may not voluntarily withdraw from the Fund without the approval of Members holding more than 50% of the total outstanding Units entitled to vote.

17.1.2 The Manager may be removed upon a vote of Holders owning more than 50% of the total outstanding Units entitled to vote. Written notice of removal of the Manager shall be served either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

17.2 Other Terminating Events.  In the event of the adjudication of bankruptcy, filing of a certificate of dissolution, death or adjudication of insanity or incompetency of the Manager (each of such events, as well as removal, resignation and withdrawal of a Manager, being herein referred to as a “Terminating Event”), the Fund shall be dissolved and shall be liquidated under the provisions of Article 19, subject to the provisions of Section 17.3.

17.3 Election of Successor Manager; Continuation of Fund Business.  The following provisions shall govern the election of a successor Manager and continuation of the business of the Fund upon the occurrence of a Terminating Event with respect to a Manager (the “Retiring Manager”):

17.3.1 If at the time of a Terminating Event the Fund has one or more Managers other than the Retiring Manager, any remaining Manager or a majority-in-interest of the Members may elect, within 90 days thereafter, to continue the Fund business, in which case the Fund shall not dissolve. So long as there is at least one remaining Manager which so elects, or if a majority-in-interest of the Members so elect and a remaining Manager does not so elect, any remaining Manager which is not willing to elect to continue the Fund business will be deemed to have been removed from the Fund by vote of the Members.

17.3.2 If at the time of a Terminating Event the Retiring Manager is the sole remaining Manager, the Fund shall be dissolved unless a majority-in-interest of the Members elect to continue the Fund business. In the event of such election, the Fund business may be continued if the Members making such election, within 90 days after the occurrence of the Terminating Event, elect a successor Manager and continue the Fund’s business on the same terms and conditions as are contained herein, but with a name which does not include or in any way refer to the name of any Retiring Manager.

17.4 Admission of Successor or Additional Manager.  The following conditions shall be satisfied before any Person shall become a successor Manager or an additional Manager:

17.4.1 Such Person shall have been elected in accordance with Section 17.3 or 17.6;

17.4.2 Such Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement;

17.4.3 If such Person is a corporation, it shall have provided the Fund with evidence satisfactory to counsel for the Fund of its authority to become a Manager and to be bound by this Agreement; and

17.4.4 Any amendments and filings required or appropriate under the California Act shall have been made.

17.5 Effect of a Terminating Event.  Upon the occurrence of a Terminating Event, the following provisions shall be applicable:

17.5.1 The Retiring Manager shall immediately cease to be a Manager and shall not have any right to participate in the management of the affairs of the Fund or to receive any fees under this Agreement not already paid or earned; provided, however, that the Retiring Manager shall receive all amounts then accrued and payable by the Fund and shall be, and shall remain, liable as a Manager for all obligations and liabilities incurred by the Fund prior to the effective date of the Terminating Event, but shall be free from any obligation or liability incurred on account of the activities of the Fund from and after such time.

17.5.2 If the business of the Fund is continued, as aforesaid, the Retiring Manager shall be entitled to receive from the Fund the then present fair market value of its interest in the Fund, determined by agreement of the Retiring Manager and the remaining or new Managers, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of such arbitration shall be borne equally by the Fund and the Retiring Manager, and such arbitration shall be conducted in San Francisco, California unless otherwise agreed by both parties. The Fund shall forthwith pay to the Retiring Manager an amount equal to the then present fair market value of the interest so determined. If the Retiring Manager has voluntarily withdrawn from the Fund, payment shall be in the form of a non-interest bearing unsecured promissory note with principal payable, if at all, out of distributions the Retiring Manager would otherwise have received under this Agreement had such Manager not been terminated. If the Retiring Manager has been terminated involuntarily, the payment shall be in the form of an interest bearing promissory note payable in equal annual installments over a term of not less than five years. Such payment when made shall constitute complete and full discharge of all amounts to which the Retiring Manager is entitled in respect to such interest.

17.5.3 All executory contracts between the Fund and the Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may be terminated by the Fund effective upon written notice to the party so terminated. The Retiring Manager or any Affiliate thereof (unless such Affiliate is also an Affiliate of the remaining or new Manager or Members) may also terminate and cancel any such executory contract effective upon 60 days’ prior written notice of such termination and cancellation given to the remaining or new Manager or Members, if any, or to the Fund.

17.6 Election of Additional Manager.  Members owning in excess of 50% of the outstanding Units may at any time and from time to time elect an additional Manager, and, upon satisfaction of the conditions set forth in Section 17.4, the Person so elected shall be admitted as an additional Manager. Admission of an additional Manager shall not cause dissolution of the Fund.

17.7 Assignment of Manager’s Interest.  The Manager may not transfer its interest as a Member in, or as the Manager of, the Fund without the consent of Members owning in excess of 50% of the total outstanding Units, unless such an assignment is to an entity which succeeds to all of the assets of the assigning Manager and of which at least 80% of the voting and beneficial interest is controlled by Persons controlling 80% or more of the voting and beneficial interest of the assigning Manager. Any entity to which the entire interest of a Manager in the Fund is assigned in compliance with this Section 17.7 shall be substituted as a Manager by the filing of appropriate amendments to this Agreement. Notwithstanding the foregoing, the Manager may delegate to any of its subsidiaries or other Affiliates responsibility for specific services to be performed for the Fund and may assign all or a portion of the compensation due the Manager to such subsidiaries or other Affiliates.

17.8 Members’ Participation in Manager’s Bankruptcy.  In the event the Manager is subject to a voluntary or involuntary petition for reorganization or liquidation under the federal Bankruptcy Act, the Manager will cause separate counsel to be retained on behalf of the Fund, at Fund expense, to represent the Members’ interests in the bankruptcy action. In such event, the Fund will also bear any reasonable and necessary expenses of a duly appointed committee of Members incurred while acting on behalf of all of the Members as a group in connection with such bankruptcy action.

18.  CERTAIN TRANSACTIONS

The Manager and its Affiliates, the Holders, any Unit holder, officer, director, Member or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management and brokerage of assets, property and rights similar to the Portfolio Assets. Except as described in the Prospectus, and subject to their fiduciary duties to the Fund, neither the Manager nor its Affiliates shall be obligated to present to the Fund any particular investment opportunity, regardless of whether such opportunity is of such character that the Fund could take advantage thereof if it were presented to the Fund, and the Manager and its Affiliates shall have the right to take for their own accounts (individually or otherwise) or to recommend to others any such investment opportunity.

19.  TERMINATION AND DISSOLUTION OF THE FUND

19.1 Termination and Dissolution.  The Fund shall be terminated and dissolved upon the earliest to occur of the following:

19.1.1 The withdrawal, removal, adjudication of bankruptcy, insolvency, insanity or incompetency, death or dissolution of a Manager unless a remaining Manager or a majority-in-interest of the Members, within 90 days of the date of such event, elects to continue the business of the Fund, and, if necessary, elects a replacement Manager, in the manner provided in Article 17; provided that expenses incurred on behalf of the Manager and/or Members in the continuation or reformation, or attempted continuation or reformation, of the Fund hereunder shall be deemed expenses of the Fund;

19.1.2 The Members owning more than 50% of the total outstanding Units vote in favor of dissolution and termination of the Fund; or

19.1.3 The Fund disposes of all interests in Portfolio Assets and its other assets and receives final payment in cash of the proceeds of such dispositions.

19.2 Accounting and Liquidation.  Upon the dissolution and termination of the Fund for any reason, the Manager shall take full account of the Fund assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

19.2.1 To the payment of creditors of the Fund but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

19.2.2 To the repayment of any outstanding loans made by the Manager to the Fund; and

19.2.3 To the Manager and Holders in accordance with their respective Capital Account balances, after giving effect to all allocations described in Article 10 of this Agreement; provided, however, that prior to any allocation under Section 10 of this Agreement, Gross Income shall be specially allocated to the Manager to the extent, if any, necessary to cause its Capital Account balance to be zero as of the close of such final taxable year (after crediting the Manager’s Capital Account with the Manager’s share of Fund Minimum Gain). For purposes of making the foregoing allocation, Net Income and Net Loss for the final taxable year of the Fund shall first tentatively be computed by including all Gross Income as an element thereof; then, to the extent, if any, that the Capital Account balance of the Manager is negative as of the close of such final taxable year (after giving effect to all Fund distributions), Gross Income shall be separately stated and allocated away from the Holders and to the Manager pursuant to this Section 19.2.3. Allocations shall be made hereunder to the Manager only to the extent the Manager has been treated as a partner of the Fund for federal income tax purposes. It is the intent of the Holders and the Manager that the Manager shall not be a partner.

19.2.4 Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days of the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

20.  INDEMNIFICATION

20.1 Indemnification of the Manager.  The Fund, its receiver or its trustee, shall indemnify, save harmless and pay all judgments and claims against the Manager and any of its Affiliates who perform services for the Fund from any liability, loss or damage incurred by them or the Fund by reason of any act performed or omitted to be performed by them when acting in connection with the business of the Fund, including costs and attorneys’ fees and any amounts expended in the settlement of any claims or liability, loss or damage; provided, however, that, if such liability, loss or claim arises out of any action or inaction of the Manager or Affiliates who perform services for the Fund, the Manager or Affiliates who perform services for the Fund must have determined, in good faith, that such course of conduct was in the best interest of the Fund and did not constitute fraud, negligence, breach of fiduciary duty or misconduct by the Manager or Affiliates who perform services for the Fund; and provided further, that any such indemnification shall be recoverable only from the assets of the Fund and not from the assets of the Holders. All judgments against the Fund and the Manager, wherein a Manager is entitled to indemnification, must first be satisfied from Fund assets before such Manager may be held responsible. Persons entitled to indemnification hereunder shall be entitled to receive advances for attorney’s fees and other legal costs and expenses arising out of claims made against them, provided that (i) no such advances may be made for such fees, costs or expenses resulting from claims made by Holders; and (ii) advances for such fees and expenses relating to claims made by parties other than Holders may only be made if the action relates to the performance of duties or services by the indemnified party on behalf of the Fund, the indemnified party obtains an opinion of independent counsel that such party will be entitled to indemnification pursuant to this Agreement under the specific circumstances of the claim in question, and the indemnified party undertakes in writing prior to receipt of such advances that such party will repay in full any such advanced funds together with interest thereon in the event that, upon the ultimate disposition of the claim, the party would not be entitled to indemnification hereunder. Nothing contained herein shall constitute a waiver by a Holder of any right which he may have against any party under federal or state securities laws.

20.2 Limitations on Indemnification.  Notwithstanding anything to the contrary contained in the foregoing Section 20.1, neither the Manager nor any of its Affiliates performing services for the Fund nor any party acting as a broker-dealer shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving violations of state or federal securities laws by the Manager or by any Affiliate performing services for the Fund; or (ii) any liability imposed by law, such as liability for fraud, bad faith or negligence; provided, however, that indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (x) approves the settlement and finds that indemnification of any payment in settlement and related costs should be made; or (y) approves indemnification of litigation costs if a successful defense is made, or a dismissal with prejudice is obtained, as to the indemnitee on the merits of each count involving alleged securities law violations; and (z) the parties seeking indemnification apprise the court of the positions of the securities law administrators of any state in which the Units were offered or sold, including the Massachusetts Securities Division, and the Securities and Exchange Commission with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, the Manager shall indemnify the Fund against any loss or liability which it may incur as a result of the violation by the Manager or any of its Affiliates performing services for the Fund of any state or federal securities laws.

20.3 Insurance.  The Fund shall not pay for any insurance covering liability of the Manager or any of its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Fund from purchasing and paying for such types of insurance, including extended coverage liability and casualty and worker’s compensation, as would be customary for any Person owning comparable Portfolio Assets and engaged in a similar business or from naming the Manager and any of its Affiliates as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Fund.

21.  MISCELLANEOUS

21.1 Counterparts.  This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

21.2 Successors and Assigns.  The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the respective Members.

21.3 Severability.  In the event any sentence or paragraph of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or paragraph shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in effect.

21.4 Notices.  All notices under this Agreement shall be in writing and shall be given to the Person entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such Person or at such other address as he may specify in writing.

21.5 Captions.  Article and section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

21.6 Number and Pronouns.  Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine gender shall include the feminine and neuter genders, and vice-versa.

21.7 Manager Address.  The address of the Manager is:

AGC 8 Managing Member, LLC
600 California Street, 6th Floor
San Francisco, California 94108

21.8 Member Addresses.  The names, addresses and capital contributions of the Members are set forth on Exhibit I attached hereto, which exhibit shall be maintained at the principal place of business of the Fund.

21.9 Construction.  Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of California and that the Fund shall be governed by the California Act, as amended, governing limited liability companies formed under California law.

21.10 Qualification to Do Business.  In the event the business of the Fund is carried on or conducted in states in addition to the State of California, then the parties agree that this Fund shall exist under the laws of each state in which business is actually conducted by the Fund, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager may qualify the Fund to conduct business in such states. The power granted to the Manager under this Agreement shall include the full authority for the Manager to perform the ministerial duty of qualifying the Fund under the laws of any state in which it is necessary to file documents or instruments of qualification. A Fund office or principal place of business in a state may be designated from time to time by the Manager.

INITIAL MEMBER:

AGC 8 MANAGING MEMBER, LLC, Manager

By: /s/ Dean L. Cash Dean L. Cash, President

EXHIBIT I

Schedule of Members

Name Address	Capital Contribution
AGC 8 Managing Member, LLC 600 California Street 6th Floor San Francisco, CA 94108	$500/50 Units

EXHIBIT C

HOW TO INVEST

TO THE INVESTOR:

Prior to the satisfaction of the escrow condition (sale of 120,000 Units), make your check payable to “U.S. Bank — ATEL GROWTH CAPITAL FUND 8, LLC Escrow.” Thereafter, make your check payable to “ATEL GROWTH CAPITAL FUND 8, LLC”. Investments must be made in increments of $10, with a minimum of $5,000 in most states. See the discussion under “Who Should Invest — State Requirements” in the Prospectus for exceptions.

IMPORTANT INSTRUCTIONS:

Fully complete sections 1, 2, and 3 of the Subscription Agreement.
All subscribers must: 1) sign each appropriate section where indicated, 2) initial each appropriate section (sections 3A—3E) where indicated on the bottom of the subscription agreement.
If you would like your distributions sent to an address other than your own (mutual fund, bank, etc.), please fill in the Distribution Instructions section (section 6).
ADD-ON INVESTMENTS
The Subscription Agreement accompanying additional investments in ATEL GROWTH CAPITAL FUND 8, LLC must have an authorized signature of a Registered Principal or Branch Manager of the Broker/Dealer, but does not require the signature of the investor. Add-on investments must bear the exact name in which the previous investment was registered, or a new signed Subscription Agreement will be required.
FOREIGN INVESTOR OPTION
As described in the Prospectus, the Manager has elected to permit limited investment in Units by investors who are not U.S. citizens. In section 1 of the Subscription Agreement there are three boxes, one of which must be checked to indicate whether an investor is a resident alien, nonresident alien or U.S. citizen residing outside the United States. If none of the three boxes is checked, the executed Subscription Agreement will constitute the investor’s representation that he or she is a U.S. citizen residing in the United States.

TO THE SELLING REPRESENTATIVE:

Please complete the Broker/Dealer Information section (Box 7) using your office address rather than the home office address. This section must be completed for all investments, including add-on investments by previous subscribers. Please make sure that the exact same name is used for the registered owner if the investment is an additional subscription. Also please make sure that the investor satisfies any other special investment standards imposed by the state in which he or she resides, as set forth in the Prospectus under the caption “Who Should Invest — State Requirements.”

Please have the Subscription Agreement signed by your branch manager or other authorized signatory.

Retain the blue copy for the Broker/Dealer and the green copy for the investor unless otherwise specified by your Broker/Dealer. All IRA investments must be submitted directly to the Custodian for completion—the Custodian will forward the Subscription Agreement to ATEL. Mail the original white copy and pink and yellow copies to at the following address, as appropriate:

During the Escrow Period:	After the Escrow Period:
ATEL Securities Corporation	Comerica Bank fbo ATEL GROWTH
Subscription Processing Desk	CAPITAL FUND 8, LLC
600 California Street, Suite 600	Attn: Lock Box Department
San Francisco, CA 94108	1508 West Mockingbird Lane
(415)989-8800 or (800)543-ATEL	Box #
E-Mail securities@atel.com	Dallas, TX 75235

ATEL GROWTH CAPITAL FUND 8, LLC

The investor whose signature appears in Section 2 on the reverse side hereof (the “Investor”) hereby subscribes for the number of Units of ATEL GROWTH CAPITAL FUND 8, LLC (the “Fund”) set forth in Section I of this Subscription Agreement in the manner described in the Prospectus to which this agreement is an exhibit (the “Prospectus”). Prior to the satisfaction of the escrow condition (sale of 120,000 Units), there is transmitted herewith as the subscription price a check payable to “U.S. Bank — ATEL GROWTH CAPITAL FUND 8, LLC Escrow” in the amount required to purchase such Units ($10 per Unit). Such funds will be promptly transmitted (as defined in Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notice to members 84-64). No subscription funds will be released to the Fund unless and until subscriptions for a minimum of 120,000 units have been received and collected by the escrow agent prior to a date 12 months after the date of the Prospectus. After the escrow condition of 120,000 Units sold has been satisfied, checks should be made payable to “ATEL GROWTH CAPITAL FUND 8, LLC”. Minimum initial investment is 500 Units.

A sale of Units cannot be completed until five (5) days after the investor has received the final Prospectus. Upon acceptance the investor will receive a written confirmation of purchase. The Fund will advise the subscriber of the acceptance or rejection of the subscription as soon as practicable after receipt of the subscription, but in no event more than 30 days following receipt.

The transferability of the Units will be governed by the Operating Agreement set forth as Exhibit B to the Prospectus, and all applicable laws, and the Investor must have adequate means of providing for his current needs and personal contingencies and must have no need for liquidity in this investment.

The Investor may not be able to consummate a sale or transfer of the Units, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and the Units, or any document of assignment or transfer evidencing the Units, will bear a legend reflecting the substance of the foregoing understanding if such Units have been issued pursuant to qualification under the California Corporate Securities Law of 1968.

The undersigned acknowledges that U.S. Bank, National Association is acting only as an escrow agent in connection with the offering of the Units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

Operating Agreement

The Investor agrees that if this subscription is accepted it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if accepted as a holder of the Units (“Holder”), the Investor shall be bound by the terms and conditions of the Operating Agreement set forth as Exhibit B to the Prospectus. Execution of this subscription and payment for the Units will constitute execution by the Subscriber of the Operating Agreement in the form set forth as Exhibit B to the Prospectus and as amended by any supplement to the Prospectus.

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

Note — Please type or print legibly when completing the Subscription Agreement.

Section 1: Units Purchased.

x	Fill in the total dollar amount and the number of Units to be acquired. Please note there are no fractional Units. All purchases must be in increments of $10.
x	Indicate whether this is an original investment in the Fund or an additional investment to an existing Fund account with the exact same registration by checking the appropriate box. Please note the minimum requirements. Only the dollar amount, subscriber name and broker/dealer information sections of the subscription forms need be completed for additional subscriptions by the same investor.

Section 2: Registered Owner.

x	Fill in the name(s) and addresses for the investment as they should appear in the registration.
x	Check the applicable citizenship status boxes.
x	Enter the appropriate taxpayer identification number for this investment, depending on the type of ownership. For IRAs and Keoghs please include both the custodian’s taxpayer identification and investor’s social security number.
x	Please read the Subscription Agreement, then sign and date the form.

Single Ownership — one signature required

Joint Tenants  — all parties must sign

Community Property — one signature required

Tenants in Common — all parties must sign

Tenants in Entirety — one signature required

In all other cases, the custodian, trustee, general partner or authorized corporate officer must sign. Where the documents establishing such representative capacity require more than one signature for execution of instruments on behalf of the represented entity, then all signatures required by such documents are required here.

Section 3: Subscriber Information

x	Each item must be initialed.

Section 4: Legal Form of Ownership.

x	Mark only one box. Fill in any information requested and note whose signature(s) is (are) required in Section 2.

Section 5: Investor Mailing Address.

x	Fill in name and address if different from Section 1, as with IRAs and Keoghs.

Section 6: Distribution Instructions.

x	Complete this section only if you want your distribution checks mailed to an address other than that shown in Section 2.

Section 7: Broker/Dealer Information.

x	Fill in the name of the licensed Broker/Dealer firm, the name of the Account Executive, and the telephone number and mailing address of the Account Executive. The name, address and phone number of the Account Executive are required so he/she can receive copies of all investor communications.
x	An authorized Branch Manager or Registered Principal of the Broker/Dealer firm must sign the form. Orders cannot be accepted without Broker/Dealer authorization and the Blue Sky jurisdiction in which the sale occurred.

Mailing Address.

Mail the completed form with a check payable as indicated in Section 1 to:
For all subscriptions during the Escrow period:
ATEL Securities Corporation
Attention: Subscription Processing Desk
600 California Street, Suite 600
San Francisco, CA 94108

For subscriptions after the Escrow period:
U.S. Postal Service Mail:
ATEL GROWTH CAPITAL FUND 8, LLC
P.O. Box
Dallas, TX 75267-

For Federal Express, UPS, DHL or other express delivery services:
Comerica Bank fbo ATEL GROWTH CAPITAL FUND 8, LLC
Attn: Lock Box Department
1508 West Mockingbird Lane
Box #
Dallas, TX 75235

If you have any additional questions about completing this Subscription Agreement, please call ATEL Securities Corporation Subscription Processing Desk at (800) 543-ATEL.

ATEL GROWTH CAPITAL FUND 8, LLC •   SUBSCRIPTION AGREEMENT

Please type or print the following information:

1. UNITS PURCHASED

Make checks payable to “U.S. Bank —  ATEL GROWTH CAPITAL FUND 8, LLC Escrow” until the minimum offering condition has been satisfied, and thereafter checks should be made payable to “ATEL GROWTH CAPITAL FUND 8, LLC”

$  is hereby delivered for the purchase of  Units and should be registered as indicated in the Registered Owner section below.

2. REGISTERED OWNER.

Name(s) and addresses will be recorded exactly as printed below. (Include custodial address if applicable.)

☐ Mr. ☐ Ms. ☐ Mr. and Mrs. ☐ Mrs.

Investor(s) Name and/or

Custodian/Nominee

Investor Name(s)

Address

City  State  Zip Code

Investor Phone Number ()  E-mail

Investor Account # (if any)

The Internal Revenue Service does not require consent to any provision of this document other than the certifications required to avoid backup withholding.

X  Date

Subscriber’s Signature

X   Date

Subscriber/Custodian/Nominee or Authorized Signature

☐	INITIAL INVESTMENT $10 per unit ($5,000/500 Unit Minimum, unless a higher minimum is required in the investor’s state – see the Prospectus)
☐	ADDITIONAL INVESTMENT ($500/50 Units, unless a higher minimum is required in the investor’s state — see the Prospectus)
☐	Check if you are a resident alien.
☐	Check if you are a nonresident alien (please include W-8 form).
☐	Check if you are a U.S. citizen residing outside the U.S.

TAXPAYER IDENTIFICATION NUMBER Note: If the account is in more than one name, the number should be that of the first person listed.

☐ ☐ - ☐ ☐ ☐ ☐ ☐ ☐

Include BOTH numbers for IRAs and Keoghs.

SOCIAL SECURITY NUMBER

☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐

HAVE YOU INVESTED IN ANY PRIOR ATEL FUND?

☐ YES ☐ NO

No representations should be relied upon other than those contained in the Prospectus, as amended and/or supplemented. The subscriber represents, warrants and agrees as set forth on the reverse side of this signature page; further, the undersigned declares under penalty of perjury that to the best of his knowledge the information supplied above is true and correct and may be relied upon by the Manager and the Fund in connection with his investment as a Holder in the Fund. The subscriber hereby subscribe(s) for the purchase of fully-paid and non-assessable Units of the Fund as indicated.

3. SUBSCRIBER INFORMATION (EACH ITEM MUST BE INITIALED):

In order to induce the Manager to accept this subscription, the Investor hereby confirms that (initial in the space provided):

INITIAL HERE > ________	A. The Investor satisfies the minimum income and/or net worth standards imposed by the jurisdiction in which he/she resides as set forth in the Prospectus under “Who Should Invest.” Unless the standards are varied by the investor’s state, minimum standards require that the investor must have (a) a net worth of at least $250,000 in excess of his investment in Units, or (b) a net worth of at least $70,000 in excess of his investment in Units and a minimum of $70,000 in annual gross income. In all cases net worth is exclusive of home, home furnishings and automobiles. The Investor further represents that he/she satisfies any other minimum income and/or net worth standards and maximum investment standards imposed by the jurisdiction in which he/she resides, if any different standards are set forth in the Prospectus under “Who Should Invest” or in any supplement thereto.

INITIAL HERE > ________	B. The Investor represents that the Investor has received a copy of the final Prospectus.
INITIAL HERE > ________	C. The Investor acknowledges that an investment in Units is not liquid.
INITIAL HERE > ________	D. If the undersigned is acting in a representative capacity for a corporation, partnership, trust or other entity, or as agent for any person or entity, he hereby represents and warrants that he has full authority to enter into this agreement in such capacity.
INITIAL HERE > _______	E. If the undersigned is purchasing the Units subscribed for hereby in a fiduciary capacity, the representations and warranties herein shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.
INITIAL HERE > _______	F. CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER. The Undersigned certifies that: (1) the number herein is a correct Social Security or Taxpayer Identification Number; (2) the undersigned is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all dividends or interest, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding (if the undersigned is currently subject to backup withholding, he has stricken the language in this clause (2) before signing); and (3) the undersigned is a U.S. Person (that is, an individual that is a U.S. Citizen or resident; a partnership, corporation, company or association created or organized in the United States or under United States laws; or any estate [other than a foreign estate] or trust).

4. LEGAL FORM OF OWNERSHIP (Check Only One)

☐ Single Ownership	☐ IRA regular rollover	☐ Pension Plan
☐ Joint Tenants With Rights of Survivorship	☐ Trust – Trust Date ☐☐ ☐☐ ☐☐	☐ Profit Sharing Plan
☐ Husband and Wife as Community Property	(Month/Day/Year)	☐ Corporation
☐ Tenants in Common	☐ Non Qualified Custodian Account	☐ Partnership
☐ Tenants in Entirety	☐ Custodian for	☐ Non-Profit Organization
☐ Sep IRA	☐ UGMA / UTMA – State of:	☐ Other

5. INVESTOR MAILING ADDRESS

(if different from above, as with IRAs and Keoghs)

Name

Name

Address

City  State ..   Zip Code .

Investor Phone Number ()

6. DISTRIBUTION INSTRUCTIONS

☐	Please make distributions for my account: ☐ Monthly ☐ Quarterly
☐	Please deposit directly into the following account: ☐ Checking ☐ Savings (for direct deposit, enclose a voided check and complete instructions below)
☐	Send distributions to a party other than the registered owner
☐	Send distributions to registered owner’s address above.

Receiving Entity

Address

City   State   Zip Code

Account Number   ABA Number

7. BROKER/DEALER INFORMATION

The Broker/Dealer must sign below to complete order. Broker/Dealer hereby warrants that it is a duly licensed Broker/Dealer and may lawfully offer Units in the state designated as the Investor’s residence and, further, that it has reasonable grounds to believe, based on information obtained from the Investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the Broker/Dealer, that the investor meets the minimum suitability standards for investors in the Investor’s state of residence and that investment in the Fund is suitable for the Investor in light of his/her financial position, net worth and other suitability characteristics, and that the Broker/Dealer has informed the Investor as to the limited liquidity and marketability of the Units. The undersigned Broker/Dealer warrants that a current Prospectus was delivered to the Investor.

Licensed Firm Name

Account Executive Name   B/D Rep #

A/E Mailing Address  Suite #

City   State    Zip Code

Telephone Number ()   Fax ()

E-mail

X   Date

Authorized signature (Branch Manager or Registered Principal).

Order cannot be accepted without signature above and Blue Sky jurisdiction designation below.

This transaction, for purposes of Blue Sky jurisdiction, took place in the State of.

ACCEPTANCE BY MANAGER — FOR MANAGER’S USE ONLY	RETURN TOP 3 COPIES: WHITE - ATEL COPY, YELLOW - BROKER/DEALER
Received and Subscription Accepted	COPY, PINK - INVESTOR COPY RETAIN: BLUE - BROKER/DEALER COPY, GREEN - INVESTOR COPY ____
AGC 8 Managing Member, LLC
By
Amount Date B/D Rep #

This transaction, for purposes of Blue Sky jurisdiction, took place in the State of.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Assuming the offer and sale of the maximum offering of Units, estimated expenses in connection with the issuance and distribution of the Units, including sales commissions and additional selling compensation, in the aggregate are as follows:

Selling Commissions	$6,750,000
Travel, food, lodging and telephone expenses — Additional selling compensation	200,000
Seminar Expenses — Additional selling compensation	150,000
Wholesaling salaries — Additional selling compensation	400,000
Registration fee	9,000
Printing costs	325,000
Advertising expenses	80,000
Legal fees and expenses	100,000
Accounting fees	150,000
Blue Sky fees and expenses	200,000
FINRA fees and expenses	8,000
Broker-Dealer due diligence reimbursements	375,000
Investor sales literature production costs	150,000
Postage, freight and shipping expenses	300,000
Organization costs	50,000
Issuer’s administrative services and expenses	100,000
Escrow and bank fees	15,000
Total	$9,362,000

ITEM 14. Indemnification of Directors and Officers.

(a) AGC 8 Managing Member, LLC, the Registrant’s Manager, and its affiliates, and their respective officers, directors and members may be indemnified by such entities for certain liabilities, including liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934, pursuant to their respective Articles of Incorporation and Bylaws, or Operating Agreements, and applicable provisions of the California Corporations Code.

Generally, such persons who perform services for the Registrant may seek indemnification from these entities for liabilities, damages, costs, attorney’s fees and other charges assessed or otherwise payable by them arising in connection with the discharge of their duties as directors, officers or members (provided they determined, in good faith, that their conduct was in the best interest of the Registrant, and unless such liabilities arise as the result of fraud, negligence, breach of fiduciary duty or misconduct) under one or more of the governing instruments referenced above.

(b) The Registrant has agreed, pursuant to the Limited Liability Company Operating Agreement included as Exhibit B to the Prospectus, to indemnify the Manager and its Affiliates against certain liabilities, excluding liabilities under the Securities Act of 1933.

ITEM 15. Recent Sales of Unregistered Securities.

The Registrant has recently been formed but has not issued any securities other than 50 units of limited liability company interest issued to AGC 8 Managing Member, LLC, as the original Member of the Registrant, for a price of $10 per Unit. This sale occurred in May, 2011 in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. This sale was for the purpose of organizing the Registrant as a limited liability company and for investment purposes and not with a view to the distribution of such securities.

ITEM 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Number	Exhibits
1.1	Form of Dealer Manager Agreement
1.2	Form of Selected Dealer Agreement
3.1	Limited Liability Company Operating Agreement (incorporated by reference to Exhibit B to Prospectus)
5.1	Opinion regarding legality
8.1	Opinion regarding tax matters
10.1	Escrow Agreement
10.2	Form of Investor Subscription Agreement (incorporated by reference to Exhibit C to Prospectus)
23.1.1	Consent of Moss Adams, LLP — ATEL GROWTH CAPITAL FUND 8, LLC
23.1.2	Consent of Moss Adams, LLP — AGC 8 Managing Member, LLC
23.2	Consent of Derenthal & Dannhauser LLP (included in Exhibit 5.1 to this Registration Statement)
23.3	Consent of Derenthal & Dannhauser LLP (included in Exhibit 8.1 to this Registration Statement)
24.1	Powers of Attorney are set forth in Part II of this Registration Statement on Form S-1

(b) Financial Statements Included in the Prospectus.

ATEL GROWTH CAPITAL FUND 8, LLC

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement

AGC 8 Managing Member, LLC

See Index to Financial Statements at page F-1 of the prospectus included in Part I of this Registration Statement

ITEM 17. Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That all post-effective amendments will comply with the applicable forms, rules and regulations of the commission in effect at the time such post-effective amendments are filed.

(5) To send to each Member at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(6) To send to the Members the financial statements required by Form 10-K for the first full fiscal year of operations of the Fund.

(7) To (i) to file a sticker supplement pursuant to Rule 424(c) under the Act describing each lease transaction not described in the prospectus or a prior supplement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require commitment by the registrant of an amount of offering proceeds in excess of 10% of the offering proceeds received as of that date by the registrant; (ii) to consolidate all such sticker supplements into a post-effective amendment filed at least once every three months during the offering period, with the information contained in such amendment provided simultaneously to the existing Members. Each sticker supplement will disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition.

(8) That regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(9) Each prospectus filed by registrant pursuant to Rule 424(b), other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(10) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Manager of the registrant (or controlling persons of the Manager or of the registrant) pursuant to the provisions described under Item 14 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the Manager or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by any such Manager or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 19th day of December 2011.

ATEL GROWTH CAPITAL FUND 8, LLC

By: AGC 8 Managing Member, LLC, Manager

By:	/s/ DEAN L. CASH Dean L. Cash, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS that the undersigned each hereby constitutes and appoints Dean L. Cash and Paritosh Choksi, jointly and severally, their true and lawful attorneys-in-fact, each with power of substitution, for them in any and all capacities, to do any and all acts or things and to execute any and all instruments which said attorneys, or any of them, may deem necessary or advisable to enable ATEL GROWTH CAPITAL FUND 8, LLC (the “Fund”), to comply with the Securities Act of 1933, as amended (the “Act”), and any rules and regulations thereunder, in connection with the registration under the Act of up to 7,500,000 Units of limited liability company interest in the Fund (the “Units”), including, but not limited to, the power and authority to sign the name of the undersigned, in any and all capacities, to a Registration Statement on Form S-1 relating to the Units to be filed with the Securities and Exchange Commission, to any and all amendments thereto, and to any and all documents or instruments filed in connection therewith; and the undersigned each hereby ratifies and confirms all that each of said attorneys, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Signature	Capacity	Date
/s/ DEAN L. CASH Dean L. Cash	Principal executive officer of Registrant; chief executive officer and director of AGC 8 Managing Member, LLC, Manager of Registrant	December 19, 2011
/s/ PARITOSH K. CHOKSI Paritosh K. Choksi	Principal financial officer of Registrant; principal financial officer and director of AGC 8 Managing Member, LLC, Manager of Registrant	December 19, 2011
/s/ SAMUEL SCHUSSLER Samuel Schussler	Principal accounting officer of Registrant; principal accounting officer of AGC 8 Managing Member, LLC, Manager of Registrant	December 19, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit
1.1	Form of Dealer Manager Agreement
1.2	Form of Selected Dealer Agreement
3.1	Limited Liability Company Operating Agreement (incorporated by reference to Exhibit B to Prospectus)
5.1	Opinion regarding legality
8.1	Opinion regarding tax matters
10.1	Escrow Agreement
10.2	Form of Investor Subscription Agreement (incorporated by reference to Exhibit C to Prospectus)
23.1.1	Consent of Moss Adams LLP — ATEL GROWTH CAPITAL FUND 8, LLC
23.1.2	Consent of Moss Adams LLP — AGC 8 Managing Member, LLC
23.2	Consent of Derenthal & Dannhauser LLP (included in Exhibit 5.1 to this Registration Statement)
23.3	Consent of Derenthal & Dannhauser LLP (included in Exhibit 8.1 to this Registration Statement)
24.1	Powers of Attorney are set forth in Part II of Registrant’s Registration Statement on Form S-1